Filed Pursuant to Rule 424(b)(3)
Registration No. 333-140491
Registration No. 333-140491-08

Calculation of Registration Fee

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
6.375% Trust Preferred Securities	$920,000,000	$98,440
(1)	The filing fee of $98,440.00 is calculated in accordance with Rule 457(r) and the Securities Act of 1933. $85,600 of the filing was paid on February 12, 2007 in connection with the filing of a prospectus supplement pursuant to Rule 424(b)(2).

Prospectus Supplement to Prospectus dated February 7, 2007.

Wachovia Capital Trust IV 6.375% Trust Preferred Securities (liquidation amount $25 per security) fully and unconditionally guaranteed, as described herein, by Wachovia Corporation

Wachovia Capital Trust IV, a Delaware statutory trust, will issue the Trust Preferred Securities. Each Trust Preferred Security represents an undivided beneficial interest in the Trust. The only assets of the Trust will be the 6.375% Extendible Long Term Subordinated Notes issued by Wachovia Corporation, which we refer to as the “LoTSSM.”* The Trust will pay distributions on the Trust Preferred Securities only from the proceeds, if any, of interest payments on the LoTSSM.

The LoTSSM will bear interest from the date they are issued until their repayment or earlier redemption at the annual rate of 6.375% of their principal amount, payable quarterly in arrears on each March 15, June 15, September 15 and December 15, beginning on June 15, 2007. Wachovia has the right, on one or more occasions, to defer the payment of interest on the LoTSSM for up to 20 consecutive interest periods or, if earlier, until the first interest payment date on which it pays current interest without being subject to its obligations under the alternative payment mechanism described in this prospectus supplement and for up to 40 consecutive interest periods without giving rise to an event of default. In the event of Wachovia’s bankruptcy, holders of the LoTSSM will have a limited claim for deferred interest.

The principal amount of the LoTSSM will become due on March 15, 2037, the “scheduled maturity date,” to the extent that Wachovia has received proceeds from the sale of certain qualifying capital securities during a 180-day period ending on a notice date not more than 15 or less than 10 business days prior to such date. Wachovia will use its commercially reasonable efforts, subject to certain market disruption events, to sell enough qualifying capital securities to permit repayment of the LoTSSM in full on the scheduled maturity date. If any amount is not paid on the scheduled maturity date, it will remain outstanding and Wachovia will continue to use its commercially reasonable efforts to sell enough qualifying capital securities to permit repayment of the LoTSSM in full. Wachovia must pay any remaining principal and interest in full on the LoTSSM on the final repayment date whether or not it has sold qualifying capital securities. The final repayment date is initially March 1, 2067, but may be extended at Wachovia’s option for up to two additional 10-year periods upon the satisfaction of certain criteria described in this prospectus supplement.

At Wachovia’s option, the Trust Preferred Securities may be redeemed (i) at 100% of their liquidation amount on or after March 15, 2012 or after the occurrence of a “tax event,” “capital treatment event” or “investment company event,” as described herein, or (ii) at a make-whole redemption price after the occurrence of a “rating agency event,” as described herein, in each case plus accrued and unpaid distributions through the date of redemption.

The LoTSSM will be subordinated upon Wachovia’s liquidation to all of its existing and future senior and subordinated debt other than any debt that by its terms does not rank senior to the LoTSSM upon Wachovia’s liquidation, but will rank equally upon Wachovia’s liquidation with its Remarketable Junior Subordinated Notes due 2042 held by Wachovia Capital Trust III (and Wachovia’s guarantee of that trust’s securities), and will be effectively subordinated to all liabilities of its subsidiaries. As a result, the Trust Preferred Securities also will be effectively subordinated to the same debt and liabilities. Wachovia will guarantee the Trust Preferred Securities on a subordinated basis to the extent described in this prospectus supplement.

The Trust Preferred Securities and the LoTSSM are not deposits or other obligations of a bank. They are not insured by the FDIC or any other government agency.

The Trust will apply to list the Trust Preferred Securities on the New York Stock Exchange under the symbol “WBPrB.” Trading of the Trust Preferred Securities on the New York Stock Exchange is expected to begin within 30 days after they are first issued.

See “ Risk Factors” beginning on page S-8 of this prospectus supplement to read about factors you should consider before buying the Trust Preferred Securities.

These securities have not been approved or disapproved by the Securities and Exchange Commission, any state securities commission or the Commissioner of Insurance of the state of North Carolina nor have these organizations determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Trust Preferred Security	Discounts and Commissions	Total (1)(2)
Initial public offering price	$25	(2)	$800,000,000
Proceeds, before expenses and commissions, to Wachovia Corporation	$25	(2)	$800,000,000

(1)	The initial public offering price does not include accrued distributions, if any, on the Trust Preferred Securities from February 15, 2007 to the date of delivery.
(2)

In view of the fact that the proceeds of the sale of the Trust Preferred Securities will be invested in the LoTSSM, Wachovia has agreed to pay the underwriters, as compensation for arranging the investment therein of such proceeds, $0.7875 per Trust Preferred Security (or $25,200,000 in the aggregate). See “Underwriting.”

The underwriters expect to deliver the Trust Preferred Securities in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on February 15, 2007.

To the extent that the underwriters sell more than 32,000,000 Trust Preferred Securities, the underwriters have the option to purchase up to an additional 4,800,000 Trust Preferred Securities from Wachovia Capital Trust IV at the initial public offering price and receive from Wachovia Corporation $0.7875 per Trust Preferred Security as compensation for arranging the investment of the proceeds of such sale in LoTSSM.

Wachovia Securities

Sole Structuring Advisor & Sole Bookrunner

Senior Co-Managers

Banc of America Securities LLC	Citigroup	Merrill Lynch & Co.

Morgan Stanley	UBS Investment Bank

Junior Co-Managers

ABN AMRO Incorporated	Barclays Capital	BB&T Capital Markets
Countrywide Securities Corporation	Deutsche Bank Securities	Fifth Third Securities, Inc.
ING Wholesale Banking	JPMorgan	KeyBanc Capital Markets
Lehman Brothers	National City Capital Markets	Popular Securities
RBC Capital Markets	RBS Greenwich Capital	Wells Fargo Securities

Prospectus Supplement dated February 8, 2007

*LoTSSM is a service mark of Wachovia Corporation.

Prospectus Supplement

Prospectus

About this Prospectus	2
Where You Can Find More Information	2
Use of Proceeds	3
Validity of Securities	3
Experts	4

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF WACHOVIA OR THE TRUST SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information” in the accompanying prospectus.

When acquiring any securities discussed in this prospectus supplement, you should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference, and the final term sheet, which will contain solely a description of the LoTSSM and the Trust Preferred Securities and will be made available to you at the time of pricing. Neither Wachovia nor any underwriters or agents have authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is prohibited. You should not assume that the information in this prospectus supplement or any document incorporated by reference is accurate or complete at any date other than the date mentioned on the cover page of these documents.

One or more of Wachovia’s subsidiaries, including Wachovia Capital Markets, LLC, may buy and sell any of the securities after the securities are issued as part of their business as a broker-dealer. Those subsidiaries may use this prospectus supplement and the accompanying prospectus in those transactions. Any sale by a subsidiary will be made at the prevailing market price at the time of sale. Wachovia Capital Markets, LLC and Wachovia Securities, LLC each conduct business under the name “Wachovia Securities.” Any reference in this prospectus supplement to “Wachovia Securities” means Wachovia Capital Markets, LLC and not Wachovia Securities, LLC, unless otherwise mentioned or unless the context requires otherwise.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “Wachovia,” “we,” “us,” “our” or similar references mean Wachovia Corporation and its subsidiaries, and references to the “Trust” mean Wachovia Capital Trust IV.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus supplement contains or incorporates statements that are “forward-looking statements.” These statements can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “estimate,” “projected,” “intends to” or other similar words. Our actual results, performance or achievements could be significantly different from the results expressed in or implied by these forward-looking statements. These statements are subject to certain risks and uncertainties, including but not limited to certain risks described in the documents incorporated by reference. When considering these forward-looking statements, you should keep in mind these risks, uncertainties and other cautionary statements made in this prospectus supplement and the accompanying prospectus. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. You should refer to Wachovia’s periodic and current reports filed with the SEC for specific risks that could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.

S-iii

SUMMARY

This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in the Trust Preferred Securities or the LoTSSM. You should read this entire prospectus supplement and accompanying prospectus, including the “Risk Factors” section and the documents incorporated by reference, which are described in the accompanying prospectus under “Where You Can Find More Information.”

Wachovia Corporation

Wachovia is a financial holding company organized under the laws of North Carolina and registered under the Bank Holding Company Act. After its acquisition of Golden West Financial Corporation on October 1, 2006, Wachovia has approximately 3,400 full service financial centers, approximately 750 retail brokerage offices and approximately 5,200 ATM locations. Wachovia offers a comprehensive line of consumer and commercial banking products and services, personal and commercial trust, investment advisory, insurance, securities brokerage, investment banking, mortgage, credit card, cash management, international banking and other financial services.

At December 31, 2006, Wachovia had consolidated total assets of $707.1 billion, consolidated total deposits of $407.5 billion and consolidated stockholders’ equity of $69.7 billion. Based on total assets at December 31, 2006, Wachovia was the fourth largest bank holding company in the United States.

Wachovia’s principal executive office is: Wachovia Corporation, 301 South College Street, Charlotte, North Carolina 28288, telephone number: (704) 374-6782.

Wachovia Capital Trust IV

The Trust is a statutory trust formed under Delaware law pursuant to a trust agreement by Wachovia, as sponsor of the Trust, and the property trustee, the Delaware trustee and the administrative trustees. The Trust exists for the exclusive purposes of:

•	issuing the Trust Preferred Securities and common securities representing undivided beneficial interests in the Trust;

•	investing the gross proceeds of the Trust Preferred Securities and the common securities in the LoTSSM; and

•	engaging in only those activities convenient, necessary or incidental thereto.

The Trust’s business and affairs will be conducted by its trustees, each appointed by Wachovia as sponsor of the Trust. The trustees will be U.S. Bank National Association as the “property trustee,” U.S. Bank Trust National Association, as the “Delaware trustee,” and two or more individual trustees, or “administrative trustees,” who are employees or officers of or affiliated with Wachovia.

The principal executive office of the Trust is c/o Wachovia Corporation, 301 South College Street, Charlotte, North Carolina 28288, telephone number: (704) 374-6782.

The Trust Preferred Securities

Each Trust Preferred Security represents an undivided beneficial interest in the Trust.

The Trust will sell 32,000,000 Trust Preferred Securities to the public and 400 of its common securities to Wachovia. The Trust will use the proceeds from those sales to purchase $800,010,000 aggregate principal amount of 6.375% Extendible Long Term Subordinated Notes of Wachovia, which we refer to in this prospectus supplement as the “LoTSSM.” Wachovia will pay interest on the LoTSSM at the same rate and on the same dates as the Trust makes payments on the Trust Preferred Securities. The Trust will use the payments it receives on the LoTSSM to make the corresponding payments on the Trust Preferred Securities.

The underwriters have the option to purchase up to an additional 4,800,000 Trust Preferred Securities, or $120,000,000 in the aggregate. The Trust will use the proceeds from those to purchase an additional corresponding amount of LoTSSM.

Distributions

If you purchase Trust Preferred Securities, you will be entitled to receive periodic distributions on the stated liquidation amount of $25 per Trust Preferred Security (the “liquidation amount”) on the same payment dates and in the same amounts as Wachovia pays interest to the Trust on a principal amount of LoTSSM equal to the liquidation amount of such Trust Preferred Security. Distributions will accumulate from February 15, 2007. The Trust will make distribution payments on the Trust Preferred Securities quarterly in arrears, on each March 15, June 15, September 15 and December 15, beginning on June 15, 2007. If Wachovia defers payment of interest on the LoTSSM, distributions by the Trust on the Trust Preferred Securities will also be deferred.

Deferral of Distributions

Wachovia has the right, on one or more occasions, to defer the payment of interest on the LoTSSM for up to 20 consecutive quarterly interest periods without being subject to its obligations described under “Description of the LoTSSM—Alternative Payment Mechanism,” and for up to 40 consecutive quarterly interest periods without giving rise to an event of default under the terms of the LoTSSM or the Trust Preferred Securities. However, no interest deferral may extend beyond the repayment or redemption of the LoTSSM.

If Wachovia exercises its right to defer interest payments on the LoTSSM, the Trust will also defer paying a corresponding amount of distributions on the Trust Preferred Securities during that deferral period.

Although neither Wachovia nor the Trust will be required to make any interest or distribution payments during a deferral period other than pursuant to the alternative payment mechanism, interest on the LoTSSM will continue to accrue during deferral periods and, as a result, distributions on the Trust Preferred Securities will continue to accumulate at the interest rate on the LoTSSM, compounded on each distribution date.

Following the earlier of (i) the fifth anniversary of the commencement of a deferral period or (ii) a payment of current interest on the LoTSSM, Wachovia will be required, with certain exceptions, to pay deferred interest pursuant to the alternative payment mechanism described under “Description of the LoTSSM—Alternative Payment Mechanism.” At any time during a deferral period, Wachovia may not pay deferred interest on the LoTSSM except pursuant to the alternative payment mechanism, subject to limited exceptions. However, it may pay current interest on any interest payment date out of any source of funds free of the limitations of the alternative payment mechanism, even if that interest payment date is during a deferral period.

If Wachovia defers payments of interest on the LoTSSM, the LoTSSM will be treated as being issued with original issue discount for United States federal income tax purposes. This means that you must include interest income with respect to the deferred distributions on your Trust Preferred Securities in gross income for United States federal income tax purposes, prior to receiving any cash distributions. See “Certain United States Federal Income Tax Consequences—United States Holders—Interest Income and Original Issue Discount.”

Redemption of Trust Preferred Securities

The Trust will use the proceeds of any repayment or redemption of the LoTSSM to redeem, on a proportionate basis, an equal amount of Trust Preferred Securities and common securities.

For a description of Wachovia’s rights to redeem the LoTSSM, see “Description of the LoTSSM—Redemption.”

Under the current rules of the Board of Governors of the Federal Reserve System (referred to collectively with the Federal Reserve Bank of Richmond, or any successor federal bank regulatory agency having primary jurisdiction over Wachovia, as the “Federal Reserve”), Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. However, Federal Reserve approval is not required for the redemption of the Trust Preferred Securities on or after the scheduled maturity date in connection with the repayment of the LoTSSM since, in this case, the redemption would not be an early redemption but would be pursuant to Wachovia’s contractual obligation to repay the LoTSSM, subject to the limitations described under “Description of the LoTSSM—Repayment of Principal,” on the scheduled maturity date.

Liquidation of the Trust and Distribution of LoTSSM to Holders

Wachovia may elect to dissolve the Trust at any time and, after satisfaction of the Trust’s liabilities, to cause the property trustee to distribute the LoTSSM to the holders of the Trust Preferred Securities and common securities. However, if then required under the risk-based capital guidelines or policies of the Federal Reserve applicable to bank holding companies, it must obtain the approval of the Federal Reserve prior to making that election.

Further Issues

The Trust has the right to issue additional Trust Preferred Securities of this series in the future, subject to the conditions described under “Description of the Trust Preferred Securities—Further Issues.” Any such additional Trust Preferred Securities will have the same terms as the Trust Preferred Securities being offered by this prospectus supplement but may be offered at a different offering price and accrue distributions from a different date than the Trust Preferred Securities being offered hereby, provided that the total liquidation amount of Trust Preferred Securities outstanding may not exceed $1.73 billion. If issued, any such additional Trust Preferred Securities will become part of the same series as the Trust Preferred Securities being offered hereby to the extent such securities bear the same CUSIP number.

Book-Entry

The Trust Preferred Securities will be represented by one or more global securities registered in the name of and deposited with The Depository Trust Company (“DTC”) or its nominee. This means that you will not receive a certificate for your Trust Preferred Securities and Trust Preferred Securities will not be registered in your name, except under certain limited circumstances described in “Book-Entry System.”

Listing

Wachovia will apply to list the Trust Preferred Securities on the New York Stock Exchange. Trading in the Trust Preferred Securities is expected to commence within 30 days after they are first issued.

The LoTSSM

Repayment of Principal

Wachovia must repay the principal amount of the LoTSSM, together with accrued and unpaid interest, on March 15, 2037, or if that date is not a business day, the next business day (the “scheduled maturity date”), subject to the limitations described below.

Wachovia is required to repay the LoTSSM on the scheduled maturity date to the extent of the net proceeds that it has raised from the issuance of “qualifying capital securities,” as described under “Replacement Capital Covenant,” during a 180-day period ending on a notice date not more than 15 or less than 10 business days prior to such date. If it has not raised sufficient net proceeds to permit repayment of all principal and accrued and unpaid interest on the LoTSSM on the scheduled maturity date, it will repay the LoTSSM to the extent of the net proceeds it has raised and the unpaid portion will remain outstanding. Wachovia will be required to repay the unpaid portion of the LoTSSM on each subsequent interest payment date to the extent of the net proceeds it receives from any subsequent issuance of qualifying capital securities or upon the earliest to occur of:

•	the redemption of the LoTSSM;

•	an event of default that results in acceleration of the LoTSSM; and

•

March 1, 2067, or if that date is not a business day, the next business day, provided that such date may be extended at Wachovia’s option for up to two additional 10-year periods upon the satisfaction of certain criteria, as described under “Description of the LoTSSM—Repayment of Principal” (as extended, if applicable, the “final repayment date”).

Wachovia will use its commercially reasonable efforts, subject to a “market disruption event,” as described under “Description of the LoTSSM—Market Disruption Events,” to raise sufficient net proceeds from the issuance of qualifying capital securities in a 180-day period ending on a notice date not more than 15 or less than 10 business days prior to the scheduled maturity date to permit repayment of the LoTSSM in full on the scheduled maturity date in accordance with the preceding paragraph. If Wachovia is unable for any reason to raise sufficient proceeds, it will use its commercially reasonable efforts, subject to a market disruption event, to raise sufficient proceeds from the sale of qualifying capital securities to permit repayment of the LoTSSM on the following interest payment date, and on each interest payment date thereafter, until the LoTSSM are paid in full.

Any unpaid principal amount of the LoTSSM, together with accrued and unpaid interest, will be due and payable on the final repayment date, regardless of the amount of qualifying capital securities or qualifying APM securities Wachovia has issued and sold by that time.

Wachovia is not required to issue any securities pursuant to the obligation described above other than qualifying capital securities.

Under the current risk-based capital adequacy guidelines of the Federal Reserve, Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. However, Federal Reserve approval is not required for the redemption of the Trust Preferred Securities on or after the scheduled maturity date in connection with the repayment of the LoTSSM as described above since, in this case, the redemption would not be an early redemption but would be pursuant to our contractual obligation to repay the LoTSSM.

Interest

The LoTSSM will bear interest at the annual rate of 6.375%. Interest on the LoTSSM will accrue from February 15, 2007. Wachovia will pay that interest quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (we refer to these dates as “interest payment dates”), beginning on June 15, 2007.

Subordination

The LoTSSM will be unsecured and will be deeply subordinated upon Wachovia’s liquidation, including to all of its existing and future senior and subordinated debt, but will rank equally upon liquidation with its Remarketable Junior Subordinated Notes due 2042 held by Wachovia Capital Trust III (and Wachovia’s guarantee thereof), and will be effectively subordinated to all liabilities of its subsidiaries. Substantially all of Wachovia’s existing indebtedness is senior and subordinated debt. At September 30, 2006, Wachovia’s indebtedness for money borrowed ranking senior to the LoTSSM upon liquidation, on a consolidated basis, was $506 billion and its subsidiaries’ direct borrowings and deposit liabilities that would effectively rank senior to the LoTSSM $619 billion. See “Description of the LoTSSM—Subordination” for the definition of “senior and subordinated debt.”

Certain Payment Restrictions Applicable to Wachovia

During any period in which Wachovia has given notice of its election to defer interest payments on the LoTSSM but the related deferral period has not yet commenced or a deferral period is continuing, Wachovia generally may not make payments on or redeem or repurchase its capital stock or its debt securities or guarantees ranking pari passu with or junior to the LoTSSM, subject to the exceptions described under “Description of the LoTSSM—Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances.” In addition, if any deferral period lasts longer than one year, Wachovia generally may not redeem or repurchase any of its “qualifying APM securities” or any securities that are pari passu with or junior to such securities until the first anniversary of the date on which all deferred interest has been paid. We define “qualifying APM securities” under “Description of the LoTSSM—Alternative Payment Mechanism.”

The terms of the LoTSSM permit Wachovia to make any payment of current interest on its debt securities or guarantees that rank on a parity with the LoTSSM upon its liquidation (“parity securities”) so long as the payment is made pro rata to the amounts due on parity securities (including the LoTSSM) and any payment of deferred interest on parity securities that, if not made, would cause it to breach the terms of the instrument governing such parity securities, subject to the limitations described in the last paragraph under “Description of the LoTSSM—Alternative Payment Mechanism” to the extent that it applies.

Redemption of LoTSSM

Wachovia may elect to redeem any or all of the LoTSSM at any time on or after March 15, 2012 and it may elect to redeem all, but not less than all, of the LoTSSM at any time prior to such date if certain changes occur relating to the capital treatment or tax treatment of the Trust Preferred Securities, investment company laws or the rating agency equity credit accorded to the Trust Preferred Securities. The redemption price of the LoTSSM will be equal to their principal amount (or, in the case of a redemption in connection with changes in the rating agency credit accorded to the Trust Preferred Securities, a make-whole redemption price), plus accrued and unpaid interest thereon through the date of redemption. For a description of the events that would permit redemption of the LoTSSM prior to March 15, 2012 and the make-whole redemption price, see “Description of the LoTSSM—Redemption.”

Wachovia will be subject to its obligations under the replacement capital covenant (as described below) if it elects to redeem any or all of the LoTSSM on or after the scheduled maturity date and 20 years prior to the final repayment date. In addition, under the current risk-based capital adequacy guidelines of the Federal Reserve applicable to bank holding companies, Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. Accordingly, Federal Reserve approval would generally be required for the redemption of the LoTSSM prior to the scheduled maturity date.

Events of Default

The following events are “events of default” with respect to the LoTSSM:

•

default in the payment of interest, including compounded interest, in full on any LoTSSM for a period of 30 days after the conclusion of a 10-year period following the commencement of any deferral period;

•	bankruptcy of Wachovia; or

•	receivership of Wachovia Bank, National Association.

If an event of default under the indenture occurs and continues, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding LoTSSM may declare the entire principal and all accrued but unpaid interest of all LoTSSM to be due and payable immediately. If the indenture trustee or the holders of LoTSSM do not make such declaration and the LoTSSM are beneficially owned by the Trust or a trustee of the Trust, the property trustee or the holders of at least 25% in aggregate liquidation amount of the Trust Preferred Securities shall have such right.

Tax Treatment

In connection with the issuance of the LoTSSM, Simpson Thacher & Bartlett LLP, Wachovia’s tax counsel, has advised us that, under current law and assuming full compliance with the terms of the indenture and other relevant documents, and based on the representations, facts and assumptions set forth in its opinion, although the matter is not free from doubt, the LoTSSM will be characterized as indebtedness for United States federal income tax purposes. The Trust Preferred Securities are novel financial instruments, and there is no statutory, judicial or administrative authority that directly addresses the United States federal income tax treatment of securities similar to the Trust Preferred Securities. Thus, no assurance can be given that the Internal Revenue Service or a court will agree with this characterization. By purchasing the Trust Preferred Securities, each holder of the Trust Preferred Securities agrees, and Wachovia and the Trust agree, to treat the LoTSSM as indebtedness for all United States federal income tax purposes. See “Certain United States Federal Income Tax Consequences.”

Replacement Capital Covenant

Wachovia will enter into a replacement capital covenant for the benefit of persons that buy, hold or sell a specified series of its long-term indebtedness ranking senior to the LoTSSM (or in certain limited cases long-term indebtedness of its subsidiary, Wachovia Bank, National Association) in which it will agree that neither it nor any of its subsidiaries will repay, redeem or purchase the LoTSSM or Trust Preferred Securities at any time on or after the scheduled maturity date and prior to the date that is 20 years prior to the final repayment date unless: (i) in the case of a redemption or purchase, Wachovia has obtained the prior approval of the Federal Reserve if such approval is then required under the Federal Reserve’s capital guidelines or policies applicable to bank holding companies; and (ii) the principal amount repaid or the applicable redemption or purchase price does not exceed a maximum amount determined by reference to the aggregate amount of net cash proceeds Wachovia has received from the sale of common stock, rights to acquire common stock, mandatorily convertible preferred stock, debt exchangeable for equity, qualifying non-cumulative preferred stock, REIT preferred securities and certain qualifying capital securities within the 180-day period (or after the scheduled maturity date, the 90-day period) prior to delivery of notice of such repayment or redemption or the date of such purchase.

The replacement capital covenant, including the definitions of common stock, mandatorily convertible preferred stock, debt exchangeable for equity, qualifying capital securities and other important terms, is described in more detail under “Replacement Capital Covenant.”

If an event of default resulting in the acceleration of the LoTSSM occurs, Wachovia will not have to comply with the replacement capital covenant. Wachovia’s covenant in the replacement capital covenant will run only to the benefit of the covered debtholders. It may not be enforced by the holders of the Trust Preferred Securities or the LoTSSM. The initial class of covered debtholders are the holders of its Floating Rate Junior Subordinated Deferrable Interest Debentures due January 15, 2027, owned of record by Wachovia Capital Trust II, the trust preferred securities of which have CUSIP No. 929768AA7.

Guarantee by Wachovia

Wachovia will fully and unconditionally guarantee payment of amounts due under the Trust Preferred Securities on a subordinated basis and to the extent the Trust has funds available for payment of those amounts. We refer to this obligation as the “guarantee.” However, the guarantee does not cover payments if the Trust does not have sufficient funds to make the distribution payments, including, for example, if Wachovia has failed to pay to the Trust amounts due under the LoTSSM or if it elects to defer payment of interest under the LoTSSM.

As issuer of the LoTSSM, Wachovia is also obligated to pay the expenses and other obligations of the Trust, other than its obligations to make payments on the Trust Preferred Securities.

RISK FACTORS

An investment in the Trust Preferred Securities is subject to the risks described below. You should carefully review the following risk factors and other information contained in this prospectus supplement, in documents incorporated by reference in this prospectus supplement and in the accompanying prospectus before deciding whether this investment is suited to your particular circumstances. In addition, because each Trust Preferred Security sold in the offering will represent a beneficial interest in the Trust, which will own the LoTSSM, you are also making an investment decision with regard to the LoTSSM, as well as Wachovia’s guarantee of the Trust’s obligations. You should carefully review all the information in this prospectus supplement about all of these securities.

The indenture does not limit the amount of indebtedness for money borrowed Wachovia may issue that ranks senior to the LoTSSM upon its liquidation or in right of payment as to principal or interest.

The LoTSSM will be subordinate and junior upon Wachovia’s liquidation to its obligations under all of its indebtedness for money borrowed that is not by its terms made pari passu with or junior to the LoTSSM upon liquidation, which will include $3.1 billion of junior subordinated debt securities underlying outstanding traditional trust preferred securities. At September 30, 2006, Wachovia’s indebtedness for money borrowed ranking senior to the LoTSSM on liquidation, on a non-consolidated basis, was $619 billion. The LoTSSM will be pari passu with Wachovia’s Remarketable Junior Subordinated Notes due 2042 held by Wachovia Capital Trust III and its guarantee thereof.

“Parity securities” means debt securities or guarantees that rank on a parity with the LoTSSM upon Wachovia’s liquidation and include the Remarketable Junior Subordinated Notes due 2042 held by Wachovia Capital Trust III. Wachovia may issue or have outstanding parity securities as to which it is required to make payments of interest during a deferral period on the LoTSSM that, if not made, would cause it to breach the terms of the instrument governing such parity securities. The terms of the LoTSSM permit Wachovia to make any payment of deferred interest on parity securities that, if not made, would cause it to breach the terms of the instrument governing such parity securities, subject to the limitations described in the last paragraph under “Description of the LoTSSM—Alternative Payment Mechanism” to the extent that it applies. They also permit Wachovia to make any payment of current interest on parity securities and on the LoTSSM during a deferral period that is made pro rata to the amounts due on such parity securities and the LoTSSM.

The LoTSSM beneficially owned by the Trust will be effectively subordinated to the obligations of Wachovia’s subsidiaries.

Wachovia receives a significant portion of its revenue from dividends from its subsidiaries. Because it is a holding company, its right to participate in any distribution of the assets of its banking or nonbanking subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus your ability to benefit indirectly from such distribution, is subject to the prior claims of creditors of any such subsidiary, except to the extent that Wachovia may be a creditor of that subsidiary and its claims are recognized. There are legal limitations on the extent to which some of its subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, it or some of its other subsidiaries. Wachovia’s subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under Wachovia’s contracts or otherwise to make any funds available to it. Accordingly, the payments on the LoTSSM, and therefore the Trust Preferred Securities, effectively will be subordinated to all existing and future liabilities of Wachovia’s subsidiaries. At September 30, 2006, Wachovia’s subsidiaries’ direct borrowings and deposit liabilities was $619 billion.

Wachovia’s ability to make distributions on or redeem the Trust Preferred Securities is restricted.

Federal banking authorities will have the right to examine the Trust and its activities because it is Wachovia’s subsidiary. Under certain circumstances, including any determination that Wachovia’s relationship to the Trust would result in an unsafe and unsound banking practice, these banking authorities have the authority to issue orders that could restrict the Trust’s ability to make distributions on or to redeem the Trust Preferred Securities.

Wachovia guarantees distributions on the Trust Preferred Securities only if the Trust has cash available.

If you hold any of the Trust Preferred Securities, Wachovia will guarantee you, on an unsecured and junior subordinated basis, the payment of the following:

•	any accumulated and unpaid distributions required to be paid on the Trust Preferred Securities, to the extent the Trust has funds available to make the payment;

•	the redemption price for any Trust Preferred Securities called for redemption, to the extent the Trust has funds available to make the payment; and

•

upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust, other than in connection with a distribution of corresponding assets to holders of Trust Preferred Securities, the lesser of:

•

the aggregate of the stated liquidation amount and all accumulated and unpaid distributions on the Trust Preferred Securities to the date of payment, to the extent the Trust has funds available to make the payment; and

•	the amount of assets of the Trust remaining available for distribution to holders of the Trust Preferred Securities upon liquidation of the Trust.

If Wachovia does not make a required interest payment on the LoTSSM or elects to defer interest payments on the LoTSSM, the Trust will not have sufficient funds to make the related distribution on the Trust Preferred Securities. The guarantee does not cover payments on the Trust Preferred Securities when the Trust does not have sufficient funds to make them. If Wachovia does not pay any amounts on the LoTSSM when due, holders of the Trust Preferred Securities will have to rely on the enforcement by the property trustee of the property trustee’s rights as owner of the LoTSSM, or proceed directly against Wachovia for payment of any amounts due on the LoTSSM.

Wachovia’s obligations under the guarantee are unsecured and are subordinated to and junior in right of payment to all of its secured and senior indebtedness, and will rank pari passu with its guarantee of the Wachovia Income Trust Securities issued by Wachovia Capital Trust III (we refer to these securities as the “WITS”) any similar guarantees it issues in the future.

Wachovia may redeem the LoTSSM before March 15, 2012 if there is a challenge to their tax characterization or certain other events occur.

Wachovia may redeem any or all of the LoTSSM at any time on or after March 15, 2012 and it may elect to redeem all, but not less than all, of the LoTSSM before such date if certain changes occur relating to the capital treatment or tax treatment of the Trust Preferred Securities, investment company laws or the rating agency credit accorded to the Trust Preferred Securities. The redemption price for the LoTSSM will be equal to their principal amount or, in the case of a redemption in connection with changes in the rating agency credit accorded to the Trust Preferred Securities, a make-whole price, in each case plus accrued and unpaid interest through the date of redemption. If the Trust Preferred Securities were redeemed, the redemption would be a taxable event to you. In addition, you might not be able to reinvest the money you receive upon redemption of the Trust Preferred Securities at the same rate as the rate of return on the Trust Preferred Securities. See “Description of the LoTSSM—Redemption.”

An IRS pronouncement or threatened challenge resulting in a tax event could occur at any time. Similarly, changes in rating agency methodology for assigning equity credit to the LoTSSM, changes or proposed changes in the treatment of the LoTSSM for Federal Reserve capital adequacy purposes, and changes relating to the treatment of the trust as an “investment company”, could result in the LoTSSM being redeemed earlier than would otherwise be the case. See “Description of the LoTSSM—Redemption” for a further description of those events.

Wachovia’s right to redeem the LoTSSM on or after the scheduled maturity date is limited by the replacement capital covenant.

As described above, Wachovia may redeem any or all of the LoTSSM at any time on or after March 15, 2012, including on or after the scheduled maturity date. However, the replacement capital covenant described under “Replacement Capital Covenant” will limit its right to redeem or purchase LoTSSM on or after the scheduled maturity date and prior to the date 20 years prior to the final repayment date. In the replacement capital covenant, Wachovia covenants, for the benefit of holders of a designated series of its indebtedness that ranks senior to the LoTSSM, or in certain limited cases holders of a designated series of indebtedness of Wachovia Bank, National Association, that neither it nor any of its subsidiaries will redeem, repay or purchase the LoTSSM or the Trust Preferred Securities unless it has received any necessary approvals from the Federal Reserve and the principal amount repaid or the applicable redemption or purchase price does not exceed a maximum amount determined by reference to the aggregate amount of net cash proceeds it receives from the sale of certain “replacement capital securities” within the 180-day period (or after the scheduled maturity date, the 90-day period) prior to the delivery of notice of such repayment or redemption or the date of such purchase. Accordingly, there could be circumstances in which it would be in the interest of both you and Wachovia that some or all of the LoTSSM or the Trust Preferred Securities be redeemed, and sufficient cash is available for that purpose, but Wachovia will be restricted from doing so because it did not obtain proceeds from the sale of “replacement capital securities,” which are described in “Description of the LoTSSM—Replacement Capital Covenant.”

Wachovia’s obligation to repay the LoTSSM on the scheduled maturity date is subject to issuance of qualifying capital securities.

Wachovia’s obligation to repay the LoTSSM on the scheduled maturity date of March 15, 2037 is limited. Wachovia is required to repay the LoTSSM on the scheduled maturity date to the extent that it has raised sufficient net proceeds from the issuance of qualifying capital securities (as defined under “Replacement Capital Covenant”) within a 180-day period ending on a notice date not more than 15 or less than 10 business days prior to such date. If it has not raised sufficient proceeds from the issuance of qualifying capital securities to permit repayment of the LoTSSM on the scheduled maturity date, it will repay the LoTSSM to the extent of the net proceeds it has received and the unpaid portion will remain outstanding. Wachovia will be required to repay the unpaid portion of the LoTSSM on each subsequent interest payment date to the extent of net proceeds it receives from any subsequent issuance of qualifying capital securities until: (i) it has raised sufficient net proceeds to permit repayment in full in accordance with this requirement, (ii) payment of the LoTSSM is accelerated upon the occurrence of an event of default or (iii) the final repayment date for the LoTSSM. Wachovia’s ability to issue qualifying capital securities in connection with this obligation to repay the LoTSSM will depend on, among other things, market conditions at the time the obligation arises, as well as the acceptability to prospective investors of the terms of these qualifying capital securities. Although Wachovia has agreed to use its commercially reasonable efforts to issue sufficient qualifying capital securities to repay the LoTSSM during the 180-day period referred to above and from quarter to quarter thereafter until the LoTSSM are repaid in full, its failure to do so would not be an event of default or give rise to a right of acceleration or similar remedy until the final repayment date, and it will be excused from using its commercially reasonable efforts if certain market disruption events occur.

Moreover, at or around the time of issuance of the Trust Preferred Securities, Wachovia will enter into the replacement capital covenant pursuant to which Wachovia will covenant that neither it nor any of its subsidiaries will repay, redeem or purchase LoTSSM or Trust Preferred Securities at any time on or after the scheduled maturity date and prior to the date 20 years prior to the final repayment date unless during the applicable measurement period Wachovia or its subsidiaries have received sufficient proceeds from the sale of common stock, rights to acquire common stock, mandatorily convertible preferred stock, debt exchangeable for equity, REIT preferred securities and qualifying capital securities. Although under the replacement capital covenant, the principal amount of LoTSSM that Wachovia may repay on or after the scheduled maturity date may be based on the net cash proceeds from certain issuances of common stock, rights to acquire common stock, mandatorily convertible preferred stock, debt exchangeable for equity and REIT preferred securities in addition to qualifying capital securities, Wachovia may modify the replacement capital covenant without your consent if the modification does not further restrict its ability to repay the LoTSSM in connection with an issuance of qualifying capital securities. See “Replacement Capital Covenant.”

Wachovia has no obligation to issue any securities other than qualifying capital securities in connection with its obligation to repay the LoTSSM on or after the scheduled maturity date.

Wachovia has the right to defer interest for 10 years without causing an event of default.

Wachovia has the right to defer interest on the LoTSSM for up to 40 consecutive quarterly interest periods. Although it would be subject to the alternative payment mechanism after the earlier of the fifth anniversary of the commencement of the deferral period and the first interest payment date on which it makes any payment of current interest during a deferral period, if it is unable to raise sufficient eligible proceeds, it may fail to pay accrued interest on the LoTSSM for a period of up to 10 consecutive years without causing an event of default. During any such deferral period, holders of Trust Preferred Securities will receive limited or no current payments on the Trust Preferred Securities and, so long as Wachovia is otherwise in compliance with its obligations, such holders will have no remedies against the Trust or Wachovia for nonpayment unless it fails to pay all deferred interest (including compounded interest) within 30 days of the conclusion of a 10-year deferral period.

Wachovia’s ability to pay deferred interest is limited by the terms of the alternative payment mechanism, and is subject to market disruption events and other factors beyond its control.

If Wachovia elects to defer interest payments, it will not be permitted to pay deferred interest on the LoTSSM (and compounded interest thereon) during the deferral period, which may last up to 10 years, from any source other than the issuance of common stock, “qualifying preferred stock” up to the “preferred stock issuance cap” and “qualifying warrants” (each as defined under “Description of the LoTSSM—Alternative Payment Mechanism”) unless a supervisory event has occurred and is continuing (i.e., the Federal Reserve has disapproved of such issuance or disapproved of the use of proceeds of such issuance to pay deferred interest), in the case of certain business combinations or if an event of default has occurred and is continuing, in which case Wachovia will be permitted, but not required, to pay deferred interest with cash from any source, all as described under “Description of the LoTSSM—Alternative Payment Mechanism.” Common stock, qualifying preferred stock and qualifying warrants issuable under the alternative payment mechanism are referred to as “qualifying APM securities.” The “preferred stock issuance cap” limits the net proceeds of the issuance of qualifying preferred stock that Wachovia may apply to the payment of deferred interest with respect to all deferral periods to 25% of the aggregate principal amount of the LoTSSM initially issued. The occurrence of a market disruption event or supervisory event may prevent or delay a sale of qualifying APM securities pursuant to the alternative payment mechanism and, accordingly, the payment of deferred interest on the LoTSSM. Market disruption events include events and circumstances both within and beyond Wachovia’s control, such as the failure to obtain approval of a regulatory body or governmental authority to issue qualifying APM securities or shareholder consent to increase the shares available for issuance in a sufficient amount, in each case notwithstanding its commercially reasonable efforts. Moreover, Wachovia may encounter difficulties in successfully marketing its qualifying APM securities, particularly during times it is subject to the restrictions on dividends as a result of the deferral of interest. If Wachovia does not sell sufficient qualifying APM securities to fund deferred interest payments in these circumstances (other than as a result of a supervisory event), Wachovia will not be permitted to pay deferred interest to the Trust and, accordingly, no payment of distributions may be made on the Trust Preferred Securities, even if it has cash available from other sources. See “Description of the LoTSSM—Option to Defer Interest Payments,” “—Alternative Payment Mechanism” and “—Market Disruption Events.”

The terms of Wachovia’s outstanding junior subordinated debentures prohibit it from making any payment of principal or interest on the LoTSSM or the guarantee relating to the Trust Preferred Securities and from repaying, redeeming or repurchasing any LoTSSM if it has actual knowledge of any event that would be an event of default under any indenture governing those debentures or at any time when it has deferred interest thereunder.

Rating agencies may change rating methodologies, including their views on “notching” practices.

The rating methodologies for securities with features similar to the Trust Preferred Securities are still developing and the rating agencies may change their methodologies in the future. This may include, for example, the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the Trust Preferred Securities, sometimes called “notching.” If the rating agencies were to change their practices for rating such securities in the future and the ratings of the Trust Preferred Securities were to be subsequently lowered, this may have a negative impact on the trading price of the Trust Preferred Securities. For example, on November 20, 2006 Moody’s Investors Service released a publication entitled “Rating Preferred Stock and Hybrid Securities—Request for Comment” that discusses a possible alternative approach to notching in Moody’s ratings analysis and requests comment from market participants, with the comment period expiring on December 31, 2006. The methodology described in that publication, and the addendum thereto published in December 2006, if adopted, would result in a one notch reduction of the credit rating assigned by Moody’s to certain types of securities having characteristics similar to the Trust Preferred Securities.

Wachovia must notify the Federal Reserve before using the alternative payment mechanism and may not use it if the Federal Reserve shall have disapproved.

The indenture for the LoTSSM provides that Wachovia must notify the Federal Reserve if the alternative payment mechanism is applicable and that it may not sell its qualifying APM securities or apply any eligible proceeds to pay interest pursuant to the alternative payment mechanism if a supervisory event has occurred and is continuing (i.e., the Federal Reserve has disapproved of such issuance or disapproved of the use of proceeds of such issuance to pay deferred interest). The Federal Reserve may allow the issuance of qualifying APM securities, but not allow use of the proceeds to pay deferred interest on the LoTSSM and require that the proceeds be applied to other purposes, including supporting a troubled bank subsidiary. Accordingly, if Wachovia elects to defer interest on the LoTSSM and the Federal Reserve disapproves of the issuance of qualifying APM securities or the application of the proceeds to pay deferred interest, it may be unable to pay the deferred interest on the LoTSSM.

Wachovia may continue to defer interest in the event of Federal Reserve disapproval of all or part of the alternative payment mechanism until 10 years have elapsed since the beginning of the deferral period without triggering an event of default under the indenture. As a result, Wachovia could defer interest for up to 10 years without being required to sell qualifying APM securities and apply the proceeds to pay deferred interest.

The indenture limits Wachovia’s obligation to raise proceeds from the sale of common stock to pay deferred interest during the first nine years of a deferral period and generally does not obligate it to issue qualifying warrants.

The indenture limits Wachovia’s obligation to raise proceeds from the sale of shares of common stock to pay deferred interest attributable to the first five years of any deferral period (including compounded interest thereon) prior to the ninth anniversary of the commencement of a deferral period in excess of an amount we refer to as the “common equity issuance cap.” The common equity issuance cap takes into account all sales of common stock and qualifying warrants under the alternative payment mechanism for that deferral period. Once Wachovia reaches the common equity issuance cap for a deferral period, it will no longer be obligated to sell common stock to pay deferred interest relating to such deferral period unless such deferral extends beyond the date which is nine years following its commencement. Although Wachovia has the right to sell common stock if it has reached the common equity issuance cap, it has no obligation to do so. In addition, the sale of qualifying warrants to raise proceeds to pay deferred interest is an option that Wachovia has, but in general it is not obligated to sell qualifying warrants and no party may require it to. See “Description of the LoTSSM—Alternative Payment Mechanism.”

Wachovia has the ability under certain circumstances to narrow the definition of qualifying APM securities.

Wachovia may, without the consent of the holders of the Trust Preferred Securities or the LoTSSM, amend the definition of “qualifying APM securities” for the purposes of the alternative payment mechanism to eliminate common stock or qualifying warrants (but not both) from the definition if Wachovia has been advised in writing by a nationally recognized independent accounting firm that there is more than an insubstantial risk that the failure to do so would result in a reduction in its earnings per share as calculated for financial reporting purposes. The elimination of either common stock or qualifying warrants from the definition of qualifying APM securities, together with continued application of the preferred stock issuance cap, may make it more difficult for Wachovia to succeed in selling sufficient qualifying APM securities to fund the payment of deferred interest.

Deferral of interest payments could adversely affect the market price of the Trust Preferred Securities.

Wachovia currently does not intend to exercise its right to defer payments of interest on the LoTSSM. However, if it exercises that right in the future, the market price of the Trust Preferred Securities is likely to be affected. As a result of the existence of this deferral right, the market price of the Trust Preferred Securities, payments on which depend solely on payments being made on the LoTSSM, may be more volatile than the market prices of other securities that are not subject to optional deferral. If Wachovia does defer interest on the LoTSSM and you elect to sell Trust Preferred Securities during the deferral period, you may not receive the same return on your investment as a holder that continues to hold its Trust Preferred Securities until the payment of interest at the end of the deferral period.

If Wachovia does defer interest payments on the LoTSSM, you will be required to accrue income, in the form of original issue discount, for United States federal income tax purposes during the period of the deferral in respect of your proportionate share of the LoTSSM, even if you normally report income when received and even though you may not receive the cash attributable to that income during the deferral period. You will also not receive the cash distribution related to any accrued and unpaid interest from the Trust if you sell the Trust Preferred Securities before the record date for any deferred distributions, even if you held the Trust Preferred Securities on the date that the payments would normally have been paid. See “Certain United States Federal Income Tax Consequences—United States Holders—Interest Income and Original Issue Discount.”

Claims would be limited upon bankruptcy, insolvency or receivership.

In certain events of Wachovia’s bankruptcy, insolvency or receivership prior to the redemption or repayment of any LoTSSM, whether voluntary or not, a holder of LoTSSM will have no claim for, and thus no right to receive, deferred and unpaid interest (including compounded interest thereon) that has not been settled through the application of the alternative payment mechanism to the extent the amount of such interest exceeds the sum of (x) two years of accumulated and unpaid interest (including compounded interest thereon) on the LoTSSM and (y) an amount equal to such holder’s pro rata share of the excess, if any, of the preferred stock issuance cap over the aggregate amount of net proceeds from the sale of qualifying preferred stock that Wachovia has applied to pay such deferred interest pursuant to the alternative payment mechanism; provided that each holder of LoTSSM is deemed to agree that, to the extent the remaining claim exceeds the amount set forth in clause (x), the amount it receives in respect of such excess shall not exceed the amount it would have received the claim for such excess ranked pari passu with the interests of the holders, if any, of qualifying preferred stock.

Holders of the Trust Preferred Securities have limited rights under the LoTSSM.

Except as described below, you, as a holder of the Trust Preferred Securities, will not be able to exercise directly any other rights with respect to the LoTSSM.

If an event of default under the Trust Agreement were to occur and be continuing, holders of the Trust Preferred Securities would rely on the enforcement by the property trustee of its rights as the registered holder of the LoTSSM against Wachovia. In addition, the holders of a majority in liquidation amount of the Trust Preferred Securities would have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any trust or power conferred upon the property trustee under the Trust Agreement, including the right to direct the property trustee to exercise the remedies available to it as the holder of the LoTSSM.

The indenture for the LoTSSM provides that the indenture trustee must give holders notice of all defaults or events of default within 30 days after they become known to the indenture trustee. However, except in the cases of a default or an event of default in payment on the LoTSSM, the indenture trustee will be protected in withholding the notice if its responsible officers determine that withholding of the notice is in the interest of the holders.

If the property trustee were to fail to enforce its rights under the LoTSSM in respect of an indenture event of default after a record holder of the Trust Preferred Securities has made a written request, that record holder may, to the extent permitted by applicable law, institute a legal proceeding against Wachovia to enforce the property trustee’s rights under the LoTSSM. In addition, if Wachovia were to fail to pay interest or principal on the LoTSSM on the date that interest or principal is otherwise payable, except for deferrals permitted by the Trust Agreement and the indenture, and this failure to pay were continuing, holders of the Trust Preferred Securities may directly institute a proceeding for enforcement of Wachovia’s obligations to issue qualifying APM securities pursuant to the alternative payment mechanism or to use commercially reasonable efforts to sell qualifying capital securities as described under “Description of the LoTSSM—Repayment of Principal,” in each case subject to a market disruption event, and for payment of the principal or interest on the LoTSSM having a principal amount equal to the aggregate liquidation amount of their Trust Preferred Securities (a “direct action”) after the respective due dates specified in the LoTSSM. In connection with a direct action, Wachovia would have the right under the indenture and the Trust Agreement to set off any payment made to that holder by it.

The property trustee, as holder of the LoTSSM on behalf of the Trust, has only limited rights of acceleration.

The property trustee, as holder of the LoTSSM on behalf of the Trust, may accelerate payment of the principal and accrued and unpaid interest on the LoTSSM only upon the occurrence and continuation of an indenture event of default. An indenture event of default is generally limited to payment defaults after giving effect to Wachovia’s deferral rights, and specific events of bankruptcy, insolvency and reorganization relating to Wachovia or the receivership of its lead bank.

There is no right of acceleration upon Wachovia’s breach of other covenants under the indenture or default on its payment obligations under the guarantee. In addition, the indenture does not protect holders from a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations, or similar restructurings or other highly leveraged transactions.

The secondary market for the Trust Preferred Securities may be illiquid.

We are unable to predict how the Trust Preferred Securities will trade in the secondary market or whether that market will be liquid or illiquid. There is currently no secondary market for the Trust Preferred Securities. Although Wachovia will apply to list the Trust Preferred Securities on the New York Stock Exchange, we can give you no assurance as to the liquidity of any market that may develop for the Trust Preferred Securities.

There can be no assurance that the Internal Revenue Service or a court will agree with the characterization of the LoTSSM as indebtedness for United States federal income tax purposes.

The Trust Preferred Securities are novel financial instruments, and there is no statutory, judicial or administrative authority that directly addresses the United States federal income tax treatment of securities similar to the Trust Preferred Securities. Thus, no assurance can be given that the Internal Revenue Service or a court will agree with the characterization of the LoTSSM as indebtedness for United States federal income tax purposes. If, contrary to the opinion of Wachovia’s tax counsel, the LoTSSM were recharacterized as equity of Wachovia, payments on the LoTSSM to non-United States holders would generally be subject to the United States federal withholding tax at a rate of 30% (or such lower applicable tax treaty rate). See “Certain United States Federal Income Tax Consequences.” In addition, upon a tax event Wachovia will be entitled to redeem the LoTSSM before March 15, 2012, at 100% of their principal amount, plus accrued and unpaid interest to the date of redemption.

A dissolution of the Trust may affect the value of your investment.

A dissolution of the Trust may affect the market price of your investment. The Trust will be dissolved prior to the redemption of all the LoTSSM upon a bankruptcy, dissolution or liquidation of Wachovia or the entry of an order for dissolution of the Trust by a court. If the Trust dissolves, holders of Trust Preferred Securities will receive $25 principal amount of LoTSSM for each Trust Preferred Security. The LoTSSM will not be listed on a national securities exchange or quoted on any automated interdealer quotation system unless Wachovia determines to list them and they meet the applicable criteria and are accepted for listing and quotation. For these reasons, the LoTSSM may be less liquid than the Trust Preferred Securities and you may not be able to sell them for as much as you would have been able to sell the Trust Preferred Securities.

The general level of interest rates and Wachovia’s credit quality will directly affect the value of the Trust Preferred Securities.

The trading prices of the Trust Preferred Securities will be directly affected by, among other things, interest rates generally and Wachovia’s credit quality. It is impossible to predict whether interest rates will rise or fall. Wachovia’s operating results and prospects and economic, financial and other factors will affect the value of the Trust Preferred Securities.

General market conditions and unpredictable factors could adversely affect market prices for the Trust Preferred Securities.

There can be no assurance about the market prices for the Trust Preferred Securities. Several factors, many of which are beyond our control, will influence the market value of the Trust Preferred Securities. Factors that might influence the market value of the Trust Preferred Securities include:

•	whether Wachovia is deferring interest or is likely to defer interest on the LoTSSM;

•	Wachovia’s creditworthiness;

•	the market for similar securities; and

•	economic, financial, geopolitical, regulatory or judicial events that affect Wachovia or the financial markets generally.

Accordingly, the Trust Preferred Securities that an investor purchases, whether in this offering or in the secondary market, may trade at a discount to their cost.

WACHOVIA CORPORATION

Wachovia was incorporated under the laws of North Carolina in 1967. Wachovia is registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended, and is supervised and regulated by the Federal Reserve. Its banking and securities subsidiaries are supervised and regulated by various federal and state banking and securities regulatory authorities. On September 1, 2001, the former Wachovia Corporation merged with and into First Union Corporation, and First Union Corporation changed its name to “Wachovia Corporation.”

In addition to North Carolina, Wachovia’s full-service banking subsidiaries operate in Alabama, Arizona, California, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Mississippi, Nevada, New Jersey, New York, Pennsylvania, South Carolina, Tennessee, Texas, Virginia and Washington, D.C. These full-service banking subsidiaries provide a wide range of commercial and retail banking and trust services. Wachovia also provides various other financial services, including mortgage lending, home equity lending, leasing, investment banking, insurance and securities brokerage services through other subsidiaries.

In 1985, the Supreme Court upheld regional interstate banking legislation. Since then, Wachovia has concentrated its efforts on building a large regional banking organization in what it perceives to be some of the better banking markets in the United States. Since November 1985, Wachovia has completed over 100 banking-related acquisitions.

Wachovia continually evaluates its business operations and organizational structures to ensure they are aligned closely with its goal of maximizing performance in its core business lines, the General Bank, Wealth Management, the Corporate and Investment Bank, and Capital Management. When consistent with its overall business strategy, Wachovia may consider the disposition of certain of its assets, branches, subsidiaries or lines of business. Wachovia continues to routinely explore acquisition opportunities, particularly in areas that would complement its core business lines, and frequently conducts due diligence activities in connection with possible acquisitions. As a result, acquisition discussions and, in some cases, negotiations frequently take place, and future acquisitions involving cash, debt or equity securities can be expected.

Wachovia is a separate and distinct legal entity from its banking and other subsidiaries. Dividends received from its subsidiaries are a source of funds to pay dividends on its common and preferred stock and debt service on its debt. Various federal and state statutes and regulations limit the amount of dividends that Wachovia’s banking and other subsidiaries may pay to it without regulatory approval.

Recent Developments

Fourth Quarter 2006 Results

On January 23, 2007, Wachovia announced its results of operations for the quarter and the year ended December 31, 2006. Wachovia’s earnings were $2.3 billion in the fourth quarter of 2006 compared with earnings of $1.7 billion in the fourth quarter of 2005. On a diluted per share basis, earnings were $1.20 compared with $1.09 a year ago.

Full year 2006 earnings were $7.8 billion, or $4.63 per diluted share, compared with $6.6 billion, or $4.19 per share, a year ago.

Tax-equivalent net interest income was $4.6 billion in the fourth quarter of 2006 compared with $3.6 billion in the fourth quarter of 2005. Fee and other income was $4.0 billion in the fourth quarter of 2006 compared with $3.0 billion in the fourth quarter of 2005.

Nonperforming assets were $1.4 billion, or 0.32% of net loans and foreclosed properties, at December 31, 2006, compared with $752 million, or 0.28%, at December 31, 2005. Annualized net charge-offs as a percentage of average net loans were 0.14% in the fourth quarter of 2006 compared with 0.09% in the fourth quarter of 2005. The provision for credit losses was $206 million in the fourth quarter of 2006 compared with $81 million a year ago.

Net loans at December 31, 2006 were $420.2 billion compared with $259.0 billion a year ago. Total deposits were $407.5 billion at December 31, 2006, compared with $324.9 billion a year ago. Stockholders’ equity was $69.7 billion at December 31, 2006, compared with $47.6 billion a year ago. At December 31, 2006, Wachovia had assets of $707.1 billion.

THE TRUST

The following is a summary of some of the terms of the Trust. This summary, together with the summary of some of the provisions of the related documents described below, contains a description of the material terms of the Trust but is not necessarily complete. We refer you to the documents referred to in the following description, copies of which are available upon request as described in the accompanying prospectus under “Where You Can Find More Information.”

Wachovia Capital Trust IV, or the “Trust,” is a statutory trust organized under Delaware law pursuant to a Trust Agreement, signed by Wachovia, as sponsor of the Trust and the Delaware trustee and the filing of a certificate of trust with the Delaware Secretary of State. The Trust Agreement of the Trust will be amended and restated in its entirety by Wachovia, the Delaware trustee, the property trustee and the administrative trustees before the issuance of the Trust Preferred Securities. We refer to the Trust Agreement, as so amended and restated, as the “Trust Agreement.” The Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended, or “Trust Indenture Act.”

The Trust was established solely for the following purposes:

•	issuing the Trust Preferred Securities and common securities representing undivided beneficial interests in the Trust;

•	investing the gross proceeds of the Trust Preferred Securities and the common securities in the LoTSSM; and

•	engaging in only those activities convenient, necessary or incidental thereto.

Wachovia will own all of the Trust’s common securities, either directly or indirectly. The common securities rank equally with the Trust Preferred Securities and the Trust will make payment on its Trust securities pro rata, except that upon certain events of default under the Trust Agreement relating to payment defaults on the LoTSSM, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. Wachovia will acquire common securities in an aggregate liquidation amount equal to $10,000.

The Trust’s business and affairs will be conducted by its trustees, each appointed by Wachovia as sponsor of the Trust. The trustees will be U.S. Bank National Association, as the property trustee, or “property trustee,” and U.S. Bank Trust National Association, as the Delaware trustee, or “Delaware trustee,” and two or more individual trustees, or “administrative trustees,” who are employees or officers of or affiliated with Wachovia. The property trustee will act as sole trustee under the Trust Agreement for purposes of compliance with the Trust Indenture Act and will also act as trustee under the guarantee and the indenture. See “Description of the Guarantee.”

Unless an event of default under the indenture has occurred and is continuing at a time that the Trust owns any LoTSSM, the holders of the common securities will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee.

The property trustee and/or the Delaware trustee may be removed or replaced for cause by the holders of a majority in liquidation amount of the Trust Preferred Securities. In addition, holders of a majority in liquidation amount of the Trust Preferred Securities will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee if an event of default under the indenture has occurred and is continuing.

The right to vote to appoint, remove or replace the administrative trustees is vested exclusively in the holders of the Trust’s common securities, and in no event will the holders of the Trust Preferred Securities have such right.

The Trust is a “finance subsidiary” of Wachovia within the meaning of Rule 3-10 of Regulation S-X under the Securities Act of 1933, or “Securities Act.” As a result, no separate financial statements of the Trust are included in this prospectus supplement, and Wachovia does not expect that the Trust will file reports with the SEC under the Securities Exchange Act of 1934, or “Exchange Act.”

The Trust is perpetual, but may be dissolved earlier as provided in the Trust Agreement.

Wachovia will pay all fees and expenses related to the Trust and the offering of the Trust Preferred Securities.

USE OF PROCEEDS

The Trust will invest the proceeds from its sale of the Trust Preferred Securities through the underwriters to investors and its common securities to Wachovia in the LoTSSM issued by Wachovia. Wachovia expects to use the net proceeds it will receive upon issuance of the LoTSSM, expected to be approximately $774,064,500 after expenses and underwriting commissions, for general corporate purposes.

SELECTED CONSOLIDATED CONDENSED FINANCIAL DATA

The following is selected unaudited consolidated condensed financial information for Wachovia for the nine months ended September 30, 2006 and the year ended December 31, 2005. The summary below should be read in conjunction with Wachovia’s consolidated financial statements, and the related notes thereto, and the other detailed information contained in its 2006 Third Quarter Report on Form 10-Q and in its 2005 Annual Report on Form 10-K.

(In millions, except per share data)	Nine Months Ended September 30, 2006	Year Ended December 31, 2005
CONSOLIDATED CONDENSED SUMMARIES OF INCOME
Interest income	$21,895	23,689
Interest expense	11,223	10,008

Net interest income	10,672	13,681
Provision for credit losses	228	249

Net interest income after provision for credit losses	10,444	13,432
Securities gains	71	89
Fee and other income	10,494	12,130
Merger-related and restructuring expenses	130	292
Other noninterest expense	12,415	15,555
Minority interest in income of consolidated subsidiaries	289	342

Income from continuing operations before income taxes	8,175	9,462
Income taxes	2,685	3,033

Income from continuing operations	5,490	6,429
Discontinued operations, net of income taxes	—	214

Net income	$5,490	6,643

PER COMMON SHARE DATA
Basic
Income from continuing operations	$3.49	4.13
Net income	3.49	4.27
Diluted earnings
Income from continuing operations	3.43	4.05
Net income	3.43	4.19
Cash dividends	$1.58	1.94
Average common shares — Basic	1,571	1,556
Average common shares — Diluted	1,600	1,585

CONSOLIDATED CONDENSED PERIOD-END BALANCE SHEETS
ASSETS
Cash and cash equivalents	$35,617	37,625
Trading account assets	43,904	42,704
Securities	107,826	114,889
Loans, net of unearned income	290,759	259,015
Allowance for loan losses	(3,004)	(2,724)

Loans, net	287,755	256,291

Loans held for sale	9,039	6,405
Goodwill	23,535	21,807
Other intangible assets	1,355	1,208
Other assets	50,891	39,826

Total assets	$559,922	520,755

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits	323,298	324,894
Short-term borrowings	58,749	61,953
Trading account liabilities	19,553	17,598
Other liabilities	17,726	16,878
Long-term debt	86,419	48,971

Total liabilities	505,745	470,294
Minority interest in net assets of consolidated subsidiaries	2,997	2,900
Stockholders’ equity	51,180	47,561

Total liabilities and stockholders’ equity	$559,922	520,755

CAPITALIZATION

Wachovia’s consolidated actual unaudited capitalization as of September 30, 2006, and its capitalization as adjusted to give effect to the sale of the securities offered hereby are presented below. See “Use of Proceeds.”

	September 30, 2006
(In millions, except per share data)	Actual	Adjusted
Long-term Debt:
Senior and subordinated debt	$83,918	83,918

LoTSSM and Pari Passu Securities	2,501	3,301

Total long-term debt	86,419	87,219

Stockholders’ Equity:
Dividend Equalization Preferred shares, no par value, 97 million shares issued and outstanding	—	—
Non-Cumulative Perpetual Class A Preferred Stock, Series I, $100,000 liquidation preference per share, 25,010 shares authorized	—	—
Common stock, $3.33 1/3 par value, 3 billion shares authorized, 1.581 billion shares outstanding	5,271	5,271

Paid-in capital	34,276	34,276

Retained earnings	12,696	12,696
Accumulated other comprehensive income, net	(1,063)	(1,063)

Total stockholders’ equity	51,180	51,180

Total long-term debt and stockholders’ equity	$137,599	138,399

REGULATORY CONSIDERATIONS

The Federal Reserve regulates, supervises and examines Wachovia as a financial holding company and a bank holding company under the Bank Holding Company Act. For a discussion of the material elements of the regulatory framework applicable to financial holding companies, bank holding companies and their subsidiaries and specific information relevant to Wachovia, please refer to Wachovia’s annual report on Form 10-K for the fiscal year ended December 31, 2005, and any subsequent reports it files with the SEC, which are incorporated by reference in this prospectus supplement. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of security holders. As a result of this regulatory framework, Wachovia’s earnings are affected by actions of the Federal Reserve and the Office of Comptroller of the Currency, which regulates its national banking subsidiaries, the Office of Thrift Supervision, which regulates its federal savings bank subsidiaries, the Federal Deposit Insurance Corporation, which insures the deposits of its banking subsidiaries within certain limits, and the SEC, which regulates the activities of certain subsidiaries engaged in the securities business.

Wachovia’s earnings are also affected by general economic conditions, its management policies and legislative action.

In addition, there are numerous governmental requirements and regulations that affect Wachovia’s business activities. A change in applicable statutes, regulations or regulatory policy may have a material effect on Wachovia’s business.

Depositary institutions, like Wachovia’s bank subsidiaries, are also affected by various federal laws, including those relating to consumer protection and similar matters. Wachovia also has other financial services subsidiaries regulated, supervised and examined by the Federal Reserve, as well as other relevant state and federal regulatory agencies and self-regulatory organizations. Wachovia’s non-bank subsidiaries may be subject to other laws and regulations of the federal government or the various states in which they are authorized to do business.

ACCOUNTING TREATMENT; REGULATORY CAPITAL

The Trust will not be consolidated on Wachovia’s balance sheet as a result of the accounting changes reflected in FASB Interpretation No. 46, “Consolidation of Variable Interest Entities,” as revised in December 2003. Accordingly, for balance sheet purposes Wachovia will recognize the aggregate principal amount, net of discount, of the LoTSSM it issues to the Trust as a liability and the amount it invests in the Trust’s common securities as an asset. The interest paid on the LoTSSM will be recorded as interest expense on Wachovia’s income statement.

On March 1, 2005, the Federal Reserve adopted amendments to its risk-based capital guidelines. Among other things, the amendments confirm the continuing inclusion of outstanding and prospective issuances of trust preferred securities in the Tier 1 capital of bank holding companies, but make the qualitative requirements for trust preferred securities issued on or after April 15, 2005 more restrictive in certain respects and make the quantitative limits applicable to the aggregate amount of trust preferred securities and other restricted core capital elements that may be included in Tier 1 capital of bank holding companies more restrictive. The Trust Preferred Securities will qualify as Tier 1 capital for Wachovia.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

The following is a brief description of the terms of the Trust Preferred Securities and of the Trust Agreement under which they are issued. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the Trust Agreement, which has been filed with the SEC and incorporated by reference into the registration statement to which this prospectus supplement relates and copies of which are available upon request from Wachovia.

General

The Trust Preferred Securities will be issued pursuant to the Trust Agreement. The property trustee, U.S. Bank National Association, will act as indenture trustee for the Trust Preferred Securities under the Trust Agreement for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Trust Preferred Securities will include those stated in the Trust Agreement, including any amendments thereto, and those made part of the Trust Agreement by the Trust Indenture Act and the Delaware Statutory Trust Act. The Trust will own all of Wachovia’s 6.375% Extendible Long Term Subordinated Notes, or “LoTSSM.”

In addition to the Trust Preferred Securities, the Trust Agreement authorizes the administrative trustees of the Trust to issue common securities on behalf of the Trust. Wachovia will own directly or indirectly all of the Trust’s common securities. The common securities rank on a parity, and payments upon redemption, liquidation or otherwise will be made on a proportionate basis, with the Trust Preferred Securities except as set forth under “—Ranking of Common Securities.” The Trust Agreement does not permit the Trust to issue any securities other than the common securities and the Trust Preferred Securities or to incur any indebtedness.

The payment of distributions out of money held by the Trust, and payments upon redemption of the Trust Preferred Securities or liquidation of the Trust, are guaranteed by Wachovia to the extent described under “Description of the Guarantee.” The guarantee, when taken together with Wachovia’s obligations under the LoTSSM and the indenture and its obligations under the Trust Agreement, including its obligations to pay costs, expenses, debts and liabilities of the Trust, other than with respect to the common securities and the Trust Preferred Securities, has the effect of providing a full and unconditional guarantee of amounts due on the Trust Preferred Securities. U.S. Bank National Association, as the guarantee trustee, will hold the guarantee for the benefit of the holders of the Trust Preferred Securities. The guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay those distributions. In that case, except in the limited circumstances in which the holder may take direct action, the remedy of a holder of the Trust Preferred Securities is to vote to direct the property trustee to enforce the property trustee’s rights under the LoTSSM.

The term “holder” in this prospectus supplement with respect to a registered Trust Preferred Security means the person in whose name such Trust Preferred Security is registered in the security register. The Trust Preferred Securities will be held in book-entry form only, as described under “Book-Entry System,” except in the circumstances described in that section, and will be held in the name of The Depository Trust Company (“DTC”) or its nominee.

The Trust will apply to list the Trust Preferred Securities on the New York Stock Exchange.

Distributions

A holder of record of the Trust Preferred Securities will be entitled to receive periodic distributions on the stated liquidation amount of $25 per Trust Preferred Security on the same payment dates and in the same amounts as Wachovia pays interest on a principal amount of LoTSSM equal to the liquidation amount of such Trust Preferred Security. Distributions will accumulate from February 15, 2007. The Trust will make distribution payments on the Trust Preferred Securities quarterly in arrears, on each March 15, June 15, September 15 and December 15, beginning on June 15, 2007. If Wachovia defers payment of interest on the LoTSSM, distributions by the Trust on the Trust Preferred Securities will also be deferred.

On each distribution date, the Trust will pay the applicable distribution to the holders of the Trust Preferred Securities on the record date for that distribution date, which shall be the last day of the month immediately preceding the month in which the distribution date falls, whether or not a business day. Distributions on the Trust Preferred Securities will be cumulative. The Trust Preferred Securities will be effectively subordinated to the same debts and liabilities to which the LoTSSM are subordinated, as described under “Description of the LoTSSM—Subordination.”

For purposes of this prospectus supplement, “business day” means any day other than a Saturday, Sunday or other day on which banking institutions in New York, New York, Charlotte, North Carolina, or Wilmington, Delaware are authorized or required by law or executive order to remain closed.

In the event that any date on which distributions are payable on the Trust Preferred Securities is not a business day, then payment of the distribution will be made on the next succeeding business day, and no additional amount will accrue for such delay. Each date on which distributions are payable in accordance with the foregoing is referred to as a “distribution date.” The term “distribution” includes any interest payable on unpaid distributions unless otherwise stated. The period beginning on and including February 15, 2007 and ending on but excluding the first distribution date, June 15, 2007, and each period after that period beginning on and including a distribution date and ending on but excluding the next distribution date is called a “distribution period.” Distributions to which holders of Trust Preferred Securities are entitled but are not paid will accumulate additional distributions at the annual rate.

The funds available to the Trust for distribution to holders of the Trust Preferred Securities will be limited to payments under the LoTSSM. If Wachovia does not make interest payments on the LoTSSM, the property trustee will not have funds available to pay distributions on the Trust Preferred Securities. The Trust will pay distributions through the property trustee, which will hold amounts received from the LoTSSM in a payment account for the benefit of the holders of the Trust Preferred Securities and the common securities.

Deferral of Distributions

Wachovia has the right, on one or more occasions, to defer payment of interest on the LoTSSM for up to 40 consecutive quarterly interest periods, as described under “Description of the LoTSSM—Option to Defer Interest Payments.” If it exercises this right, the Trust will also defer paying a corresponding amount of distributions on the Trust Preferred Securities during that period of deferral. No deferral period may extend beyond the final repayment date of the LoTSSM or the earlier repayment or redemption in full of the LoTSSM.

Although neither Wachovia nor the Trust will be required to make interest or distribution payments during deferral periods other than pursuant to the alternative payment mechanism described under “Description of the LoTSSM—Alternative Payment Mechanism,” interest on the LoTSSM will continue to accrue during deferral periods and, as a result, distributions on the Trust Preferred Securities will continue to accumulate at the annual rate for the LoTSSM, compounded on each interest payment date. References to “accumulated and unpaid distributions” in this prospectus supplement include all accumulated and unpaid distributions, including compounded amounts thereon.

If the Trust defers distributions, the accumulated and unpaid distributions will be paid on the distribution payment date following the last day of the deferral period to the holders on the record date for that distribution payment date. Upon termination of a deferral period and payment of all amounts due on the Trust Preferred Securities, Wachovia may elect to begin a new deferral period.

If Wachovia exercises its deferral right, then during any deferral period, it generally may not make payments on or redeem or repurchase its capital stock or its debt securities or guarantees ranking pari passu with or junior to the LoTSSM upon its liquidation, subject to certain limited exceptions, as described under “Description of the LoTSSM—Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances.”

Redemption

If Wachovia repays or redeems the LoTSSM, in whole or in part, whether at, prior to or after the scheduled maturity date, the property trustee will use the proceeds of that repayment or redemption to redeem a liquidation amount of Trust Preferred Securities and common securities equal to the principal amount of LoTSSM redeemed or repaid.

Under the current risk-based capital adequacy guidelines of the Federal Reserve applicable to bank holding companies, Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. However, Federal Reserve approval is not required for the redemption of the Trust Preferred Securities on or after the scheduled maturity date in connection with the repayment of the LoTSSM since, in this case, the redemption would not be an early redemption but would be pursuant to our contractual obligation to repay the LoTSSM, subject to the limitations described under “Description of the LoTSSM—Repayment of Principal,” on the scheduled maturity date.

The redemption price per Trust Preferred Security will equal $25 (or in the case of a redemption pursuant to a rating agency event, the make-whole redemption price) plus accumulated but unpaid distributions to the date of payment. If less than all Trust Preferred Securities and common securities are redeemed, the amount of each to be redeemed will be allocated pro rata based upon the total amount of Trust Preferred Securities and common securities outstanding, except in the case of a payment default, as set forth under “—Ranking of Common Securities.”

Redemption Procedures

Notice of any redemption will be mailed by the property trustee at least 30 days but not more than 60 days before the redemption date to the registered address of each holder of Trust Preferred Securities to be redeemed. Notwithstanding the foregoing, notice of any redemption of Trust Preferred Securities relating to the repayment of the LoTSSM will be mailed at least 10 but not more than 15 business days before the redemption date to the registered address of each holder of Trust Preferred Securities to be redeemed.

If (i) the Trust gives a notice of redemption of Trust Preferred Securities for cash and (ii) Wachovia has paid to the property trustee, or the paying agent on behalf of the property trustee, a sufficient amount of cash in connection with the related redemption or maturity of the LoTSSM, then on the redemption date, the property trustee, or the paying agent on behalf of the property trustee, will irrevocably deposit with DTC funds sufficient to pay the redemption price for the Trust Preferred Securities being redeemed. See “Book-Entry System.” The Trust will also give DTC irrevocable instructions and authority to pay the redemption amount in immediately available funds to the beneficial owners of the global securities representing the Trust Preferred Securities. Distributions to be paid on or before the redemption date for any Trust Preferred Securities called for redemption will be payable to the holders as of the record dates for the related dates of distribution. If the Trust Preferred Securities called for redemption are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Trust Preferred Securities funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing the Trust Preferred Securities.

If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit:

•

all rights of the holders of such Trust Preferred Securities called for redemption will cease, except the right of the holders of such Trust Preferred Securities to receive the redemption price and any distribution payable in respect of the Trust Preferred Securities on or prior to the redemption date, but without interest on such redemption price; and

•	the Trust Preferred Securities called for redemption will cease to be outstanding.

If any redemption date is not a business day, then the redemption amount will be payable on the next business day (and without any interest or other payment in respect of any such delay).

If payment of the redemption amount for any LoTSSM called for redemption is improperly withheld or refused and accordingly the redemption amount of the Trust Preferred Securities is not paid either by the Trust or by Wachovia under the guarantee, then interest on the LoTSSM will continue to accrue and distributions on the Trust Preferred Securities called for redemption will continue to accumulate at the annual rate, compounded on each distribution date, from the original redemption date scheduled to the actual date of payment. In this case, the actual payment date will be considered the redemption date for purposes of calculating the redemption amount.

If less than all of the LoTSSM are to be redeemed or repaid on any date, the property trustee will select the particular Trust Preferred Securities to be redeemed not more than 60 days before the redemption date from the outstanding Trust Preferred Securities not previously called for redemption by any method the property trustee deems fair and appropriate, or if the Trust Preferred Securities are in book-entry only form, in accordance with the procedures of DTC. See “Book-Entry System.”

For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Trust Preferred Securities shall relate, in the case of any Trust Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of Trust Preferred Securities that has been or is to be redeemed.

Subject to applicable law, including, without limitation, U.S. federal securities laws and, on and after the scheduled maturity date and prior to the date 20 years prior to the final repayment date, the replacement capital covenant, and subject to the Federal Reserve’s risk-based capital guidelines and policies applicable to bank holding companies, Wachovia or its affiliates may at any time and from time to time purchase outstanding Trust Preferred Securities by tender, in the open market or by private agreement. Under the current risk-based capital adequacy guidelines of the Federal Reserve applicable to bank holding companies, Federal Reserve approval is required for a purchase of outstanding Trust Preferred Securities by tender, in the open market or by private agreement prior to the scheduled maturity date.

Optional Liquidation of Trust and Distribution of LoTSSM to Holders

Under the Trust Agreement, the Trust shall dissolve upon the first to occur of:

•	certain events of bankruptcy, dissolution or liquidation of Wachovia;

•

the written direction from Wachovia, as holder of the Trust’s common securities, to the property trustee to dissolve the Trust and distribute a like amount of the LoTSSM to the holders of the Trust Preferred Securities and common securities, subject to Wachovia’s having received any required prior approval of the Federal Reserve;

•	redemption of all of the Trust Preferred Securities as described under “—Redemption”; or

•	the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

Except as set forth in the next sentence, if an early dissolution occurs as described above, the property trustee will liquidate the Trust as expeditiously as possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Preferred Securities and common securities a like amount of the LoTSSM. If the property trustee determines that such distribution is not possible or if the early dissolution occurs as a result of the redemption of Trust Preferred Securities, then the holders will be entitled to receive out of the assets of the Trust available for distribution to holders and after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate liquidation amount plus accrued and unpaid distributions to the date of payment. If the Trust has insufficient assets available to pay in full such aggregate liquidation distribution, then the amounts payable directly by the Trust on its Trust Preferred Securities and common securities shall be paid on a pro rata basis, except as set forth under “—Ranking of Common Securities.”

After the liquidation date fixed for any distribution of LoTSSM to holders of Trust Preferred Securities:

•	the Trust Preferred Securities will no longer be deemed to be outstanding;

•	DTC or its nominee, as the record holder of the Trust Preferred Securities, will receive a registered global certificate or certificates representing the LoTSSM to be delivered upon such distribution;

•

any certificates representing the Trust Preferred Securities not held by DTC or its nominee or surrendered to the exchange agent will be deemed to represent LoTSSM having a principal amount equal to the stated liquidation amount of such Trust Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on such Trust Preferred Securities until such certificates are so surrendered for transfer or reissuance; and

•	all rights of the holders of the Trust Preferred Securities will cease, except the right to receive LoTSSM upon such surrender.

Under current United States federal income tax law, and assuming, as expected, the Trust is treated as a grantor trust, a distribution of LoTSSM in exchange for the Trust Preferred Securities would not be a taxable event to you. See “Certain United States Federal Income Tax Consequences—United States Holders—Distribution of LoTSSM or Cash to Holders of Trust Preferred Securities.”

Ranking of Common Securities

Payment of distributions on, and the redemption price of and the liquidation distribution in respect of, Trust Preferred Securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of the Trust Preferred Securities and common securities, except upon the occurrence and continuation of a payment default on the LoTSSM, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities.

In the case of any event of default under the Trust Agreement resulting from an event of default under the indenture for the LoTSSM, Wachovia, as holder of the Trust’s common securities, will have no right to act with respect to any such event of default under the Trust Agreement until the effect of all such events of default with respect to the Trust Preferred Securities have been cured, waived or otherwise eliminated. Until all events of default under the Trust Agreement with respect to the Trust Preferred Securities have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of Trust Preferred Securities and not on Wachovia’s behalf, and only the holders of the Trust Preferred Securities will have the right to direct the property trustee to act on their behalf.

If an early dissolution event occurs in respect of the Trust, no liquidation distributions shall be made on the Trust’s common securities unless full liquidation distributions are made on the Trust Preferred Securities.

Events of Default under Trust Agreement

Any one of the following events constitutes an event of default under the Trust Agreement, or a “Trust Event of Default,” regardless of the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•	the occurrence of an event of default under the indenture with respect to the LoTSSM beneficially owned by the Trust;

•	the default by the Trust in the payment of any distribution on any Trust security of the Trust when such becomes due and payable, and continuation of such default for a period of 30 days;

•	the default by the Trust in the payment of any redemption price of any Trust security of the Trust when such becomes due and payable;

•

the failure to perform or the breach, in any material respect, of any other covenant or warranty of the trustees in the Trust Agreement for 90 days after the defaulting trustee or trustees have received written notice of the failure to perform or breach in the manner specified in such Trust Agreement; or

•	the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and our failure to appoint a successor property trustee within 90 days.

Within 30 days after any Trust Event of Default actually known to the property trustee occurs, the property trustee will transmit notice of such Trust Event of Default to the holders of the Trust Securities and to the administrative trustees, unless such Trust Event of Default shall have been cured or waived. Wachovia, as sponsor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not it or they are in compliance with all the conditions and covenants applicable to it and to them under the Trust Agreement.

The existence of a Trust Event of Default under the Trust Agreement, in and of itself, with respect to the LoTSSM does not entitle the holders of the Trust Preferred Securities to accelerate the maturity of such LoTSSM.

An event of default under the indenture for the LoTSSM with respect to Wachovia’s failure to pay interest that Wachovia is otherwise obligated to pay on the LoTSSM in full within 30 days after the conclusion of a deferral period that continues for 10 years entitles the property trustee, as sole holder of the LoTSSM, to declare the LoTSSM due and payable under the indenture. For a more complete description of remedies available upon the occurrence of an event of default with respect to the LoTSSM, see “Description of the LoTSSM—Events of Default; Waiver and Notice” and “Relationship among Trust Preferred Securities, LoTSSM and Guarantee.”

Removal of Trustees

Unless an event of default under the indenture has occurred and is continuing, the property trustee and/or the Delaware trustee may be removed at any time by Wachovia, the holder of the Trust’s common securities. The property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding Trust Preferred Securities for cause or by the holders of a majority in liquidation amount of the Trust Preferred Securities if an event of default under the indenture has occurred and is continuing. In no event will the holders of the Trust Preferred Securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in Wachovia, as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

Co-Trustees and Separate Property Trustee

Unless an event of default under the indenture shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust property may at the time be located, Wachovia, as the holder of the Trust’s common securities, and the administrative trustees shall have the power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of such Trust property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of such Trust Agreement. If an event of default under the indenture has occurred and is continuing, the property trustee alone shall have power to make such appointment.

Merger or Consolidation of Trustees

Any person into which the property trustee or the Delaware trustee, if not a natural person, may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of such trustee under the Trust Agreement, provided that such person shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to Wachovia or any other person, except as described below or as otherwise described in the Trust Agreement. The Trust may, at Wachovia’s request, with the consent of the administrative trustees but without the consent of the holders of the Trust Preferred Securities, the property trustee or the Delaware trustee, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a successor trust organized as such under the laws of any state if:

•	such successor entity either:

•	expressly assumes all of the obligations of the Trust with respect to the Trust Preferred Securities, or

•

substitutes for the Trust Preferred Securities other securities having substantially the same terms as the Trust Preferred Securities, or the “Successor Securities,” so long as the Successor Securities rank the same as the Trust Preferred Securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	a trustee of such successor entity possessing the same powers and duties as the property trustee is appointed to hold the LoTSSM then held by or on behalf of the property trustee;

•

such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Trust Preferred Securities, including any Successor Securities, to be downgraded by any nationally recognized statistical rating organization;

•

such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of Trust Preferred Securities, including any Successor Securities, in any material respect;

•	such successor entity has purposes substantially identical to those of the Trust;

•

prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the property trustee has received an opinion from counsel to the Trust experienced in such matters to the effect that:

•

such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of Trust Preferred Securities, including any Successor Securities, in any material respect, and

•

following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, or “Investment Company Act”;

•

the Trust has received an opinion of counsel experienced in such matters that such merger, consolidation, amalgamation, conveyance, transfer or lease will not cause the Trust or the successor entity to be classified other than as a grantor trust for U.S. federal income tax purposes; and

•

Wachovia or any permitted successor or assignee owns all of the common securities of such successor entity and guarantee the obligations of such successor entity under the Successor Securities at least to the extent provided by the guarantee.

Notwithstanding the foregoing, the Trust may not, except with the consent of holders of 100% in liquidation amount of the Trust Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for U.S. federal income tax purposes.

Voting Rights; Amendment of the Trust Agreement

Except as provided herein and under “Description of the Guarantee—Amendments and Assignment” and as otherwise required by law and the Trust Agreement, the holders of the Trust Preferred Securities will have no voting rights or control over the administration, operation or management of the Trust or the obligations of the parties to the Trust Agreement, including in respect of LoTSSM beneficially owned by the Trust. Under the Trust Agreement, however, the property trustee will be required to obtain their consent before exercising some of its rights in respect of these securities.

Trust Agreement. Wachovia and the administrative trustees may amend the Trust Agreement without the consent of the holders of the Trust Preferred Securities, the property trustee or the Delaware trustee, unless in the case of the first two bullets below such amendment will materially and adversely affect the interests of any holder of Trust Preferred Securities or the property trustee or the Delaware trustee or impose any additional duty or obligation on the property trustee or the Delaware trustee, to:

•

cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Trust Agreement, which may not be inconsistent with the other provisions of the Trust Agreement;

•

modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for U.S. federal income tax purposes as a grantor trust and not as an association or a partnership at all times that any Trust securities are outstanding, to ensure that the Trust will not be required to register as an “investment company” under the Investment Company Act or to ensure the treatment of the Trust Preferred Securities as Tier 1 capital under prevailing Federal Reserve rules and regulations;

•

provide that certificates for the Trust Preferred Securities may be executed by an administrative trustee by facsimile signature instead of manual signature, in which case such amendment(s) shall also provide for the appointment by Wachovia of an authentication agent and certain related provisions;

•

require that holders that are not U.S. persons for U.S. federal income tax purposes irrevocably appoint a U.S. person to exercise any voting rights to ensure that the Trust will not be treated as a foreign trust for U.S. federal income tax purposes; or

•

conform the terms of the Trust Agreement to the description of the Trust Agreement, the Trust Preferred Securities and the Trust’s common securities in this prospectus supplement, in the manner provided in the Trust Agreement.

Any such amendment shall become effective when notice thereof is given to the property trustee, the Delaware trustee and the holders of the Trust Preferred Securities.

Wachovia and the administrative trustees may generally amend the Trust Agreement with the consent of holders representing not less than a majority, based upon liquidation amounts, of the outstanding Trust Preferred Securities affected by the amendments; provided that the trustees of the Trust have received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees of the Trust or the administrative trustees in accordance with such amendment will not affect the Trust’s status as a grantor trust for U.S. federal income tax purposes or affect the Trust’s exemption from status as an “investment company” under the Investment Company Act.

However, without the consent of each affected holder of Trust securities, the Trust Agreement may not be amended to:

•	change the amount or timing, or otherwise adversely affect the amount, of any distribution required to be made in respect of Trust securities as of a specified date; or

•	restrict the right of a holder of Trust securities to institute a suit for the enforcement of any such payment on or after such date.

Indenture and LoTSSM. So long as the property trustee holds any LoTSSM, the trustees of the Trust may not, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding Trust Preferred Securities:

•

direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee for the LoTSSM, or execute any trust or power conferred on the indenture trustee with respect to such LoTSSM;

•	waive any past default that is waivable under the indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the LoTSSM is due and payable; or

•	consent to any amendment, modification or termination of the indenture or such LoTSSM, where such consent by the holders of the LoTSSM shall be required.

If a consent under the indenture would require the consent of each holder of LoTSSM affected thereby, no such consent may be given by the property trustee without the prior consent of each holder of the Trust Preferred Securities.

The property trustee will notify each holder of Trust Preferred Securities of any notice of default with respect to the LoTSSM. In addition to obtaining the foregoing approvals of the holders of the Trust Preferred Securities, before taking any of the foregoing actions, the administrative trustees of the Trust will obtain an opinion of counsel experienced in such matters to the effect that such action would not cause the Trust to be classified as other than a grantor trust for U.S. federal income tax purposes. The property trustee may not revoke any action previously authorized or approved by a vote of the holders of the Trust Preferred Securities except by subsequent vote of the holders of the Trust Preferred Securities.

General. Any required approval of holders of Trust Preferred Securities may be given at a meeting of holders of Trust Preferred Securities convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of Trust Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each record holder of Trust Preferred Securities in the manner set forth in the Trust Agreement.

No vote or consent of the holders of Trust Preferred Securities will be required for the Trust to redeem and cancel the Trust Preferred Securities in accordance with the Trust Agreement.

Notwithstanding that holders of the Trust Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Trust Preferred Securities that are beneficially owned by Wachovia or its affiliates or the trustees or any of their affiliates, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Payment and Paying Agent

Payments on the Trust Preferred Securities shall be made to DTC, which shall credit the relevant accounts on the applicable distribution dates. If any Trust Preferred Securities are not held by DTC, such payments shall be made by check mailed to the address of the holder as such address shall appear on the register.

The paying agent shall initially be U.S. Bank National Association and any co-paying agent chosen by the property trustee and acceptable to Wachovia and to the administrative trustees. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to the administrative trustees and to the property trustee. In the event that U.S. Bank National Association shall no longer be the paying agent, the property trustee will appoint a successor to act as paying agent, which will be a bank or trust company acceptable to the administrative trustees and to Wachovia.

Registrar and Transfer Agent

U.S. Bank National Association will act as registrar and transfer agent, or “Transfer Agent,” for the Trust Preferred Securities.

Registration of transfers of Trust Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. Neither the Trust nor the Transfer Agent shall be required to register the transfer of or exchange any Trust security during a period beginning at the opening of business 15 days before the day of selection for redemption of Trust securities and ending at the close of business on the day of mailing of notice of redemption or to transfer or exchange any Trust security so selected for redemption in whole or in part, except, in the case of any Trust security to be redeemed in part, any portion thereof not to be redeemed.

Any Trust Preferred Securities can be exchanged for other Trust Preferred Securities so long as such other Trust Preferred Securities are denominated in authorized denominations and have the same aggregate liquidation amount and same terms as the Trust Preferred Securities that were surrendered for exchange. The Trust Preferred Securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by Wachovia for that purpose in a place of payment. There will be no service charge for any registration of transfer or exchange of the Trust Preferred Securities, but the Trust may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the Trust Preferred Securities. Wachovia may at any time rescind the designation or approve a change in the location of any office or agency, in addition to the security registrar, designated by it where holders can surrender the Trust Preferred Securities for registration of transfer or exchange. However, the Trust will be required to maintain an office or agency in each place of payment for the Trust Preferred Securities.

Information Concerning the Property Trustee

Other than during the occurrence and continuance of a Trust Event of Default, the property trustee undertakes to perform only the duties that are specifically set forth in the Trust Agreement. After a Trust Event of Default, the property trustee must exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Trust Preferred Securities unless it is offered indemnity satisfactory to it by such holder against the costs, expenses and liabilities that might be incurred. If no Trust Event of Default has occurred and is continuing and the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one upon which holders of Trust Preferred Securities are entitled under the Trust Agreement to vote, then the property trustee will take any action that Wachovia directs. If it does not provide direction, the property trustee may take or refrain from taking any action that it deems advisable and in the interests of the holders of the Trust Preferred Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Wachovia and its affiliates may maintain certain accounts and other banking relationships with the property trustee and its affiliates in the ordinary course of business.

Governing Law

The Trust Agreement will be governed by and construed in accordance with the laws of Delaware.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that it will not be required to register as an “investment company” under the Investment Company Act and will not be characterized as other than a grantor trust for U.S. federal income tax purposes. The administrative trustees are authorized and directed to conduct their affairs so that the LoTSSM will be treated as indebtedness of Wachovia for U.S. federal income tax purposes.

In this regard, Wachovia and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Trust Agreement, that Wachovia and the administrative trustees determine to be necessary or desirable to achieve such end, as long as such action does not materially and adversely affect the interests of the holders of the Trust Preferred Securities.

Holders of the Trust Preferred Securities have no preemptive or similar rights. The Trust Preferred Securities are not convertible into or exchangeable for Wachovia common stock or preferred stock.

Subject to the replacement capital covenant and to the Federal Reserve’s risk-based capital guidelines and policies applicable to bank holding companies, Wachovia or its affiliates may from time to time purchase any of the Trust Preferred Securities that are then outstanding by tender, in the open market or by private agreement.

The Trust may not borrow money or issue debt or mortgage or pledge any of its assets.

Further Issues

The Trust has the right to issue additional Trust Preferred Securities in the future, provided that the Trust receives an opinion of counsel experienced in such matters that after the issuance the Trust will not be taxable as a corporation for United States federal income tax purposes and that the issuance will not result in the recognition of any gain or loss to existing holders, the Trust receives an opinion of counsel experienced in such matters that after the issuance the Trust will not be required to register as an investment company under the Investment Company Act, and the Trust concurrently purchases a like amount of LoTSSM.

Any such additional Trust Preferred Securities will have the same terms as the Trust Preferred Securities being offered by this prospectus supplement but may be offered at a different offering price and accrue distributions from a different date than the Trust Preferred Securities being offered hereby, provided that the total liquidation amount of Trust Preferred Securities outstanding may not exceed $1.73 billion. If issued, any such additional Trust Preferred Securities will become part of the same series as the Trust Preferred Securities being offered hereby.

DESCRIPTION OF THE LOTSSM

The following is a brief description of the terms of the LoTSSM and the indenture. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the LoTSSM and the indenture, which has been filed with the SEC and incorporated by reference into the registration statement to which this prospectus supplement relates and copies of which are available upon request from Wachovia.

The LoTSSM will be issued pursuant to the junior subordinated indenture, dated as of February 1, 2006, between Wachovia and U.S. Bank National Association, as indenture trustee. We refer to the junior subordinated indenture, as amended and supplemented (including by a supplemental indenture, to be dated as of February 15, 2007), as the “indenture,” and to U.S. Bank National Association or its successor, as indenture trustee, as the “indenture trustee.” You should read the indenture for provisions that may be important to you.

When we use the term “holder” in this prospectus supplement with respect to a registered LoTSSM, we mean the person in whose name such LoTSSM is registered in the security register.

The indenture does not limit the amount of debt that Wachovia or its subsidiaries may incur either under the indenture or other indentures to which Wachovia is or becomes a party. The LoTSSM are not convertible into or exchangeable for Wachovia’s common stock or authorized preferred stock.

General

The LoTSSM will be unsecured and will be deeply subordinated upon Wachovia’s liquidation (whether in bankruptcy or otherwise) to all of its indebtedness for money borrowed, including $3.1 billion of junior subordinated debt securities underlying outstanding traditional trust preferred securities of Wachovia and other subordinated debt that is not by its terms expressly made pari passu with or junior to the LoTSSM upon liquidation. The LoTSSM will be pari passu with the Remarketable Junior Subordinated Notes due 2042 held by Wachovia Capital Trust III and Wachovia’s guarantee thereof and other Pari Passu Securities, as defined under “—Subordination.”

Interest Rate and Interest Payment Dates

The LoTSSM will bear interest at the annual rate of 6.375% and Wachovia will pay interest quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2007. These dates are referred to as “interest payment dates” and the period beginning on and including February 15, 2007 and ending on but excluding the first interest payment date, June 15, 2007, and each successive period beginning on and including an interest payment date and ending on but excluding the next interest payment date is referred to as an “interest period.” The amount of interest payable will be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any interest payment date would otherwise fall on a day that is not a business day, the interest payment due on that date will be postponed to the next day that is a business day and no interest will accrue as a result of that postponement.

Accrued interest that is not paid on the applicable interest payment date will bear additional interest, to the extent permitted by law, at the same annual rate, from the relevant interest payment date, compounded on each subsequent interest payment date. The term “interest” refers not only to regularly scheduled interest payments but also to interest on interest payments not paid on the applicable interest payment date.

Option to Defer Interest Payments

Wachovia may on one or more occasions defer payment of interest on the LoTSSM for up to 40 consecutive interest periods. It may defer payment of interest prior to, on or after the scheduled maturity date. Wachovia may not defer interest beyond the final repayment date, as defined under “—Repayment of Principal,” or the earlier repayment or redemption in full of the LoTSSM. Wachovia has no present intention of exercising its right to defer payments of interest on the LoTSSM.

Deferred interest on the LoTSSM will bear interest at the annual rate of 6.375%, compounded on each interest payment date, subject to applicable law. As used in this prospectus supplement, a “deferral period” refers to the period beginning on an interest payment date with respect to which Wachovia elects to defer interest and ending on the earlier of (i) the tenth anniversary of that interest payment date and (ii) the next interest payment date on which it has paid the deferred amount, all deferred amounts with respect to any subsequent period and all other accrued interest on the LoTSSM.

Wachovia has agreed in the indenture that, subject to the occurrence and continuation of a supervisory event or a market disruption event (each as described further below):

•

immediately following the first interest payment date during the deferral period on which Wachovia elects to pay current interest or, if earlier, the fifth anniversary of the beginning of the deferral period, it will be required to sell qualifying APM securities pursuant to the alternative payment mechanism and apply the eligible proceeds to the payment of any deferred interest (and compounded interest thereon) on the next interest payment date, and this requirement will continue in effect until the end of the deferral period; and

•

Wachovia will not pay deferred interest on the LoTSSM (and compounded interest thereon) prior to the final repayment date from any source other than eligible proceeds, except as contemplated by the following two paragraphs or at any time an event of default has occurred and is continuing.

Wachovia may pay current interest at all times from any available funds.

If a supervisory event, as defined under “—Alternative Payment Mechanism,” has occurred and is continuing, then Wachovia may (but is not obligated to) pay deferred interest with cash from any source without a breach of its obligations under the indenture. In addition, if Wachovia sells qualifying APM securities pursuant to the alternative payment mechanism but a supervisory event arises from the Federal Reserve disapproving the use of the proceeds to pay deferred interest, it may use the proceeds for other purposes and continue to defer interest without a breach of its obligations under the indenture.

If Wachovia is involved in a merger, consolidation, amalgamation or conveyance, transfer or lease of assets substantially as an entirety to any other person (a “business combination”) where immediately after the consummation of the business combination more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then the foregoing rules with respect to the alternative payment mechanism and payment of interest during a deferral period will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination (or if later, at any time within 90 days following the date of consummation of the business combination). The settlement of all deferred interest, whether it occurs on an interest payment date or another date will immediately terminate the deferral period. Wachovia will establish a special record date for the payment of any deferred interest pursuant to this paragraph on a date other than an interest payment date, which record date shall also be a special record date for the payment of the corresponding distribution on the Trust Preferred Securities.

Although Wachovia’s failure to comply with the foregoing rules with respect to the alternative payment mechanism and payment of interest during a deferral period will be a breach of the indenture, it will not constitute an event of default under the indenture or give rise to a right of acceleration or similar remedy.

If Wachovia has paid all deferred interest (and compounded interest thereon) on the LoTSSM, it can again defer interest payments on the LoTSSM as described above.

If the property trustee, on behalf of the Trust, is the sole holder of the LoTSSM, Wachovia will give the property trustee and the relevant Delaware trustee written notice of its election to commence or extend a deferral period at least five business days before the earlier of:

•	the next succeeding date on which the distributions on the Trust Preferred Securities are payable; and

•	the date the property trustee is required to give notice to holders of the Trust Preferred Securities of the record or payment date for the related distribution.

The property trustee will give notice of Wachovia’s election of a deferral period to the holders of the Trust Preferred Securities.

If the property trustee, on behalf of the Trust, is not the sole holder of the LoTSSM, Wachovia will give the holders of the LoTSSM and the indenture trustee written notice of its election of a deferral period at least five business days before the next interest payment date.

Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances

Wachovia will agree that, so long as any LoTSSM remain outstanding, if it has given notice of its election to defer interest payments on the LoTSSM but the related deferral period has not yet commenced or a deferral period is continuing, then it will not, and will not permit any of its subsidiaries to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of its capital stock;

•

make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of its debt securities or guarantees that rank upon its liquidation pari passu with the LoTSSM (including the LoTSSM, “parity securities”) or junior to the LoTSSM; or

•	make any payments under any guarantee that ranks pari passu with or junior to Wachovia’s guarantee related to the LoTSSM.

The restrictions listed above do not apply to:

•	any repurchase, redemption or other acquisition of shares of its capital stock in connection with:

•	any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors;

•	the satisfaction of its obligations pursuant to any contract entered into in the ordinary course prior to the beginning of the deferral period;

•	a dividend reinvestment or shareholder purchase plan; or

•

the issuance of its capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable deferral period;

•

any exchange, redemption or conversion of any class or series of its capital stock, or the capital stock of one of its subsidiaries, for any other class or series of its capital stock, or of any class or series of its indebtedness for any class or series of its capital stock;

•	any purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•

any declaration of a dividend in connection with any shareholder rights plan, or the issuance of rights, stock or other property under any shareholder rights plan, or the redemption or repurchase of rights pursuant thereto;

•	payments by Wachovia under any guarantee agreement executed for the benefit of the holders of the Trust Preferred Securities;

•

any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock;

•

any payment of current interest on parity securities that is made pro rata to the amounts due on such parity securities (including the LoTSSM) and any payments of deferred interest on parity securities that, if not made, would cause Wachovia to breach the terms of the instrument governing such parity securities; provided that such payments are made in accordance with the last paragraph under “—Alternative Payment Mechanism” to the extent it applies; or

•

any payment of principal in respect of parity securities having the same scheduled maturity date as the LoTSSM, as required under a provision of such parity securities that is substantially the same as the provision described under “—Repayment of Principal,” and that is made on a pro rata basis among one or more series of parity securities having such a provision and the LoTSSM.

Wachovia’s outstanding junior subordinated debt securities contain comparable provisions, except for the last two bullet points, that will restrict the payment of principal of, and interest on, and the repurchase or redemption of, any of the LoTSSM as well as any guarantee payments on the guarantee of the LoTSSM if circumstances comparable to the foregoing occur with respect to those securities.

In addition, if any deferral period lasts longer than one year, Wachovia may not repurchase or acquire any of its “qualifying APM securities” or any securities that are pari passu with or junior to such securities before the first anniversary of the date on which all deferred interest has been paid, subject to the exceptions listed above. However, if Wachovia is involved in a business combination where immediately after its consummation more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then the one-year restriction on such repurchases will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination (or if later, at any time within 90 days following the date of consummation of the business combination).

Alternative Payment Mechanism

Subject to the conditions described in “—Option to Defer Interest Payments” and to the exclusions described in this section and in “—Market Disruption Events,” if Wachovia defers interest on the LoTSSM, it will be required, commencing not later than (i) the first interest payment date on which it pays current interest (which it may do from any source of funds) or (ii) the fifth anniversary of the commencement of the deferral period, to issue qualifying APM securities until Wachovia has raised an amount of eligible proceeds at least equal to the aggregate amount of accrued and unpaid deferred interest, including compounded interest, on the LoTSSM. This period is referred to as the “APM period” and to this method of funding the payment of accrued and unpaid interest as the “alternative payment mechanism.”

Except as provided below, Wachovia has agreed to apply eligible proceeds raised during any deferral period pursuant to the alternative payment mechanism to pay deferred interest (and compounded interest) on the LoTSSM.

Notwithstanding (and as a qualification to) the foregoing, under the alternative payment mechanism:

•	Wachovia may (but is not obligated to) pay deferred interest with cash from any source if a supervisory event has occurred and is continuing;

•

Wachovia is not required to issue common stock (or, if it has amended the definition of “qualifying APM securities” to eliminate common stock, as discussed below, qualifying warrants) with respect to deferred interest attributable to the first five years of any deferral period (including compounded interest thereon) if the net proceeds of any issuance of common stock (or, if it has amended the definition of “qualifying APM securities” to eliminate common stock, as discussed below, qualifying warrants) applied during such deferral period to pay interest on the LoTSSM pursuant to the alternative payment mechanism, together with the net proceeds of all prior issuances of common stock and qualifying warrants so applied during that deferral period, would exceed an amount equal to 2% of the product of the average of the current stock market prices of its common stock on the 10 consecutive trading days ending on the second trading day immediately preceding the date of issuance of such securities multiplied by the total number of issued and outstanding shares of its common stock as of the date of its then most recent publicly available consolidated financial statements (the “common equity issuance cap”);

•

Wachovia is not required to issue qualifying preferred stock to the extent that the net proceeds of any issuance of qualifying preferred stock applied to pay interest on the LoTSSM pursuant to the alternative payment mechanism, together with the net proceeds of all prior issuances of qualifying preferred stock so applied during the current and all prior deferral periods, would exceed 25% of the aggregate principal amount of the LoTSSM initially issued under the indenture (the “preferred stock issuance cap”); and

•

so long as the definition of “qualifying APM securities” has not been amended to eliminate common stock, as discussed below, the sale of qualifying warrants to pay deferred interest is an option that may be exercised at Wachovia’s sole discretion, and it will not be obligated to sell qualifying warrants or to apply the proceeds of any such sale to pay deferred interest on the LoTSSM, and no class of investors in its securities, or any other party, may require it to issue qualifying warrants.

Once Wachovia reaches the common equity issuance cap for a deferral period, it will not be required to issue more common stock (or, if it has amended the definition of “qualifying APM securities” to eliminate common stock, as discussed below, qualifying warrants) under the alternative payment mechanism with respect to deferred interest attributable to the first five years of such deferral period (including compounded interest thereon) even if the amount referred to in the second bullet point above subsequently increases because of a subsequent increase in the current stock market price of Wachovia’s common stock or the number of outstanding shares of its common stock. The common equity issuance cap will cease to apply after the ninth anniversary of the commencement of any deferral period, at which point Wachovia must pay any deferred interest regardless of the time at which it was deferred, using the alternative payment mechanism, subject to any supervisory event or market disruption event. In addition, if the common equity issuance cap is reached during a deferral period and Wachovia subsequently repays all deferred interest, the common equity issuance cap will cease to apply at the termination of such deferral period and will not apply again unless and until it starts a new deferral period.

“Eligible proceeds” means, for each relevant interest payment date, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale) Wachovia has received during the 180-day period prior to that interest payment date from the issuance or sale of qualifying APM securities (in the case of qualifying preferred stock, up to the “preferred stock issuance cap”), in each case to persons that are not its subsidiaries.

“Qualifying APM securities” means common stock, qualifying preferred stock and qualifying warrants, provided that Wachovia may, without the consent of the holders of the Trust Preferred Securities or the LoTSSM, amend the definition of “qualifying APM securities” to eliminate common stock or qualifying warrants (but not both) from the definition if it has been advised in writing by a nationally recognized independent accounting firm that there is more than an insubstantial risk that the failure to do so would result in a reduction in its earnings per share as calculated for financial reporting purposes. Wachovia will promptly notify the holders of the LoTSSM, and the trustees of the Trust will promptly notify the holders of the Trust Preferred Securities, in the manner contemplated in the indenture and the Trust Agreement, of such change.

“Qualifying preferred stock” means non-cumulative perpetual preferred stock that (1) contains no remedies other than “permitted remedies” and (2) (a) is not redeemable, (b) is subject to “intent-based replacement disclosure” and has a provision that prohibits Wachovia from making any distributions thereon upon its failure to satisfy one or more financial tests set forth therein or (c) is subject to a “qualifying replacement capital covenant,” as such terms are defined under “Replacement Capital Covenant.”

“Qualifying warrants” means net share settled warrants to purchase Wachovia’s common stock that (1) have an exercise price greater than the “current stock market price” of its common stock, and (2) Wachovia is not entitled to redeem for cash and the holders of which are not entitled to require it to repurchase for cash in any circumstances. Wachovia intends that any qualifying warrants issued in accordance with the alternative payment mechanism will have exercise prices at least 10% above the current stock market price of its common stock on the date of issuance. The “current stock market price” of Wachovia common stock on any date shall be the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if its common stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which its common stock is traded. If its common stock is not listed on any U.S. securities exchange on the relevant date, the “current stock market price” shall be the last quoted bid price for its common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If Wachovia’s common stock is not so quoted, the “current stock market price” shall be the average of the mid-point of the last bid and ask prices for its common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by it for this purpose.

A “supervisory event” shall commence upon the date Wachovia has notified the Federal Reserve of its intention and affirmatively requested Federal Reserve approval both (1) to sell qualifying APM securities and (2) to apply the net proceeds of such sale to pay deferred interest on the LoTSSM, and Wachovia has been notified that the Federal Reserve disapproves of either action mentioned in that notice. A supervisory event shall cease on the business day following the earlier to occur of (a) the tenth anniversary of the commencement of any deferral period, or (b) the day on which the Federal Reserve notifies Wachovia in writing that it no longer disapproves of its intention to both (i) issue or sell qualifying APM securities and (ii) apply the net proceeds from such sale to pay deferred interest on the LoTSSM. The occurrence and continuation of a supervisory event will excuse Wachovia from its obligation to sell qualifying APM securities and to apply the net proceeds of such sale to pay deferred interest on the LoTSSM and will permit it to pay deferred interest using cash from any other source without breaching its obligations under the indenture. Because a supervisory event will exist if the Federal Reserve disapproves of either of these requests, the Federal Reserve will be able, without triggering a default under the indenture, to permit Wachovia to sell qualifying APM securities but to prohibit it from applying the proceeds to pay deferred interest on the LoTSSM.

Although Wachovia’s failure to comply with its obligations with respect to the alternative payment mechanism will breach the indenture, it will not constitute an event of default thereunder or give rise to a right of acceleration or similar remedy. The remedies of holders of the LoTSSM and the Trust Preferred Securities will be limited in such circumstances as described under “Risk Factors—The property trustee, as holder of the LoTSSM on behalf of the Trust, has only limited rights of acceleration.“

If, due to a market disruption event or otherwise, Wachovia were able to raise some, but not all, eligible proceeds necessary to pay all deferred interest (including compounded interest thereon) on any interest payment date, it will apply any available eligible proceeds to pay accrued and unpaid interest on the applicable interest payment date in chronological order based on the date each payment was first deferred, subject to the common equity issuance cap and preferred stock issuance cap, and each holder of Trust Preferred Securities will be entitled to receive a pro rata share of any amounts received on the LoTSSM. If Wachovia has outstanding parity securities under which it is obligated to sell securities that are qualifying APM securities and apply the net proceeds to the payment of deferred interest or distributions, then on any date and for any period the amount of net proceeds received by it from those sales and available for payment of the deferred interest and distributions shall be applied to the LoTSSM and those other parity securities on a pro rata basis up to the common equity issuance cap or the preferred stock issuance cap, as applicable (or comparable provisions in the instruments governing those parity securities), in proportion to the total amounts that are due on the LoTSSM and such securities, or on such other basis as the Federal Reserve may approve. The WITS obligate Wachovia to sell common stock or non-cumulative perpetual preferred stock and apply the net proceeds to the payment of deferred interest or distributions on the pro rata basis described above for the parity securities.

Market Disruption Events

A “market disruption event” means the occurrence or existence of any of the following events or sets of circumstances:

•

trading in securities generally (or in Wachovia’s common stock or preferred stock specifically) on the New York Stock Exchange or any other national securities exchange, or in the over-the-counter market, on which its common stock and/or preferred stock is then listed or traded shall have been suspended or its settlement generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the relevant exchange or by any other regulatory body or governmental agency having jurisdiction, and the establishment of such minimum prices materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Wachovia’s qualifying APM securities or qualifying capital securities, as the case may be;

•

Wachovia would be required to obtain the consent or approval of a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue or sell qualifying APM securities pursuant to the alternative payment mechanism or to issue qualifying capital securities pursuant to its repayment obligations described under “—Repayment of Principal,” as the case may be, and that consent or approval has not yet been obtained notwithstanding its commercially reasonable efforts to obtain that consent or approval;

•

the number of shares necessary to raise sufficient proceeds to pay the deferred interest payments would exceed Wachovia’s “shares available for issuance” (as defined below) and consent of its shareholders to increase the amount of authorized shares has not been obtained (Wachovia having used commercially reasonable efforts to obtain such consent); provided that this market disruption event will not relieve Wachovia of its obligation to issue the number of shares available for issuance and to apply the proceeds thereof in partial payment of deferred interest;

•

a banking moratorium shall have been declared by the federal or state authorities of the United States and such moratorium materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Wachovia’s qualifying APM securities or qualifying capital securities, as the case may be;

•

a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States and such disruption materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Wachovia’s qualifying APM securities or qualifying capital securities, as the case may be;

•

the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis and such event materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Wachovia’s qualifying APM securities or qualifying capital securities, as the case may be;

•

there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, and such change materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Wachovia’s qualifying APM securities or qualifying capital securities, as the case may be;

•

an event occurs and is continuing as a result of which the offering document for the offer and sale of qualifying APM securities or qualifying capital securities, as the case may be, would, in Wachovia’s reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated in that offering document or necessary to make the statements in that offering document not misleading and either (a) the disclosure of that event at such time, in Wachovia’s reasonable judgment, is not otherwise required by law and would have a material adverse effect on its business or (b) the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede Wachovia’s ability to consummate that transaction, provided that no single suspension period described in this bullet shall exceed 90 consecutive days and multiple suspension periods described in this bullet shall not exceed an aggregate of 90 days in any 180-day period; or

•

Wachovia reasonably believes that the offering document for the offer and the sale of its qualifying APM securities or qualifying capital securities, as the case may be, would not be in compliance with a rule or regulation of the SEC (for reasons other than those described in the immediately preceding bullet) and it is unable to comply with such rule or regulation or such compliance is unduly burdensome, provided that no single suspension period described in this bullet shall exceed 90 consecutive days and multiple suspension periods described in this bullet shall not exceed an aggregate of 90 days in any 180-day period.

Wachovia will be excused from its obligations under the alternative payment mechanism in respect of any interest payment date if it provides written certification to the indenture trustee (which the indenture trustee will promptly forward upon receipt to each holder of record of Trust Preferred Securities) no more than 15 and no less than 10 business days in advance of that interest payment date certifying that:

•	a market disruption event or supervisory event was existing after the immediately preceding interest payment date; and

•

either (a) the market disruption event or supervisory event continued for the entire period from the business day immediately following the preceding interest payment date to the business day immediately preceding the date on which that certification is provided or (b) the market disruption event or supervisory event continued for only part of this period, but Wachovia was unable to raise sufficient eligible proceeds during the rest of that period to pay all accrued and unpaid interest.

Wachovia will not be excused from its obligations under the alternative payment mechanism if it determines not to pursue or complete the sale of qualifying APM securities due to pricing, dividend rate or dilution considerations.

Obligation to Seek Shareholder Approval to Increase Authorized Shares

Under the indenture, Wachovia will be required to use commercially reasonable efforts to seek shareholder approval to amend its articles of incorporation to increase the number of its authorized shares if, at any date, the “shares available for issuance” fall below the greater of:

•	62 million shares (as adjusted for any stock split, reverse stock split, stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction), and

•

three times the number of shares that it would need to issue to raise sufficient proceeds to pay (assuming a price per share equal to the average trading price of its shares over the 10 trading day period preceding such date):

•	any then outstanding deferred interest on the LoTSSM plus

•	twelve additional months of deferred interest on the LoTSSM.

If the Trust issues additional Trust Preferred Securities, the number of shares referred to in the first bullet above will be increased proportionately to the number of such additional Trust Preferred Securities.

Wachovia’s failure to use commercially reasonable efforts to seek shareholder approval to increase the number of authorized shares would constitute a breach under the indenture, but would not constitute an event of default under the indenture or give rise to a right of acceleration or similar remedy.

Wachovia’s “shares available for issuance” will be calculated in two steps. First, Wachovia will deduct from the number of its authorized and unissued shares, the maximum number of shares of common stock that can be issued under existing reservations and commitments under which it is able to determine such maximum number. After deducting that number of shares from its authorized and unissued shares, Wachovia will allocate on a pro rata basis or such other basis as it determines is appropriate, the remaining available shares to the alternative payment mechanism and to any other similar commitment that is of an indeterminate nature and under which it is then required to issue shares. The definition of “shares available for issuance” will have the effect of giving absolute priority for issuance to those reservations and commitments under which it is able to determine the maximum number of shares issuable irrespective of when they were entered into.

Wachovia will be permitted to modify the definition of “shares available for issuance” and the related provisions of the indenture without the consent of holders of the Trust Preferred Securities or LoTSSM, provided that (i) it has determined, in its reasonable discretion, that such modification is not materially adverse to such holders, (ii) the rating agencies then rating the Trust Preferred Securities confirm the then current ratings of the Trust Preferred Securities and (iii) the number of shares available for issuance after giving effect to such modification will not fall below the then applicable threshold set forth in the third preceding paragraph.

If Wachovia has amended the definition of “qualifying APM securities” to eliminate common stock, then:

•	the number of shares referred to in the first bullet above will be increased by 100%; and

•

Wachovia will be required to use commercially reasonable efforts, subject to the common equity issuance cap, to set the terms of the qualifying warrants so as to raise sufficient proceeds from their issuance to pay all deferred interest on the LoTSSM in accordance with the alternative payment mechanism.

Repayment of Principal

Scheduled maturity. Wachovia must repay the principal amount of the LoTSSM, together with accrued and unpaid interest, on March 15, 2037, or if that date is not a business day, the following business day (“scheduled maturity date”), subject to the limitations described below.

Wachovia’s obligation to repay the LoTSSM on the scheduled maturity date is limited. The indenture requires that Wachovia repay the LoTSSM on the scheduled maturity date to the extent of the net proceeds it has received from the issuance of qualifying capital securities, as this term is defined under “Replacement Capital Covenant,” during a 180-day period ending on a notice date not more than 15 and not less than 10 business days prior to the scheduled maturity date. If it has not sold sufficient qualifying capital securities to permit repayment of all principal and accrued and unpaid interest on the LoTSSM on the scheduled maturity date and has not otherwise voluntarily redeemed the LoTSSM, the unpaid amount will remain outstanding. Wachovia will be required to repay the unpaid portion of the LoTSSM on each subsequent interest payment date to the extent of the net proceeds it receives from any subsequent issuance of qualifying capital securities or upon the earliest to occur of the redemption of the LoTSSM, an event of default that results in acceleration of the LoTSSM or the final repayment date. Wachovia’s right to redeem, repay or purchase LoTSSM or Trust

Preferred Securities on or after the scheduled maturity date is subject to its covenant described under “Replacement Capital Covenant.”

Wachovia will agree in the indenture to use its commercially reasonable efforts (except as described below) to raise sufficient net proceeds from the issuance of qualifying capital securities in a 180-day period ending on a notice date not more than 15 and not less than 10 business days prior to the scheduled maturity date to permit repayment of the LoTSSM in full on this date in accordance with the above requirement. Wachovia will further agree in the indenture that if it is unable for any reason to raise sufficient proceeds to permit payment in full on the scheduled maturity date, it will use its commercially reasonable efforts (except as described below) to raise sufficient proceeds from the sale of qualifying capital securities to permit repayment on the next interest payment date, and on each interest payment date thereafter, until it repays the LoTSSM in full, it redeems the LoTSSM, an event of default that results in acceleration of the LoTSSM occurs or the final repayment date. Wachovia’s failure to use its commercially reasonable efforts to raise these proceeds would be a breach of covenant under the indenture. However, in no event will such failure be an event of default thereunder.

Although under the replacement capital covenant the principal amount of LoTSSM that Wachovia may redeem or repay at any time on or after the scheduled maturity date may be based on the net cash proceeds from certain issuances during the applicable measurement period of common stock, rights to acquire common stock, mandatorily convertible preferred stock, debt exchangeable for equity and REIT preferred securities in addition to qualifying capital securities, Wachovia is not required under the indenture to use commercially reasonable efforts to issue any securities other than qualifying capital securities in connection with the above obligation.

Wachovia generally may amend or supplement the replacement capital covenant without the consent of the holders of the LoTSSM or the Trust Preferred Securities. However, with respect to qualifying capital securities, Wachovia has agreed in the indenture for the LoTSSM that it will not amend the replacement capital covenant to impose additional restrictions on the type or amount of qualifying capital securities that it may include for purposes of determining whether or to what extent the repayment, redemption or purchase of the LoTSSM or Trust Preferred Securities is permitted, except with the consent of holders of a majority by liquidation amount of the Trust Preferred Securities or, if the LoTSSM have been distributed by the Trust, a majority by principal amount of the LoTSSM.

In addition, under the current risk-based capital adequacy guidelines of the Federal Reserve, Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. However, Federal Reserve approval is not required for the redemption of the Trust Preferred Securities on or after the scheduled maturity date in connection with the repayment of the LoTSSM as described above since, in this case, the redemption would not be an early redemption but would be pursuant to Wachovia’s contractual obligation to repay the LoTSSM.

“Commercially reasonable efforts” to sell qualifying capital securities means commercially reasonable efforts to complete the offer and sale of qualifying capital securities to third parties that are not subsidiaries of Wachovia in public offerings or private placements. Wachovia will not be considered to have made commercially reasonable efforts to effect a sale of qualifying capital securities if it determines not to pursue or complete such sale due to pricing, coupon, dividend rate or dilution considerations.

Wachovia will be excused from its obligation under the indenture to use commercially reasonable efforts to sell qualifying capital securities to permit repayment of the LoTSSM if it provides written certification to the indenture trustee (which certification will be forwarded to each holder of record of Trust Preferred Securities) no more than 15 and no less than 10 business days in advance of the required repayment date certifying that:

•

a market disruption event was existing during the 180-day period preceding the date of the certificate or, in the case of any required repayment date after the scheduled maturity date, the 90-day period preceding the date of the certificate; and

•

either (a) the market disruption event continued for the entire 180-day period or 90-day period, as the case may be, or (b) the market disruption event continued for only part of the period, but it was unable after commercially reasonable efforts to sell sufficient qualifying capital securities during the rest of that period to permit repayment of the LoTSSM in full.

Payments in respect of the LoTSSM on and after the scheduled maturity date will be applied, first, to deferred interest (including compounded interest thereon) to the extent of eligible proceeds under the alternative payment mechanism, second, to pay current interest that Wachovia is not paying from other sources and, third, to repay the principal of the LoTSSM; provided that if it is obligated to sell qualifying capital securities and make payments of principal on any outstanding securities in addition to the LoTSSM in respect thereof, then on any date and for any period, such payments will be made on the LoTSSM and those other securities having the same scheduled maturity date as the LoTSSM pro rata in accordance with their respective outstanding principal amounts and no such payment will be made on any other securities having a later scheduled maturity date until the principal of the LoTSSM has been paid in full. If Wachovia raises less than $5 million of net proceeds from the sale of qualifying capital securities during the relevant 180-day or 90-day period, Wachovia will not be required to repay any LoTSSM on the scheduled maturity date or the next interest payment date, as applicable, but it will be required to repay a principal amount of the LoTSSM equal to those net proceeds on the next interest payment date as of which it has raised at least $5 million of net proceeds.

Final repayment date. Any principal amount of the LoTSSM, together with accrued and unpaid interest, will be due and payable on the final repayment date for the LoTSSM, regardless of the amount of qualifying capital securities or qualifying APM securities Wachovia has issued and sold by that time. Initially, the final repayment date will be March 1, 2067. Wachovia may elect to extend the final repayment date up to two times in 10-year increments on either or both of March 15, 2017 and March 15, 2027 (each, an “extension date”), and as a result the final repayment date may be extended to March 1, 2077 or March 1, 2087, if all the following criteria are satisfied:

•

on the applicable extension date the LoTSSM are rated at least Baa3 by Moody’s Investor Services (“Moody’s”) or BBB- by either of Standard & Poor’s Ratings Services, a division of McGraw Hill, Inc. (“S&P”), or Fitch Ratings (“Fitch”) or, if any of Moody’s, S&P and Fitch (or their respective successors) is no longer in existence, the equivalent rating by any other nationally recognized statistical rating organization within the meaning of 15c3-1 under the Exchange Act; and

•	during the three years prior to the applicable extension date:

•

no event of default has occurred or is occurring in respect of any payment obligation on, or financial covenant in, any of Wachovia’s then outstanding debt for money borrowed having an aggregate principal amount of $100 million or greater; and

•	it did not have (and does not currently have) any outstanding deferred payments under any of its then outstanding preferred stock or debt for money borrowed.

From and after the applicable extension date the final repayment date will be the final repayment date as so extended.

Redemption

The LoTSSM:

•	are repayable on the scheduled maturity date or thereafter as described under “—Repayment of Principal”;

•	are redeemable, in whole or in part, at Wachovia’s option at any time on or after March 15, 2012, including on or after the scheduled maturity date;

•	are redeemable, in whole but not in part, after the occurrence of a “tax event,” a “rating agency event,” a “capital treatment event” or an “investment company event,” as described below; and

•	are not subject to any sinking fund or similar provisions.

Any redemption or repayment of the LoTSSM on or after the scheduled maturity date and prior to the date that is 20 years prior to the final repayment date is subject to Wachovia’s obligations under the replacement capital covenant as described under “Replacement Capital Covenant”. Moreover, under the current risk-based capital adequacy guidelines of the Federal Reserve, Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. However, Federal Reserve approval is not required for the redemption of the Trust Preferred Securities on or after the scheduled maturity date in connection with the repayment of the LoTSSM since, in this case, the redemption would not be an early redemption but would be pursuant to Wachovia’s contractual obligation to repay the LoTSSM, subject to the limitations described under “—Repayment of Principal,” on the scheduled maturity date.

The redemption price of the LoTSSM will be equal to (i) 100% of the principal amount of the LoTSSM being redeemed or (ii) in the case of a redemption after the occurrence of a “rating agency event,” a “make-whole redemption price” equal to (x) 100% of the principal amount of the LoTSSM being redeemed or (y) if greater, the sum of the present values of the remaining scheduled payments of principal (discounted from March 15, 2012) and interest that would have been payable to and including March 15, 2012 (discounted from their respective interest payment dates) on the LoTSSM to be redeemed (not including any portion of such payments of interest accrued to the redemption date) to the redemption date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 50 basis points, as calculated by the premium calculation agent, in each case plus accrued and unpaid interest to the redemption date.

“Tax event” means that Wachovia has requested and received an opinion of counsel experienced in such matters to the effect that, as a result of any:

•

amendment to or change (including any announced prospective change) in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or becomes effective after the initial issuance of the Trust Preferred Securities;

•	proposed change in those laws or regulations that is announced after the initial issuance of the Trust Preferred Securities;

•

official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the Trust Preferred Securities; or

•

threatened challenge asserted in connection with an audit of the Trust, Wachovia or its subsidiaries, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the LoTSSM or the Trust Preferred Securities;

there is more than an insubstantial increase in risk that:

•	the Trust is or will be subject to United States federal income tax with respect to income received or accrued on the LoTSSM;

•	interest payable by Wachovia on the LoTSSM is not, or will not be, deductible by Wachovia, in whole or in part, for United States federal income tax purposes; or

•	the Trust is or will be subject to more than a de minimis amount of other taxes, duties or other governmental charges.

If Wachovia redeems the LoTSSM pursuant to a “tax event” of the type described in the second or fourth bullet point above, it intends to do so only with the proceeds of replacement capital securities that have terms and provisions at the time of redemption that are as or more equity-like than the LoTSSM then being redeemed, raised within 180 days prior to the applicable redemption.

A “rating agency event” means an amendment, clarification or change has occurred in the equity criteria for securities such as the LoTSSM of any nationally recognized statistical rating organization within the meaning of Rule 15c3-1 under the Exchange Act that then publishes a rating for Wachovia (a “rating agency”), which amendment, clarification or change results in a lower equity credit for the LoTSSM than the then respective equity credit assigned by such rating agency on the closing date of this offering.

“Capital treatment event” means Wachovia’s reasonable determination that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws, rules or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of issuance of the Trust Preferred Securities, there is more than an insubstantial risk that Wachovia will not be entitled to treat an amount equal to the aggregate liquidation amount of the Trust Preferred Securities as “Tier 1 capital” (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to Wachovia.

“Investment company event” means the receipt by the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Trust Preferred Securities, there is more than an insubstantial risk that the Trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act.

“Treasury rate” means the semi-annual equivalent yield to maturity of the “treasury security” that corresponds to the “treasury price” (calculated in accordance with standard market practice and computed as of the second trading day preceding the redemption date).

“Treasury security” means the United States Treasury security that the “treasury dealer” determines would be appropriate to use, at the time of determination and in accordance with standard market practice, in pricing the LoTSSM being redeemed in a tender offer based on a spread to United States Treasury yields.

“Treasury price” means the bid-side price for the treasury security as of the third trading day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York on that trading day and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities”, except that: (i) if that release (or any successor release) is not published or does not contain that price information on that trading day; or (ii) if the treasury dealer determines that the price information is not reasonably reflective of the actual bid-side price of the treasury security prevailing at 3:30 p.m., New York City time, on that trading day, then treasury price will instead mean the bid-side price for the treasury security at or around 3:30 p.m., New York City time, on that trading day (expressed on a next trading day settlement basis) as determined by the treasury dealer through such alternative means as the treasury dealer considers to be appropriate under the circumstances.

“Treasury dealer” means U.S. Bank National Association (or its successor) or, if U.S. Bank National Association (or its successor) refuses to act as treasury dealer for this purpose or ceases to be a primary U.S. Government securities dealer, another nationally recognized investment banking firm that is a primary U.S. Government securities dealer specified by us for these purposes.

Wachovia will notify the Trust of the make-whole redemption price promptly after the calculation thereof and the Trustee will have no responsibility for calculating the make-whole redemption price.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of LoTSSM to be redeemed at its registered address. Unless Wachovia defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the LoTSSM or portions thereof called for redemption.

Wachovia may not redeem the LoTSSM in part if the principal amount has been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest, including deferred interest, has been paid in full on all outstanding LoTSSM for all interest periods terminating on or before the redemption date.

In the event of any redemption, neither Wachovia nor the indenture trustee will be required to:

•

issue, register the transfer of, or exchange, LoTSSM during a period beginning at the opening of business 15 days before the day of selection for redemption of LoTSSM and ending at the close of business on the day of mailing of notice of redemption; or

•	transfer or exchange any LoTSSM so selected for redemption, except, in the case of any LoTSSM being redeemed in part, any portion thereof not to be redeemed.

Subordination

Wachovia’s obligations to pay interest on, and principal of, the LoTSSM are subordinate and junior in right of payment and upon liquidation to all its senior and subordinated indebtedness, whether now outstanding or subsequently incurred, including:

•

$41 billion of its indebtedness for money borrowed, including $3.1 billion of junior subordinated debt securities underlying outstanding traditional trust preferred securities of Wachovia and other indebtedness evidenced by bonds, debentures, notes or similar instruments,

•	similar obligations arising from off-balance sheet guarantees and direct credit substitutes,

•

obligations associated with derivative products including but not limited to interest rate and foreign exchange contracts and futures contracts relating to mortgages, commodity contracts, capital lease obligations, and

•	guarantees of any of the foregoing;

but not including trade accounts payable and accrued liabilities arising in the ordinary course of business or the Remarketable Junior Subordinated Notes due 2042 held by Wachovia Capital Trust III or its guarantee of the WITS issued by Wachovia Capital Trust III or other debt securities and guarantees that by their terms rank junior or pari passu in right of payment to the LoTSSM. Wachovia’s obligations to which the LoTSSM are subordinated upon liquidation are referred to as its “senior and subordinated debt.”

The LoTSSM and the guarantee will rank equally upon liquidation and in right of payment with any “Pari Passu Securities,” which means (i) indebtedness that, among other things, (a) qualifies or is issued to financing vehicles issuing securities that qualify as Tier 1 capital of Wachovia under the capital guidelines of the Federal Reserve and (b) by its terms ranks equally with the LoTSSM in right of payment and upon liquidation; and (ii) guarantees of indebtedness described in clause (i) or securities issued by one or more financing vehicles described in clause (i). Pari Passu Securities does not include Wachovia’s junior subordinated debentures or guarantees issued in connection with Wachovia’s outstanding traditional trust preferred securities, each of which ranks senior to the Trust Preferred Securities, or any junior subordinated debentures or guarantees that may be issued in the future in connection with traditional trust preferred securities, but does include the Remarketable Junior Subordinated Notes due 2042 held by Wachovia Capital Trust III and Wachovia’s guarantee of the WITS issued by Wachovia Capital Trust III. All liabilities of

Wachovia’s subsidiaries including trade accounts payable and accrued liabilities arising in the ordinary course of business are effectively senior to the LoTSSM to the extent of the assets of such subsidiaries. At September 30, 2006, Wachovia’s indebtedness for money borrowed (excluding all of the liabilities of its subsidiaries) that would rank senior to the LoTSSM upon liquidation was $41 billion and its subsidiaries’ direct borrowings and deposit liabilities that would effectively rank senior to the LoTSSM upon liquidation totaled approximately $619 billion.

Notwithstanding the foregoing or any other provision of the indenture, provided that Wachovia is not subject to a bankruptcy, insolvency, liquidation or similar proceeding, it may pay interest or principal on parity securities, as that term is defined under “—Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances,” in accordance with that section and free of the limitations described in the preceding paragraph.

In addition, Wachovia will not incur any additional indebtedness for borrowed money that ranks pari passu with or junior to the LoTSSM except in compliance with applicable Federal Reserve regulations and guidelines.

If certain events in bankruptcy, insolvency or reorganization occur, Wachovia will first pay all senior and subordinated debt, including any interest accrued after the events occur, in full before it makes any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the LoTSSM. In such an event, it will pay or deliver directly to the holders of senior and subordinated debt and of other indebtedness described in the previous sentence, any payment or distribution otherwise payable or deliverable to holders of the LoTSSM. Wachovia will make the payments to the holders of senior and subordinated debt according to priorities existing among those holders until it has paid all senior and subordinated debt, including accrued interest, in full. Notwithstanding the subordination provisions discussed in this paragraph, it may make payments or distributions on the LoTSSM so long as:

•	the payments or distributions consist of securities issued by Wachovia or another company in connection with a plan of reorganization or readjustment; and

•

payment on those securities is subordinate to outstanding senior and subordinated debt and any securities issued with respect to senior and subordinated debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the LoTSSM.

If such events in bankruptcy, insolvency or reorganization occur, after Wachovia has paid in full all amounts owed on senior and subordinated debt, the holders of LoTSSM together with the holders of any of its other obligations ranking equal with the LoTSSM will be entitled to receive from its remaining assets any principal or interest due at that time on the LoTSSM and such other obligations before it makes any payment or other distribution on account of any of its capital stock or obligations ranking junior to the LoTSSM.

If Wachovia violates the indenture by making a payment or distribution to holders of the LoTSSM before Wachovia has paid all the senior and subordinated debt in full, then such holders of the LoTSSM will have to pay or transfer the payments or distributions to the trustee in bankruptcy, receiver, liquidating trustee or other person distributing its assets for payment of the senior and subordinated debt. Notwithstanding the subordination provisions discussed in this paragraph, holders of LoTSSM will not be required to pay, or transfer payments or distributions to, holders of senior and subordinated debt so long as:

•	the payments or distributions consist of securities issued by Wachovia or another company in connection with a plan of reorganization or readjustment; and

•

payment on those securities is subordinate to outstanding senior and subordinated debt and any securities issued with respect to senior and subordinated debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the LoTSSM.

Because of the subordination, if Wachovia becomes insolvent, holders of senior and subordinated debt may receive more, ratably, and holders of the LoTSSM having a claim pursuant to those securities may receive less, ratably, than its other creditors, including trade creditors. This type of subordination will not prevent an event of default from occurring under the indenture in connection with the LoTSSM.

Wachovia may modify or amend the indenture as provided under “—Modification of Indenture.” However, the modification or amendment may not, without the consent of the holders of all senior and subordinated debt outstanding, modify any of the provisions of the indenture relating to the subordination of the LoTSSM in a manner that would adversely affect the holders of senior and subordinated debt.

The indenture places no limitation on the amount of senior and subordinated debt that Wachovia may incur. Wachovia expects from time to time to incur additional indebtedness and other obligations constituting senior and subordinated debt.

Limitation on Claims in the Event of Bankruptcy, Insolvency or Receivership

The indenture provides that a holder of LoTSSM, by that holder’s acceptance of the LoTSSM, agrees that in certain events of bankruptcy, insolvency or receivership prior to the redemption or repayment of its LoTSSM, that holder of LoTSSM will have no claim for, and thus no right to receive, optionally deferred and unpaid interest (including compounded interest thereon) that has not been settled through the application of the alternative payment mechanism to the extent the amount of such interest exceeds the sum of (x) two years of accumulated and unpaid interest (including compounded interest thereon) on the LoTSSM and (y) an amount equal to such holder’s pro rata share of the excess, if any, of the preferred stock issuance cap over the aggregate amount of net proceeds from the sale of qualifying preferred stock that Wachovia has applied to pay such deferred interest pursuant to the alternative payment mechanism; provided that each holder of LoTSSM is deemed to agree that, to the extent the remaining claim exceeds the amount set forth in clause (x), the amount it receives in respect of such excess shall not exceed the amount it would have received the claim for such excess ranked pari passu with the interests of the holders, if any, of qualifying preferred stock.

Payment; Exchange; Transfer

If the Trust is dissolved and the LoTSSM are distributed to the holders of the Trust Preferred Securities, Wachovia will appoint a paying agent from whom holders of LoTSSM can receive payment of the principal of and interest on the LoTSSM. It may elect to pay any interest on the LoTSSM by mailing a check to the person listed as the owner of the LoTSSM in the security register or by wire transfer to an account designated by that person in writing not less than 10 days before the date of the interest payment. One of Wachovia’s affiliates may serve as the paying agent under the indenture. It will pay interest on the LoTSSM:

•	on an interest payment date to the person in whose name that LoTSSM is registered at the close of business on the record date relating to that interest payment date; and

•	on the date of maturity or earlier redemption or repayment to the person who surrenders such LoTSSM at the office of the appointed paying agent.

Any money that Wachovia pays to a paying agent for the purpose of making payments on the LoTSSM and that remains unclaimed two years after the payments were due will, at its request, be returned to Wachovia and after that time any holder of such LoTSSM can only look to Wachovia for the payments on such LoTSSM.

Any LoTSSM can be exchanged for other LoTSSM so long as such other LoTSSM are denominated in authorized denominations and have the same aggregate principal amount and same terms as the LoTSSM that were surrendered for exchange. The LoTSSM may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by Wachovia for that purpose in a place of payment. There will be no service charge for any registration of transfer or exchange of the LoTSSM, but Wachovia may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the LoTSSM. It may at any time rescind the designation or approve a change in the location of any office or agency, in addition to the security registrar, designated by Wachovia where holders can surrender the LoTSSM for registration of transfer or exchange. However, Wachovia will be required to maintain an office or agency in each place of payment for the LoTSSM.

Denominations

The LoTSSM will be issued only in registered form, without coupons, in denominations of $25 each or multiples of $25.

Limitation on Mergers and Sales of Assets

The indenture generally permits a consolidation or merger between Wachovia and another entity. It also permits the sale or transfer by Wachovia of all or substantially all of its property and assets. These transactions are permitted if:

•

the resulting or acquiring entity, if other than Wachovia, is organized and existing under the laws of a domestic jurisdiction and assumes all of its responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

•	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and

•	certain other conditions as prescribed in the indenture are met.

If Wachovia consolidates or merges with or into any other entity or sells or leases all or substantially all of its assets according to the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for Wachovia in such indenture with the same effect as if it had been an original party to the indenture. As a result, such successor entity may exercise Wachovia’s rights and powers under the indenture, in Wachovia’s name and, except in the case of a lease of all or substantially all of its properties and assets, it will be released from all of its liabilities and obligations under the indenture and under the LoTSSM.

Events of Default; Waiver and Notice

The following events are “events of default” with respect to the LoTSSM:

•

default in the payment of interest, including compounded interest, in full on any LoTSSM for a period of 30 days after the conclusion of a 10-year period following the commencement of any deferral period;

•	bankruptcy of Wachovia; or

•	receivership of Wachovia Bank, National Association.

The indenture for the LoTSSM provides that the indenture trustee must give holders notice of all defaults or events of default within 30 days after it becomes actually known to a responsible officer of the indenture trustee. However, except in the cases of a default or an event of default in payment on the LoTSSM, the indenture trustee will be protected in withholding the notice if its responsible officers determine that withholding of the notice is in the interest of such holders.

If an event of default under the indenture occurs and continues, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding LoTSSM may declare the entire principal and all accrued but unpaid interest on all LoTSSM to be due and payable immediately. If the indenture trustee or the holders of LoTSSM do not make such declaration and the LoTSSM are beneficially owned by the Trust or a trustee of the Trust, the property trustee or the holders of at least 25% in aggregate liquidation amount of the Trust Preferred Securities shall have such right.

If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding LoTSSM can, subject to certain conditions (including, if the LoTSSM are held by the Trust or a trustee of the Trust, the consent of the holders of at least a majority in aggregate liquidation amount of the Trust Preferred Securities), rescind the declaration. If the holders of the LoTSSM do not rescind such declaration and the LoTSSM are beneficially owned by the Trust or property trustee of the Trust, the holders of at least a majority in aggregate liquidation amount of the Trust Preferred Securities shall have such right.

The holders of a majority in aggregate principal amount of the outstanding LoTSSM may waive any past default, except:

•	a default in payment of principal or interest; or

•	a default under any provision of the indenture that itself cannot be modified or amended without the consent of the holder of each outstanding LoTSSM.

If the LoTSSM are beneficially owned by the Trust or a trustee of the Trust, any such waiver shall require the consent of the holders of at least a majority in aggregate liquidation amount of the Trust Preferred Securities.

The holders of a majority in principal amount of the LoTSSM shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee.

Wachovia is required to file an officers’ certificate with the indenture trustee each year that states, to the knowledge of the certifying officer, whether or not any defaults exist under the terms of the indenture.

If the LoTSSM are beneficially owned by the Trust or a trustee of the Trust, a holder of Trust Preferred Securities may institute a direct action against Wachovia if it breaches its obligations to issue qualifying APM securities pursuant to the alternative payment mechanism or to use commercially reasonable efforts to sell qualifying capital securities as described under “Description of the LoTSSM—Repayment of Principal,” in each case subject to a market disruption event or it fails to make interest or other payments on the LoTSSM when due, taking into account any deferral period. A direct action may be brought without first:

•	directing the property trustee to enforce the terms of the LoTSSM; or

•	suing Wachovia to enforce the property trustee’s rights under the LoTSSM.

This right of direct action cannot be amended in a manner that would impair the rights of the holders of the Trust Preferred Securities without the consent of all such holders.

Actions Not Restricted by Indenture

The indenture does not contain restrictions on Wachovia’s ability to:

•	incur, assume or become liable for any type of debt or other obligation;

•	create liens on its property for any purpose; or

•

pay dividends or make distributions on its capital stock or repurchase or redeem its capital stock, except as set forth under “—Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances.”

The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the indenture does not contain any provisions that would require Wachovia to repurchase or redeem or modify the terms of any of the LoTSSM upon a change of control or other event involving it that may adversely affect the creditworthiness of the LoTSSM.

The alternative payment mechanism, which is implemented through Wachovia’s covenants in the indenture, will not affect the ability of the Federal Reserve to allow or require Wachovia to issue qualifying APM securities for supervisory purposes independent of, and not restricted by, the alternative payment mechanism or the other terms of the LoTSSM.

No Protection in the Event of a Highly Leveraged Transaction

The indenture does not protect holders from a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations, or similar restructurings or other highly leveraged transactions.

Distribution of Corresponding Assets

If the LoTSSM are owned by the Trust, under circumstances involving the dissolution of the Trust, the LoTSSM may be distributed to the holders of the Trust securities in liquidation of the Trust after satisfaction of the Trust’s liabilities to its creditors, provided that any required regulatory approval is obtained. See “Description of the Trust Preferred Securities—Optional Liquidation of Trust and Distribution of LoTSSM to Holders.”

If the LoTSSM are distributed to the holders of Trust Preferred Securities, Wachovia anticipates that the depositary arrangements for the LoTSSM will be substantially identical to those in effect for the Trust Preferred Securities. See “Book-Entry System.”

Modification of Indenture

Under the indenture, certain of Wachovia’s rights and obligations and certain of the rights of holders of the LoTSSM may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding LoTSSM. However, the following modifications and amendments will not be effective against any holder without its consent:

•

a change in the stated maturity date of any payment of principal or interest (including any additional interest), including the scheduled maturity date and the final repayment date (other than changes of the final maturity date upon an extension as described under “—Repayment of Principal”);

•	a reduction in or change in the manner of calculating payments due on the LoTSSM;

•	a change in the place of payment or currency in which any payment on the LoTSSM is payable;

•	a limitation of a holder’s right to sue Wachovia for the enforcement of payments due on the LoTSSM;

•

a reduction in the percentage of outstanding LoTSSM required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture;

•	a reduction in the requirements contained in the indenture for quorum or voting;

•	a change in the subordination of the LoTSSM in a manner adverse to holders; and

•	a modification of any of the foregoing requirements contained in the indenture.

Under the indenture, the holders of at least a majority of the aggregate principal amount of the outstanding LoTSSM may, on behalf of all holders of the LoTSSM, waive compliance by Wachovia with any covenant or condition contained in the indenture.

If the LoTSSM are held by or on behalf of the Trust, no modification may be made that adversely affects the holders of the Trust Preferred Securities in any material respect, and no termination of the indenture may occur, and no waiver of any compliance with any covenant will be effective without the prior consent of a majority in liquidation amount of the Trust Preferred Securities. If the consent of the holder of each outstanding LoTSSM is required for such modification or waiver, no such modification or waiver shall be effective without the prior consent of each holder of the Trust Preferred Securities.

Wachovia and the indenture trustee may execute, without the consent of any holder of LoTSSM, any supplemental indenture for the purposes of:

•	evidencing the succession of another corporation to Wachovia, and the assumption by such successor of its covenants contained in the indenture and the LoTSSM;

•

adding covenants of Wachovia for the benefit of the holders of the LoTSSM, transferring any property to or with the indenture trustee or surrendering any of Wachovia’s rights or powers under the indenture;

•	adding any additional events of default for the LoTSSM;

•

changing or eliminating any restrictions on the payment of principal or premium, if any, on LoTSSM in registered form, provided that any such action shall not adversely affect the interests of the holders of the LoTSSM of any series in any material respect;

•	evidencing and providing for the acceptance of appointment under the indenture by a successor trustee with respect to the LoTSSM;

•

curing any ambiguity, correcting or supplementing any provision in the indenture that may be defective or inconsistent with any other provision therein or making any other provisions with respect to matters or questions arising under the indenture that shall not be inconsistent with any provision therein, provided that such other provisions shall not adversely affect the interests of the holders of the LoTSSM in any material respect or if the LoTSSM are beneficially owned by the Trust and for so long as any of the Trust Preferred Securities shall remain outstanding, the holders of the Trust Preferred Securities;

•

adding to, changing or eliminating any provision of the indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act, provided that such action shall not adversely affect the interest of the holders of the LoTSSM in any material respect; or

•	conforming the terms of the indenture and the LoTSSM to the description of the LoTSSM in this prospectus supplement, in the manner provided in the indenture.

Trust Expenses

Pursuant to the indenture, Wachovia, as issuer of the LoTSSM, agrees to pay:

•	all debts and other obligations of the Trust (other than with respect to the Trust securities);

•

all costs and expenses of the Trust, including costs and expenses relating to the organization of the Trust, the fees, expenses and indemnities of the trustees and the cost and expenses relating to the operation of the Trust; and

•	any and all taxes and costs and expenses with respect thereto, other than U.S. withholding taxes, to which the Trust might become subject.

Governing Law

The indenture and the LoTSSM will be governed by, and construed in accordance with, the laws of the State of New York.

The Indenture Trustee

The indenture trustee will have all of the duties and responsibilities specified under the Trust Indenture Act. Other than its duties in a case of default, the indenture trustee is under no obligation to exercise any of the powers under the indenture at the request, order or direction of any holders of LoTSSM unless offered reasonable indemnification.

DESCRIPTION OF THE GUARANTEE

The following is a brief description of the terms of the guarantee. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the guarantee, which has been filed with the SEC and incorporated by reference into the registration statement to which this prospectus supplement relates and copies of which are available upon request from Wachovia.

General

The following payments on the Trust Preferred Securities, also referred to as the “guarantee payments,” if not fully paid by the Trust, will be paid by Wachovia under a guarantee, or “guarantee,” that Wachovia will execute and deliver for the benefit of the holders of Trust Preferred Securities. Pursuant to the guarantee, it will irrevocably and unconditionally agree to pay in full the guarantee payments, without duplication:

•	any accumulated and unpaid distributions required to be paid on the Trust Preferred Securities, to the extent the Trust has funds available to make the payment;

•	the redemption price for any Trust Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available to make the payment; and

•

upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust, other than in connection with a distribution of a like amount of corresponding assets to the holders of the Trust Preferred Securities, the lesser of:

•

the aggregate of the liquidation amount and all accumulated and unpaid distributions on the Trust Preferred Securities to the date of payment, to the extent the Trust has funds available to make the payment; and

•	the amount of assets of the Trust remaining available for distribution to holders of the Trust Preferred Securities upon liquidation of the Trust.

Wachovia’s obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by Wachovia to the holders of the Trust Preferred Securities or by causing the Trust to pay the amounts to the holders.

If Wachovia does not make a required payment on the LoTSSM, the Trust will not have sufficient funds to make the related payments on the Trust Preferred Securities. The guarantee does not cover payments on the Trust Preferred Securities when the Trust does not have sufficient funds to make these payments. If Wachovia does not pay any amounts on the LoTSSM when due, holders of the Trust Preferred Securities will have to rely on the enforcement by the property trustee of its rights as registered holder of the LoTSSM or proceed directly against Wachovia for payment of any amounts due on the LoTSSM. See “—Status of the Guarantee.” Because Wachovia is a holding company, its rights to participate in the assets of any of its subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors except to the extent that Wachovia may itself be a creditor with recognized claims against the subsidiary. The guarantee does not limit the incurrence or issuance by Wachovia of other secured or unsecured indebtedness.

The guarantee will be qualified as an indenture under the Trust Indenture Act. U.S. Bank National Association will act as “guarantee trustee” for the guarantee for purposes of compliance with the provisions of the Trust Indenture Act. The guarantee trustee will hold the guarantee for the benefit of the holders of the Trust Preferred Securities.

Effect of the Guarantee

The guarantee, when taken together with Wachovia’s obligations under the indenture and the Trust’s obligations under the Trust Agreement, including Wachovia’s obligations to pay costs, expenses, debts and liabilities of the Trust, other than with respect to the Trust securities, has the effect of providing a full and unconditional guarantee on a subordinated basis of payments due on the Trust Preferred Securities. See “Relationship among Trust Preferred Securities, LoTSSM and Guarantee.”

Wachovia will also agree separately to irrevocably and unconditionally guarantee the obligations of the Trust with respect to the Trust’s common securities to the same extent as the guarantee.

Status of the Guarantee

The guarantee will be unsecured and will rank:

•	subordinate and junior in right of payment to all Wachovia’s senior and subordinated debt in the same manner as the LoTSSM as set forth in the indenture; and

•

equally with all other guarantees for payments on Trust Preferred Securities that Wachovia issues in the future to the extent the related subordinated notes by their terms rank pari passu with the LoTSSM, subordinated notes that Wachovia issues in the future to the extent that by their terms rank pari passu with the LoTSSM and any of its other present or future obligations that by their terms rank pari passu with such guarantee.

The guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may sue the guarantor to enforce its rights under the guarantee without suing any other person or entity. The guarantee will be held for the benefit of the holders of the Trust Preferred Securities. The guarantee will be discharged only by payment of the guarantee payments in full to the extent not paid by the Trust.

Amendments and Assignment

The guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding Trust Preferred Securities. The approval of such holders will not be required, however, for any changes that do not adversely affect the rights of holders of the Trust Preferred Securities in any material respect. All guarantees and agreements contained in the guarantee will bind Wachovia’s successors, assignees, receivers, trustees and representatives and will be for the benefit of the holders of the Trust Preferred Securities then outstanding.

Termination of the Guarantee

The guarantee will terminate:

•	upon full payment of the redemption price of all Trust Preferred Securities;

•	upon the distribution of the LoTSSM in exchange for all of the Trust Preferred Securities; or

•	upon full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Trust.

The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Preferred Securities must restore payment of any sums paid under the Trust Preferred Securities or the guarantee.

Events of Default

An event of default under the guarantee will occur if Wachovia fails to perform any payment obligation or if it fails to perform any other obligation under the guarantee and such default remains unremedied for 30 days.

The holders of a majority in liquidation amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee. Any holder of Trust Preferred Securities may institute a legal proceeding directly against Wachovia to enforce the guarantee trustee’s rights and Wachovia’s obligations under the guarantee, without first instituting a legal proceeding against the Trust, the guarantee trustee or any other person or entity.

As guarantor, Wachovia is required to file annually with the guarantee trustee a certificate as to whether or not it is in compliance with all applicable conditions and covenants under the guarantee.

Information Concerning the Guarantee Trustee

Prior to the occurrence of an event of default relating to the guarantee, the guarantee trustee is required to perform only the duties that are specifically set forth in the guarantee. Following the occurrence of an event of default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of Trust Preferred Securities, unless offered indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred thereby.

Wachovia and its affiliates may maintain certain accounts and other banking relationships with the guarantee trustee and its affiliates in the ordinary course of business.

Governing Law

The guarantee will be governed by and construed in accordance with the laws of the State of New York.

RELATIONSHIP AMONG TRUST PREFERRED SECURITIES, LOTSSM AND GUARANTEE

As set forth in the Trust Agreement, the exclusive purposes of the Trust are:

•	issuing the Trust securities representing beneficial interests in the Trust;

•	investing the gross proceeds of the Trust securities in the LoTSSM; and

•	engaging in only those activities necessary or incidental thereto.

As long as payments of interest and other payments are made when due on the LoTSSM, those payments will be sufficient to cover the distributions and payments due on the Trust securities. This is due to the following factors:

•	the Trust will hold an aggregate principal amount of LoTSSM equal to the sum of the aggregate liquidation amount of the Trust Preferred Securities and Trust’s common securities;

•	the interest rate on the LoTSSM will match the distribution rate on the Trust Preferred Securities and the Trust’s common securities;

•	the interest and other payment dates on the LoTSSM will match the distribution dates for the Trust Preferred Securities and the Trust’s common securities;

•

under the indenture, Wachovia will pay, and the Trust will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of the Trust, other than those relating to such Trust securities; and

•	the Trust Agreement further provides that the trustees may not cause or permit the Trust to engage in any activity that is not consistent with the purposes of the Trust.

To the extent that funds are available, Wachovia guarantees payments of distributions and other payments due on the Trust securities to the extent described in this prospectus supplement. If Wachovia does not make interest payments on the LoTSSM, the Trust will not have sufficient funds to pay distributions on the Trust securities. The guarantee is a subordinated guarantee in relation to the Trust securities. The guarantee does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions. See “Description of the Guarantee.”

Wachovia has the right to set off any payment that it is otherwise required to make under the indenture with any payment that it has previously made or are concurrently on the date of such payment making under the guarantee.

The guarantee covers the payment of distributions and other payments on the Trust securities only if and to the extent that Wachovia has made a payment of interest or principal or other payments on the LoTSSM. The guarantee, when taken together with Wachovia’s obligations under the LoTSSM and the indenture and its obligations under the Trust Agreement, will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the Trust securities.

If Wachovia fails to make interest or other payments on the LoTSSM when due, taking into account any applicable deferral period, the Trust Agreement allows the holders of the Trust Preferred Securities to direct the property trustee to enforce its rights under the LoTSSM. If the property trustee fails to enforce these rights, any holder of Trust Preferred Securities may directly sue Wachovia to enforce such rights without first suing the property trustee or any other person or entity.

A holder of Trust Preferred Securities may institute a direct action if Wachovia breaches its obligations to issue qualifying APM securities pursuant to the alternative payment mechanism or to use commercially reasonable efforts to sell qualifying capital securities as described under “Description of the LoTSSM—Repayment of Principal,” in each case subject to a market disruption event or it fails to make interest or other payments on the LoTSSM when due, taking into account any applicable deferral period. A direct action may be brought without first:

•	directing the property trustee to enforce the terms of the LoTSSM; or

•	suing Wachovia to enforce the property trustee’s rights under the LoTSSM.

Wachovia acknowledges that the guarantee trustee will enforce the guarantee on behalf of the holders of the Trust Preferred Securities. If Wachovia fails to make payments under the guarantee, the holders of the Trust Preferred Securities may direct the guarantee trustee to enforce its rights under such guarantee. If the guarantee trustee fails to enforce the guarantee, any holder of Trust Preferred Securities may directly sue Wachovia to enforce the guarantee trustee’s rights under the guarantee. Such holder need not first sue the Trust, the guarantee trustee, or any other person or entity. A holder of Trust Preferred Securities may also directly sue Wachovia to enforce such holder’s right to receive payment under the guarantee. Such holder need not first direct the guarantee trustee to enforce the terms of the guarantee or sue the Trust or any other person or entity.

Wachovia and the Trust believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by Wachovia of payments due on the Trust Preferred Securities.

Limited Purpose of Trust

The Trust securities evidence beneficial interests in the Trust. A principal difference between the rights of a holder of a Trust security and a holder of LoTSSM is that a holder of LoTSSM would be entitled to receive from the issuer the principal amount of and interest accrued on such LoTSSM, while a holder of Trust securities is entitled to receive distributions from the Trust, or from Wachovia under the guarantee, if and to the extent the Trust has funds available for the payment of such distributions.

Rights upon Dissolution

Upon any voluntary or involuntary dissolution of the Trust, holders of Trust Preferred Securities will receive the distributions described under “Description of the Trust Preferred Securities—Optional Liquidation of Trust and Distribution of LoTSSM to Holders.” Upon any voluntary or involuntary liquidation or bankruptcy of Wachovia, the holders of the LoTSSM would be subordinated creditors of Wachovia, subordinated in right of payment to all indebtedness senior to the LoTSSM as set forth in the indenture, but entitled to receive payment in full of principal and interest before any of Wachovia’s shareholders receive distributions. Since Wachovia is the guarantor under the guarantee and has agreed under the indenture to pay for all costs, expenses and liabilities of the Trust, other than the Trust’s obligations to the holders of the Trust securities, the positions of a holder of Trust Preferred Securities relative to other creditors and to Wachovia’s shareholders in the event of liquidation or bankruptcy are expected to be substantially the same as if that holder held the corresponding assets of the Trust directly.

REPLACEMENT CAPITAL COVENANT

The following is a brief description of the terms of the replacement capital covenant. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the replacement capital covenant, copies of which are available upon request from Wachovia.

At or around the time of issuance of the Trust Preferred Securities, Wachovia will enter into a replacement capital covenant pursuant to which Wachovia will agree for the benefit of persons that buy, hold or sell a specified series of its long-term indebtedness ranking senior to the LoTSSM (or in certain limited cases long-term indebtedness of its subsidiary, Wachovia Bank, National Association) that it will not repay, redeem or purchase, nor will any of its subsidiaries purchase, any of the LoTSSM or the Trust Preferred Securities on or after the scheduled maturity date and prior to the date that is 20 years prior to the final repayment date, unless the principal amount repaid, or the applicable redemption or purchase price does not exceed the sum of:

•

200% of the aggregate amount of net cash proceeds Wachovia and its subsidiaries have received within the applicable “measurement period” (without double counting proceeds received in any prior measurement period) from the sale of common stock or rights to acquire common stock (including common stock or rights to acquire common stock issued pursuant to Wachovia’s dividend reinvestment plan or employee benefit plans); plus

•

100% of the aggregate amount of net cash proceeds Wachovia and its subsidiaries have received within the applicable “measurement period” (without double counting proceeds received in any prior measurement period) from the sale of “debt exchangeable for equity,” “mandatorily convertible preferred stock” or “REIT preferred securities”; plus

•

100% of the aggregate amount of net cash proceeds Wachovia and its subsidiaries have received within the applicable “measurement period” (without double counting proceeds received in any prior measurement period) from the sale of “qualifying capital securities”;

in each case to persons other than Wachovia and its subsidiaries; provided that the foregoing restrictions shall not apply to (i) the purchase of the Trust Preferred Securities or any portion thereof in connection with the distribution thereof or (ii) purchases of the LoTSSM or Trust Preferred Securities or any portion thereof by Wachovia’s subsidiaries in connection with market-making or other secondary-market activities; and provided, further, that the foregoing restrictions shall not apply to any distribution of the LoTSSM to holders of the Trust Preferred Securities upon a dissolution of the Trust.

The following terms, as used in this description of the replacement capital covenant, have the following definitions:

“Common stock” means Wachovia’s common stock (including common stock issued pursuant to its dividend reinvestment plan and employee benefit plans).

“Debt exchangeable for equity” means a security (or combination of securities) that: (a) gives the holder a beneficial interest in (i) Wachovia’s subordinated debt securities that include a provision requiring it to issue (or use commercially reasonable efforts to issue) one or more types of “APM qualifying securities” raising proceeds at least equal to the deferred distributions on such subordinated debt securities commencing not later than two years after Wachovia first defers distributions on such securities and that are its most junior subordinated debt (or rank pari passu with its most junior subordinated debt) and (ii) an interest in a stock purchase contract that obligates the holder to acquire a beneficial interest in Wachovia’s common stock or qualifying preferred stock; provided that the number of shares of common stock to be acquired pursuant to the stock purchase contract shall be within a range that is established at the time of issuance of the stock purchase contract; (b) provides that the investors directly or indirectly grant to Wachovia a security interest in such debt securities and their proceeds to secure the investors’ direct or indirect obligation to purchase common stock or qualifying preferred stock pursuant to the stock purchase contract; (c) includes a remarketing feature pursuant to which Wachovia’s subordinated debt is remarketed to new investors commencing not later than the first distribution date that is at least five years after the date of issuance of the security (or combination of securities) or earlier in the event of an early settlement event based on (i) Wachovia’s capital ratios, (ii) its capital ratios as anticipated by the Federal Reserve or (iii) the dissolution of the issuer of such debt exchangeable for equity; (d) provides for the proceeds raised in the remarketing to be used to purchase common stock or qualifying preferred stock under the stock purchase contracts and, if there has not been a successful remarketing by the first distribution date that is six years after the date of issuance of the security (or combination of securities), provides that it will settle the stock purchase contracts by exercising its rights as a secured creditor with respect to its subordinated debt securities or other collateral directly or indirectly pledged by investors in the debt exchangeable for equity; (e) includes a qualifying replacement capital covenant that will apply to such security (or combination of securities) and to any qualifying preferred stock issued pursuant to the stock purchase contracts, provided that such qualifying replacement capital covenant will not include debt exchangeable for equity as “replacement capital securities”; and (f) after the issuance of such common stock or qualifying preferred stock, provides the holder of the security with a beneficial interest in the common stock or qualifying preferred stock.

“Mandatorily convertible preferred stock” means cumulative preferred stock with (a) no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (b) a requirement that the preferred stock convert into Wachovia’s common stock within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of the preferred stock.

“Measurement date” means (a) with respect to any repayment, redemption or purchase of LoTSSM or Trust Preferred Securities on the scheduled maturity date, the date that is 180 days prior to delivery of notice of such repayment, redemption or purchase; and (b) with respect to any repayment, redemption or purchase of LoTSSM or Trust Preferred Securities after the scheduled maturity date, the date that is 90 days prior to the date of such repayment, redemption or purchase, except that, if during the 90 days (or any shorter period) preceding the date that is 90 days prior to the date of such repayment, redemption or purchase, net cash proceeds described above were received but no repayment, redemption or purchase was made in connection therewith, the date upon which such 90 day (or shorter) period prior to the date of such repayment, redemption or purchase began.

“Measurement period” with respect to any notice date or purchase date means the period (i) beginning on the measurement date with respect to such notice date or purchase date and (ii) ending on such notice date or purchase date. Measurement periods cannot run concurrently.

“Qualifying capital securities” means securities (or combinations of securities) (other than common stock, mandatorily convertible preferred stock, debt exchangeable for equity and REIT preferred securities) that, in the determination of Wachovia’s board of directors reasonably construing the definitions and other terms of the replacement capital covenant, meet one of the following criteria:

(1)

securities issued by Wachovia or its subsidiaries that (a) rank pari passu with or junior to the LoTSSM upon its liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 60 years, and (c) either (i) are “non-cumulative” and are subject to a “qualifying replacement capital covenant” or (ii) have a “mandatory trigger provision” and (except in the case of non-cumulative preferred stock) an “optional deferral provision” and are subject to “intent-based replacement disclosure”;

(2)

securities issued by Wachovia or its subsidiaries that (a) rank pari passu with or junior to the LoTSSM upon its liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 40 years, (c) are subject to a “qualifying replacement capital covenant” and (d) have a “mandatory trigger provision” and (except in the case of non-cumulative preferred stock) an “optional deferral provision”;

(3)	securities issued by Wachovia or its subsidiaries that (a) rank pari passu with or junior to the LoTSSM upon its liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 60 years, and (c) either (i) are subject to a “qualifying replacement capital covenant” and have (except in the case of non-cumulative preferred stock) an “optional deferral provision” or (ii) are “non-cumulative” and are subject to “intent-based replacement disclosure”;

(4)

securities issued by Wachovia or its subsidiaries that (a) rank pari passu with or junior to the LoTSSM upon its liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 40 years, and (c) either (i) are “non-cumulative” and are subject to a “qualifying replacement capital covenant” or (ii) have a “mandatory trigger provision” and (except in the case of non-cumulative preferred stock) an “optional deferral provision” and are subject to “intent-based replacement disclosure”;

(5)	securities issued by Wachovia or its subsidiaries that (a) rank pari passu with or junior to Floating Rate Junior Subordinated Deferrable Interest Debentures due January 15, 2027, owned of record by Wachovia Capital Trust II, the trust preferred securities of which have CUSIP No. 929768AA7, upon Wachovia’s liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 60 years, and (c) either (i) are “non-cumulative” and are subject to a “qualifying replacement capital covenant” or (ii) have a “mandatory trigger provision” and (except in the case of non-cumulative preferred stock) an “optional deferral provision” and are subject to “intent-based replacement disclosure”;

(6)	securities issued by Wachovia or its subsidiaries that (a) rank pari passu with or junior to Floating Rate Junior Subordinated Deferrable Interest Debentures due January 15, 2027, owned of record by Wachovia Capital Trust II, the trust preferred securities of which have CUSIP No. 929768AA7, upon Wachovia’s liquidation, dissolution or winding up, (b) have no maturity or a maturity of at least 40 years, and (c) are subject to a “qualifying replacement capital covenant” and have a “mandatory trigger provision” and (except in the case of non-cumulative preferred stock) an “optional deferral provision”;

(7)

other securities issued by Wachovia or its subsidiaries that (a) rank pari passu with or junior to the LoTSSM upon its liquidation, dissolution or winding-up, (b) have a “mandatory trigger provision” and (except in the case of non-cumulative preferred stock) an “optional deferral provision” and (c) have no maturity or a maturity of at least 25 years and are subject to a “qualifying replacement capital covenant”;

(8)

securities issued by Wachovia or its subsidiaries that (a) rank pari passu with or junior to the LoTSSM upon its liquidation, dissolution or winding-up, (b) either (i) have no maturity or a maturity of at least 60 years and are subject to “intent-based replacement disclosure” or (ii) have no maturity or a maturity of at least 30 years and are subject to a “qualifying replacement capital covenant,” and (c) have (except in the case of non-cumulative preferred stock) an “optional deferral provision”;

(9)

securities issued by Wachovia or its subsidiaries that (a) rank pari passu with or junior to the LoTSSM upon its liquidation, dissolution or winding-up, (b) either (i) have no maturity or a maturity of at least 30 years and are subject to “intent-based replacement disclosure” or (ii) have no maturity or a maturity of at least 25 years and are subject to a “qualifying replacement capital covenant” and (c) are “non-cumulative”;

(10)	securities issued by Wachovia or its subsidiaries that (a) rank pari passu with or junior to Floating Rate Junior Subordinated Deferrable Interest Debentures due January 15, 2027, owned of record by Wachovia Capital Trust II, the trust preferred securities of which have CUSIP No. 929768AA7, upon Wachovia’s liquidation, dissolution or winding-up, (b) either (1) are subject to a “qualifying replacement capital covenant” and have (except in the case of non-cumulative preferred stock) an “optional deferral provision” or (2) are “non-cumulative” and are subject to “intent-based replacement disclosure,” and (c) have no maturity or a maturity of at least 60 years;

(11)	securities issued by Wachovia or its subsidiaries that (a) rank pari passu with or junior to Floating Rate Junior Subordinated Deferrable Interest Debentures due January 15, 2027, owned of record by Wachovia Capital Trust II, the trust preferred securities of which have CUSIP No. 929768AA7, upon its liquidation, dissolution or winding-up, (b) either (1) are “non-cumulative” and subject to a “qualifying replacement capital covenant” or (2) have a “mandatory trigger provision” and (except in the case of non-cumulative preferred stock) an “optional deferral provision” and are subject to “intent-based replacement disclosure” and (c) have no maturity or a maturity of at least 30 years; or

(12)	cumulative preferred stock issued by us or our subsidiaries that either (1) has no maturity or a maturity of at least 60 years and is subject to “intent-based replacement disclosure or (2) has a maturity of at least 40 years and is subject to a “qualifying replacement capital covenant.”

The Federal Reserve has not approved as a Tier 1 capital instrument for bank holding companies securities containing a “mandatory trigger provision” that otherwise would be “qualifying capital securities” and, accordingly, these securities would not constitute “qualifying capital securities” unless such approval is obtained.

“REIT Preferred Securities” means non-cumulative perpetual preferred stock of a Wachovia subsidiary that Wachovia holds through a subsidiary (a “depository institution subsidiary”) that is a depository institution within the meaning of 12 C.F.R. § 204.2(m), which issuing subsidiary may or may not be a “real estate investment trust” (“REIT”) within the meaning of Section 856 of the Internal Revenue Code of 1986, as amended, that is exchangeable for Wachovia’s non-cumulative perpetual preferred stock and that satisfies the following requirements:

•

such non-cumulative perpetual preferred stock and the related non-cumulative perpetual preferred stock for which it may be exchanged qualifies as Tier 1 capital of the depository institution subsidiary under the risk-based capital guidelines of the appropriate federal banking agency and related interpretive guidance of such agency;

•

such non-cumulative perpetual preferred stock must be exchangeable automatically into Wachovia’s non-cumulative perpetual preferred stock in the event that the appropriate federal banking agency directs such depository institution subsidiary in writing to make a conversion because such depository institution subsidiary is (i) undercapitalized under the applicable prompt corrective action regulations, (ii) placed into conservatorship or receivership, or (iii) expected to become undercapitalized in the near term;

•

if the issuing subsidiary is a REIT, the transaction documents include provisions that would enable the REIT to stop paying distributions on its non-cumulative perpetual preferred stock without causing the REIT to fail to comply with the income distribution and other requirements of the Internal Revenue Code of 1986, as amended, applicable to REITs;

•	Wachovia’s non-cumulative perpetual preferred stock issued upon exchange for the non-cumulative perpetual preferred stock ranks pari passu or junior to its other preferred stock; and

•	such REIT preferred securities and Wachovia non-cumulative perpetual preferred stock for which it may be exchanged are subject to a qualifying replacement capital covenant.

For purposes of the definition of “qualifying capital securities,” the following terms shall have the following meanings:

“Alternative payment mechanism” means, with respect to any “qualifying capital securities,” provisions in the related transaction documents permitting Wachovia, in its sole discretion, or in response to a directive or order from the Federal Reserve, to defer or skip in whole or in part payment of distributions on such

“qualifying capital securities” for one or more consecutive distribution periods up to 10 years and requiring Wachovia to issue (or use commercially reasonable efforts to issue) one or more types of “APM qualifying securities” raising eligible proceeds at least equal to the deferred distributions on such “qualifying capital securities” and apply the proceeds to pay unpaid distributions on such “qualifying capital securities,” commencing on the earlier of (x) the first distribution date after commencement of a deferral period on which Wachovia pays current distributions on such “qualifying capital securities” and (y) the fifth anniversary of the commencement of such deferral period, and that:

•

define “eligible proceeds” to mean, for purposes of such alternative payment mechanism, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale of the relevant securities, where applicable, and including the fair market value of property received by Wachovia or any of its subsidiaries as consideration for such securities) that Wachovia has received during the 180-day period prior to the related distribution date from the issuance of APM qualifying securities, up to the “preferred cap” (as defined below) in the case of APM qualifying securities that are “qualifying preferred stock”;

•

permit Wachovia to pay current distributions on any distribution date out of any source of funds but (x) require it to use eligible proceeds to pay deferred distributions and (y) prohibit it from paying deferred distributions out of any source of funds other than eligible proceeds;

•

if deferral of distributions continues for more than one year, require Wachovia not to redeem or repurchase any of its “APM qualifying securities” or any securities that are pari passu with or junior to its “APM qualifying securities” until at least one year after all deferred distributions have been paid (a “repurchase restriction”);

•

notwithstanding the second bullet point above, if the Federal Reserve disapproves Wachovia’s sale of APM qualifying securities or the use of the proceeds thereof to pay deferred distributions, may (if Wachovia elects to so provide in the terms of such securities) permit it to pay deferred distributions from any source or, if the Federal Reserve does not disapprove its issuance and sale of APM qualifying securities but disapproves the use of the proceeds thereof to pay deferred distributions, may permit it to use such proceeds for other purposes and to continue to defer distributions, without a breach of its obligations under the transaction documents;

•	limit Wachovia’s obligation to issue (or use commercially reasonable efforts to issue) APM qualifying securities to:

•

in the case of APM qualifying securities that are common stock and qualifying warrants, either (i) during the first five years of any deferral period or (ii) prior to the ninth anniversary of the commencement of a given deferral period with respect to deferred distributions attributable to the first five years of any deferral period, (x) to an aggregate amount of such securities, the net proceeds from the issuance thereof pursuant to the alternative payment mechanism is equal to 2% of Wachovia’s market capitalization or (y) to a number of shares of common stock or rights to purchase a number of shares of common stock and rights to purchase shares of its common stock, in the aggregate, not in excess of 2% of the outstanding number of shares of its common stock (a “common cap”); and

•

in the case of APM qualifying securities that are “qualifying preferred stock,” an amount from the issuance thereof pursuant to the related alternative payment mechanism (including at any point in time from all prior issuances thereof pursuant to such alternative payment mechanism) equal to 25% of the liquidation or principal amount of the securities that are the subject of the related alternative payment mechanism (a “preferred cap”);

•	in the case of “qualifying capital securities” other than non-cumulative perpetual preferred stock, include a “bankruptcy claim limitation provision”; and

•	permit Wachovia, at its option, to provide that if it is involved in a merger, consolidation, amalgamation, binding share exchange or conveyance, transfer or lease of assets substantially as an entirety to any other person or a similar transaction (a “business combination”) where immediately after the consummation of the business combination more than 50% of the surviving or resulting entity’s voting stock is owned by the shareholders of the other party to the business combination, then the first three bullet points will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination (or if later, at any time within 90 days following the date of consummation of the business combination);

provided (and it being understood) that:

•	Wachovia shall not be obligated to issue (or use commercially reasonable efforts to issue) APM qualifying securities for so long as a market disruption event has occurred and is continuing;

•

if, due to a market disruption event or otherwise, it is able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred distributions on any distribution date, it will apply any available eligible proceeds to pay accrued and unpaid distributions on the applicable distribution date in chronological order subject to the “common cap” and the “preferred cap,” as applicable; and

•

if Wachovia has outstanding more than one class or series of securities under which it is obligated to sell a type of APM qualifying securities and apply some part of the proceeds to the payment of deferred distributions, then on any date and for any period the amount of net proceeds it receives from those sales and available for payment of deferred distributions on such securities shall be applied to such securities on a pro rata basis up to the “common cap” and the “preferred cap,” as applicable, in proportion to the total amounts that are due on such securities.

“APM qualifying securities” means, with respect to an “alternative payment mechanism,” any “debt exchangeable for equity” or any “mandatory trigger provision,” one or more of the following (as designated in the transaction documents for the qualifying capital securities that include an alternative payment mechanism, debt exchangeable for equity or a mandatory trigger provision, as applicable): common stock, qualifying warrants or qualifying preferred stock, provided that if the APM qualifying securities for any alternative payment mechanism or mandatory trigger provision or for any debt exchangeable for equity include both common stock and “qualifying warrants,” such alternative payment mechanism, debt exchangeable for equity or mandatory trigger provision may permit, but need not require, Wachovia to issue “qualifying warrants.”

“Bankruptcy claim limitation provision” means, with respect to any “qualifying capital securities” that have an “alternative payment mechanism” or a “mandatory trigger provision,” provisions that, upon any liquidation, dissolution, winding-up or reorganization or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to the issuer, limit the claim of the holders of such securities to distributions that accumulate during (A) any deferral period, in the case of securities that have an “alternative payment mechanism” or (B) any period in which Wachovia fails to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in the case of securities having a “mandatory trigger provision,” to:

•

in the case of securities having an “alternative payment mechanism” or “mandatory trigger provision” with respect to which the “APM qualifying securities” do not include “qualifying preferred stock,” 25% of the stated or principal amount of such securities then outstanding; and

•

in the case of any other securities, an amount not in excess of the sum of (x) two years of accumulated and unpaid distributions and (y) an amount equal to the excess, if any, of the “preferred cap” over the aggregate amount of net proceeds from the sale of “qualifying preferred stock” that the issuer has applied to pay such distributions pursuant to the “alternative payment mechanism” or the “mandatory trigger provision”; provided that the holders of such securities are deemed to agree that, to the extent the remaining claim exceeds the amount set forth in clause (x), the amount they receive in respect of such excess shall not exceed the amount they would have received had the claim for such excess ranked pari passu with the interests of the holders, if any, of “qualifying preferred stock.”

“Intent-based replacement disclosure” means, as to any security or combination of securities, that the issuer has publicly stated its intention, either in the prospectus or other offering document under which such securities were initially offered for sale or in filings with the SEC made by the issuer under the Exchange Act prior to or contemporaneously with the issuance of such securities, that the issuer will redeem or purchase such securities only with the proceeds of replacement capital securities that have terms and provisions at the time of redemption or purchase that are as or more equity-like than the securities then being redeemed or purchased, raised within 180 days prior to the applicable redemption or purchase date. Notwithstanding the use of the term “intent-based replacement disclosure” in the definition of “qualifying capital securities” and “qualifying preferred stock,” the requirement in each such definition that a particular security or the related transaction documents include intent-based replacement disclosure shall be disregarded and given no force or effect for so long as Wachovia is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended.

“Mandatory trigger provision” means, as to any “qualifying capital securities,” provisions in the terms thereof or of the related transaction agreements that:

•

require the issuer of such securities to make payment of distributions on such securities only pursuant to the issuance and sale of “APM qualifying securities” within two years of failure of the issuer to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in an amount such that the net proceeds of such sale are at least equal to the amount of unpaid distributions on such securities (including, without limitation, all deferred and accumulated amounts), and require the application of the net proceeds of such sale to pay such unpaid distributions, provided that (i) if the mandatory trigger provision does not require such issuance and sale within one year of such failure, the amount of common stock and/or “qualifying warrants,” the net proceeds of which the issuer must apply to pay such distributions pursuant to such provision may not exceed the “common cap” and (ii) the amount of qualifying preferred stock the net proceeds of which the issuer may apply to pay such distributions pursuant to such provision may not exceed the “preferred cap”;

•

if the provisions described in the first bullet of this definition do not require such issuance and sale within one year of such failure, prohibit Wachovia from repurchasing any of its APM qualifying securities or any securities that are pari passu with or junior to its APM qualifying securities, the proceeds of which were used to pay deferred interest on the qualifying capital securities since such failure, prior to the date six months after it applies the net proceeds of the sales described in the first bullet of this definition to pay such unpaid distributions in full; and

•	include a “bankruptcy claim limitation provision”;

provided (and it being understood) that:

•	Wachovia shall not be obligated to issue (or use commercially reasonable efforts to issue) APM qualifying securities for so long as a market disruption event has occurred and is continuing;

•

if, due to a market disruption event or otherwise, it is able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred distributions on any distribution date, it will apply any available eligible proceeds to pay accrued and unpaid distributions on the applicable distribution date in chronological order subject to the “common cap” and “preferred cap,” as applicable; and

•

if Wachovia has outstanding more than one class or series of securities under which it is obligated to sell a type of APM qualifying securities and apply some part of the proceeds to the payment of deferred distributions, then on any date and for any period the amount of net proceeds it receives from those sales and available for payment of deferred distributions on such securities shall be applied to such securities on a pro rata basis up to the “common cap” and the “preferred cap,” as applicable, in proportion to the total amounts that are due on such securities.

No remedy other than “permitted remedies” will arise by the terms of such qualifying capital securities or related transaction agreements in favor of the holders of such qualifying capital securities as a result of the issuer’s failure to pay distributions because of the mandatory trigger provision until distributions have been deferred for one or more distribution periods that total together at least 10 years.

“Non-cumulative” means, with respect to any securities, that the issuer may elect to defer or skip in whole any number of periodic distributions without any remedy arising under the terms of the securities or related agreements in favor of the holders, other than one or more “permitted remedies.” Securities that include an “alternative payment mechanism” shall also be deemed to be “non-cumulative” for all purposes of the replacement capital covenant.

“Optional deferral provision” means, as to any “qualifying capital securities,” a provision in the terms thereof or of the related transaction agreements to the effect of either (a) or (b) below:

(a)	(i) the issuer of such securities may, in its sole discretion, or shall in response to a directive or order from the Federal Reserve, defer or skip in whole or in part payment of distributions on such securities for one or more consecutive distribution periods of up to 5 years or, if a market disruption event is continuing, 10 years, without any remedy other than permitted remedies and (ii) such securities are subject to an alternative payment mechanism (provided that such alternative payment mechanism need not apply during the first 5 years of any deferral period and need not include a “common cap,” “preferred cap,” “bankruptcy claim limitation provision,” or “repurchase restriction”), or

(b)	the issuer of such securities may, in its sole discretion, or shall in response to a directive or order from the Federal Reserve, defer or skip in whole or in part payment of distributions on such securities for one or more consecutive distribution periods up to 10 years, without any remedy other than “permitted remedies.”

“Permitted remedies” means, with respect to any securities, one or more of the following remedies: (a) rights in favor of the holders of such securities permitting such holders to elect one or more directors of the issuer (including any such rights required by the listing requirements of any stock or securities exchange on which such securities may be listed or traded), (b) complete or partial prohibitions on the issuer paying distributions on or repurchasing common stock or other securities that rank pari passu with or junior to such securities for so long as distributions on such securities, including unpaid distributions, remain unpaid, and (c) an alternative payment mechanism.

“Qualifying replacement capital covenant” means a replacement capital covenant, as identified by Wachovia’s board of directors acting in good faith and in its reasonable discretion and reasonably construing the definitions and other terms of the replacement capital covenant, (i) entered into by a company that at the time it enters into such replacement capital covenant is a reporting company under the Exchange Act and (ii) that restricts the related issuer from redeeming, repaying or purchasing identified securities except to the extent of the applicable percentage of the net proceeds of specified replacement capital securities that have terms and provisions at the time of redemption, repayment or purchase that are as or more equity-like than the securities then being redeemed, repaid or purchased raised within the 180-day period prior to the applicable redemption, repayment or purchase date.

Wachovia’s ability to raise proceeds from common stock, rights to acquire common stock, mandatorily convertible preferred stock, debt exchangeable for equity, REIT preferred securities and qualifying capital securities during the applicable measurement period with respect to any repayment, redemption or purchase of LoTSSM or Trust Preferred Securities will depend on, among other things, market conditions at that time as well as the acceptability to prospective investors of the terms of those securities.

The initial series of indebtedness benefiting from the replacement capital covenant is Wachovia’s Floating Rate Junior Subordinated Deferrable Interest Debentures due January 15, 2027, owned of record by Wachovia Capital Trust II, the trust preferred securities of which have CUSIP No. 929768AA7. The replacement capital covenant includes provisions requiring Wachovia to redesignate a new series of indebtedness if the covered series of indebtedness approaches maturity or is to be redeemed or purchased such that the outstanding principal amount is less than $100,000,000, subject to additional procedures. Wachovia expects that, at all times on or after the scheduled maturity date until the date that is 20 years prior to the final repayment date, it will be subject to the replacement capital covenant and, accordingly, restricted in its ability to repay, redeem or purchase the LoTSSM or the Trust Preferred Securities. However, if an event of default resulting in the acceleration of the LoTSSM occurs, Wachovia will not have to comply with the replacement capital covenant.

The replacement capital covenant is made for the benefit of persons that buy, hold or sell the specified series of long-term indebtedness. It may not be enforced by the holders of the Trust Preferred Securities or the LoTSSM. Wachovia may amend or supplement the replacement capital covenant from time to time with the consent of the holders of the specified series of indebtedness benefiting from the replacement capital covenant, provided that no such consent shall be required if (i) the effect of such amendment or supplement is solely to impose additional restrictions on, or eliminate (subject to clause (iii) below) certain of, the types of securities qualifying as replacement capital securities, and an officer of Wachovia has delivered to the holders of the then effective series of covered debt a written certificate to that effect, (ii) such amendment or supplement is not adverse to the covered debtholders, and an officer of Wachovia has delivered to the holders of the then effective series of covered debt a written certificate stating that, in his or her determination, such amendment or supplement is not adverse to the covered debtholders, or (iii) such amendment or supplement eliminates common stock and/or rights to acquire common stock as replacement capital securities and Wachovia has been advised in writing by a nationally recognized independent accounting firm that there is more than an insubstantial risk that the failure to do so would result in a reduction in its earnings per share as calculated for financial reporting purposes.

With respect to qualifying capital securities, on the other hand, Wachovia has agreed in the indenture for the LoTSSM that it will not amend the replacement capital covenant to impose additional restrictions on the type or amount of “qualifying capital securities” that it may include for purposes of determining when repayment, redemption or purchase of the LoTSSM or Trust Preferred Securities is permitted, except with the consent of holders of a majority by liquidation amount of the Trust Preferred Securities or, if the LoTSSM have been distributed by the Trust, a majority by principal amount of the LoTSSM.

BOOK-ENTRY SYSTEM

The Depository Trust Company, which we refer to along with its successors in this capacity as “DTC,” will act as securities depositary for the Trust Preferred Securities. The Trust Preferred Securities will be issued only as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One or more fully registered global security certificates, representing the total aggregate number of Trust Preferred Securities, will be issued and will be deposited with DTC and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below. At any time when the LoTSSM may be held by persons other than the property trustee, one or more fully registered global security certificates, representing the total aggregate principal amount of LoTSSM, will be issued and will be deposited with DTC and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in Trust Preferred Securities or LoTSSM, so long as the corresponding securities are represented by global security certificates.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, referred to as “indirect participants,” such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the depositary to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent or trustee as registered holders of the securities entitled to the benefits of the Trust Agreement and the guarantee or the indenture. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If less than all of the securities of any class are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to any securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

DTC may discontinue providing its services as securities depositary with respect to the Trust Preferred Securities at any time by giving reasonable notice to the issuer or its agent. Under these circumstances, in the event that a successor securities depositary is not obtained, certificates for the Trust Preferred Securities are required to be printed and delivered. Wachovia may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, certificates for the Trust Preferred Securities will be printed and delivered to DTC.

As long as DTC or its nominee is the registered owner of the global security certificates, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all securities represented by these certificates for all purposes under the instruments governing the rights and obligations of holders of such securities. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have such global security certificates or the securities represented by these certificates registered in their names;

•	will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in global security certificates; and

•

will not be considered to be owners or holders of the global security certificates or any securities represented by these certificates for any purpose under the instruments governing the rights and obligations of holders of such securities.

All redemption proceeds, distributions and dividend payments on the securities represented by the global security certificates and all transfers and deliveries of such securities will be made to DTC or its nominee, as the case may be, as the registered holder of the securities. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the depositary, the issuer or any of their agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by DTC from time to time. None of Wachovia, the Trust, the trustees of the Trust or any agent for Wachovia or any of them, will have any responsibility or liability for any aspect of DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests.

Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the global security certificates among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither Wachovia nor the Trust will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.

Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the Trust Agreement, the guarantee or the indenture, only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.

The information in this section concerning DTC and its book-entry system has been obtained from sources that Wachovia and the trustees of the Trust believe to be accurate, but we assume no responsibility for the accuracy thereof.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following summary describes certain United States federal income tax consequences of the purchase, ownership and disposition of the Trust Preferred Securities as of the date hereof. Unless otherwise stated, this summary deals only with Trust Preferred Securities held as capital assets by a holder who purchases the Trust Preferred Securities upon original issuance at their initial offering price and does not constitute a detailed description of the U.S. federal income and estate tax considerations applicable to you if you are subject to special treatment under the U.S. federal income or estate tax laws, including if you are:

•	a dealer in securities or currencies;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt organization;

•	an insurance company;

•	a person holding the Trust Preferred Securities as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	a trader in securities that has elected the mark-to-market method of accounting for your securities;

•	a person liable for alternative minimum tax;

•	a person who is an investor in a pass-through entity; or

•	a United States person whose “functional currency” is not the U.S. dollar.

As used herein, the term “United States holder” means a holder of the Trust Preferred Securities that is for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

The term “non-United States holder” means a beneficial owner of a Trust Preferred Security (other than a partnership) that is not a United States holder.

The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions thereunder as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below.

In addition, the authorities on which this summary is based are subject to various interpretations. The Trust Preferred Securities are novel financial instruments, and there is no statutory, judicial or administrative authority that directly addresses the United States federal income tax treatment of securities similar to the

Trust Preferred Securities. Wachovia has not sought any rulings concerning the treatment of the Trust Preferred Securities, and the opinions of Simpson Thacher & Bartlett LLP expressed herein are not binding on the Internal Revenue Service (“IRS”) or the courts, either of which could disagree with the explanations or conclusions contained in this summary. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed in this summary or that a court would not sustain such a challenge. Nevertheless, Simpson Thacher & Bartlett LLP has advised Wachovia that they believe that, if challenged, the opinions expressed in this summary would be sustained by a court with jurisdiction in a properly presented case.

If a partnership holds the Trust Preferred Securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the Trust Preferred Securities, you should consult your tax advisors.

This summary does not contain a detailed description of all the United States federal income tax consequences to you in light of your particular circumstances and does not address the effects of any state, local or non-United States tax laws. If you are considering the purchase, ownership or disposition of the Trust Preferred Securities, you should consult your own tax advisors concerning the United States federal income tax consequences to you in light of your particular situation as well as any consequences arising under the laws of any other taxing jurisdiction.

Classification of the Trust

In connection with the issuance of the Trust Preferred Securities, Simpson Thacher & Bartlett LLP is of the opinion that, under current law and assuming full compliance with the terms of the Trust Agreement, and based on certain facts and assumptions contained in its opinion, the Trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. As a result, for United States federal income tax purposes, you generally will be treated as owning an undivided beneficial interest in the LoTSSM and required to include in your gross income your pro rata share of the interest income or original issue discount that is paid or accrued on the LoTS. See “—United States Holders—Interest Income and Original Issue Discount.”

Classification of the LoTS

By purchasing the Trust Preferred Securities, each holder of the Trust Preferred Securities agrees, and Wachovia and the Trust agree, to treat the LoTSSM as indebtedness for all United States federal income tax purposes. In connection with the issuance of the LoTS, Simpson Thacher & Bartlett LLP, Wachovia’s special tax counsel, has advised it that, under current law and assuming full compliance with the terms of the indenture and other relevant documents, and based on the representations, facts and assumptions set forth in its opinion, although the matter is not free from doubt, the LoTSSM will be characterized as indebtedness for United States federal income tax purposes. The remainder of this discussion assumes that the LoTSSM will not be recharacterized as other than indebtedness of Wachovia.

United States Holders

The following discussion is a summary of certain U.S. federal income tax consequences that will apply to you if you are a United States holder of Trust Preferred Securities.

Interest Income and Original Issue Discount

Under applicable U.S. Treasury regulations, a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount (“OID”). Wachovia believes that, as of the date of this prospectus supplement, the likelihood that it will exercise its option to defer payments of interest under the terms of the LoTSSM is remote within the meaning of the United States Treasury regulations. Accordingly, upon issuance, Wachovia believes the LoTSSM will not be treated as issued with OID. In such case, subject to the discussion below, the LoTSSM will not be subject to the special OID rules, at least upon initial issuance, so that you will generally be taxed on the stated interest on the LoTSSM as ordinary income at the time it is paid or accrued in accordance with your regular method of tax accounting.

If, however, Wachovia exercises its right to defer payments of interest on the LoTSSM, the LoTSSM will become OID instruments at that time. In that case, you will be subject to special OID rules described below. Once the LoTSSM become OID instruments, they will be taxed as OID instruments for as long as they remain outstanding. Under the OID economic accrual rules, the following occurs:

•

regardless of your method of accounting, you would accrue an amount of interest income each year that approximates the stated interest payments called for under the terms of the LoTSSM using the constant-yield-to-maturity method of accrual described in section 1272 of the Code;

•	the actual cash payments of interest you receive on the LoTSSM would not be reported separately as taxable income;

•

any amount of OID included in your gross income, whether or not during a deferral period, with respect to the Trust Preferred Securities will increase your tax basis in those Trust Preferred Securities; and

•	the amount of distributions that you receive in respect of that accrued OID will reduce your tax basis in those Trust Preferred Securities.

The IRS has not yet addressed in any rulings or other interpretations the U.S. Treasury regulations dealing with OID and the deferral of interest payments where the issuer of a debt instrument has a right to defer interest payments. It is possible that the IRS could assert that the LoTSSM were issued initially with OID merely because of Wachovia’s right to defer interest payments. If the IRS were successful in this regard, you would be subject to the special OID rules described above, regardless of whether Wachovia exercises its option to defer payments of interest on the LoTSSM.

Distribution of LoTSSM or Cash to Holders of Trust Preferred Securities

As described under the caption “Description of the Trust Preferred Securities—Optional Liquidation of Trust and Distribution of LoTSSM to Holders,” the LoTSSM held by the Trust may be distributed to you in exchange for your Trust Preferred Securities if the Trust is liquidated before the maturity of the LoTSSM, as long as Wachovia first receives the approval of the Federal Reserve to do so, if that approval is then required under the Federal Reserve’s capital rules. Under current law, this type of distribution from a grantor trust would not be taxable. Upon such distribution, you will receive your proportional share of the LoTSSM previously held indirectly through the Trust. Your holding period and aggregate tax basis in the LoTSSM will equal the holding period and aggregate tax basis that you had in your Trust Preferred Securities before the distribution. If, however, the Trust is treated as an association taxable as a corporation, a tax event will occur. If Wachovia elects to distribute the LoTSSM to you at this time or redeem the Trust Preferred Securities and distribute the resulting cash, the distribution or the distribution and redemption would be taxable to the Trust and to you.

As described under “Description of the LoTS—Redemption,” Wachovia may in certain circumstances redeem the LoTSSM and distribute cash in liquidation of the Trust. This redemption for cash would be taxable as described in “—Sales of Trust Preferred Securities or LoTSSM.”

If you receive the LoTSSM in exchange for your Trust Preferred Securities, you would accrue interest in respect of the LoTSSM received from the Trust in the manner described under “—Interest Income and Original Issue Discount.”

Sales of Trust Preferred Securities or LoTSSM

If you sell your Trust Preferred Securities or LoTSSM or receive cash upon redemption of the Trust Preferred Securities or the LoTSSM, you will recognize gain or loss equal to the difference between:

•

your amount realized on the sale or redemption of the Trust Preferred Securities or the LoTSSM (less an amount equal to any accrued but unpaid qualified stated interest that you did not previously include in income, which will be taxable as such); and

•	your adjusted tax basis in the Trust Preferred Securities or the LoTSSM sold or redeemed.

Your gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if you have held your Trust Preferred Securities or the LoTSSM for more than one year. Capital gains of individuals derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation for taxable years beginning on or before December 31, 2011. The deductibility of capital losses is subject to limitations.

Non-United States Holders

The following discussion is a summary of certain U.S. federal income tax consequences that will apply to you if you are a non-United States holder of the Trust Preferred Securities. Special rules may apply to certain non-United States holders, such as “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid United States federal income tax and certain expatriates, among others, that are subject to special treatment under the Code. Such entities should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

United States Federal Withholding Tax

As discussed above, the Trust Preferred Securities will be treated as evidence of an undivided beneficial ownership interest in the LoTSSM. See “—Classification of the Trust.” This discussion assumes that the LoTSSM will be respected as indebtedness of Wachovia under current law. In such case, under present United States federal income tax law, and subject to the discussion below concerning backup withholding, United States federal withholding tax will not apply to any payment by Wachovia or any paying agent of principal or interest (which for purposes of this discussion includes any OID) to you on the Trust Preferred Securities (or the LoTSSM), under the “portfolio interest” exception, provided that:

•	interest paid on the Trust Preferred Securities (or the LoTSSM) is not effectively connected with your conduct of a trade or business in the United States;

•

you do not actually or constructively own 10% or more of the total combined voting power of all classes of Wachovia’s voting stock within the meaning of the Code and applicable United States Treasury regulations;

•	you are not a controlled foreign corporation that is related to Wachovia through stock ownership;

•	you are not a bank whose receipt of interest on the Trust Preferred Securities or the LoTSSM is described in section 881(c)(3)(A) of the Code; and

•

either (a) you provide your name and address on an IRS Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a United States person or (b) you hold the Trust Preferred Securities or the LoTSSM through certain financial intermediaries and satisfy the certification requirements of applicable United States Treasury regulations.

Special certification rules apply to non-United States holders that are pass-through entities rather than corporations or individuals. If you cannot satisfy the requirements of the “portfolio interest” exception described above, payments of premium, if any, and interest (including OID) made to you will be subject to a 30% United States federal withholding tax, unless you provide Wachovia or its paying agent, as the case may be, with a properly executed

•	IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•

IRS Form W-8ECI (or other applicable form) stating that interest paid on the Trust Preferred Securities (or the LoTSSM) is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed under “—United States Federal Income Tax”).

Except as discussed below, the 30% United States federal withholding tax generally will not apply to any gain that you realize on the sale or other disposition of the Trust Preferred Securities (or the LoTSSM).

If, contrary to the opinions of Wachovia’s tax counsel, the LoTSSM were recharacterized as equity of Wachovia, payments on the Trust Preferred Securities or the LoTSSM would generally be subject to the United States federal withholding tax at a rate of 30% (or such lower applicable tax treaty rate).

United States Federal Income Tax

If you are engaged in a trade or business in the United States and interest (including OID) on the Trust Preferred Securities (or the LoTSSM) is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), you will be subject to United States federal income tax on such interest (including OID) on a net income basis (although you will be exempt from the 30% United States federal withholding tax, provided the certification requirements discussed under “—United States Federal Withholding Tax” are satisfied) in the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of such interest (including OID), subject to adjustments.

You will generally not be subject to United States federal income tax on any gain you realize upon a sale or other disposition of the Trust Preferred Securities (or the LoTSSM) unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of such disposition, and certain other conditions are met.

United States Federal Estate Tax

Your estate will not be subject to United States federal estate tax on the Trust Preferred Securities (or the LoTSSM) beneficially owned by you at the time of your death, provided that any payment to you on the Trust Preferred Securities (or the LoTSSM) would be eligible for exemption from the 30% United States federal withholding tax under the “portfolio interest” exception described under “—United States Federal Withholding Tax,” without regard to the statement requirement described in the fifth bullet point of that section.

Information Reporting and Backup Withholding

United States Holders

In general, information reporting requirements will apply to certain payments made on the Trust Preferred Securities (or the LoTSSM) and to the proceeds of sale of the Trust Preferred Securities (or the LoTSSM) made to you (unless you are an exempt recipient such as a corporation). A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number, a certification of exempt status, or fail to report in full interest income.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

Non-United States Holders

Generally, Wachovia must report to the IRS and to you the amount of interest paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, you will not be subject to backup withholding with respect to payments that Wachovia makes to you provided that it does not have actual knowledge or reason to know that you are a United States person, as defined under the Code, and you have provided the statement described in the fifth bullet point under “—Non-United States Holders—United States Federal Withholding Tax.”

You will be subject to information reporting and, depending on the circumstances, backup withholding with respect to the proceeds of the sale of the Trust Preferred Securities (or the LoTSSM) made within the United States or conducted through certain United States related financial intermediaries, unless the payor receives the statement described above and does not have actual knowledge or reason to know that you are a United States person, as defined under the Code, or you otherwise establish an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

ERISA CONSIDERATIONS

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), applies or other arrangement that is subject to Title I of ERISA (a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the Trust Preferred Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and other arrangements to which Section 4975 of the Code applies (also “plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (“parties in interest”) with respect to such plan. Wachovia and the underwriters may be considered a party in interest or disqualified person with respect to a plan to the extent Wachovia, the underwriters or any of their respective affiliates are engaged in providing services to such plans. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. In addition, the fiduciary of a plan that engaged in a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA, are not subject to the requirements of ERISA, or Section 4975 of the Code, but these plans may be subject to other laws that contain fiduciary and prohibited transaction provisions similar to those under Title I of ERISA and Section 4975 of the Code (“Similar Laws”).

Under a regulation (the “plan assets regulation”) issued by the U.S. Department of Labor and modified by Section 3(42) of ERISA, the assets of the Trust would be deemed to be “plan assets” of a Plan for purposes of ERISA and Section 4975 of the Code if a plan makes an “equity” investment in the Trust and no exception were applicable under the plan assets regulation. An “equity interest” is defined under the plan assets regulation as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in the Trust.

Under an exception contained in the plan assets regulation, the assets of the Trust would not be deemed to be “plan assets” of investing plans if the Trust Preferred Securities issued by the Trust are “publicly offered securities”—that is, they are:

•	widely held, i.e., owned by more than 100 investors independent of the Trust and of each other;

•	freely transferable; and

•	sold to a plan as part of an offering pursuant to an effective registration statement under the Securities Act and then timely registered under Section 12(b) or 12(g) of the Exchange Act.

Wachovia expects that the Trust Preferred Securities will meet the criteria of “publicly offered securities,” although no assurance can be given in this regard. The underwriters of the Trust Preferred Securities expect that the Trust Preferred Securities will be held by at least 100 independent investors at the conclusion of the offering and that the Trust Preferred Securities will be freely transferable. The Trust Preferred Securities will be sold as part of an offering under an effective registration statement under the Securities Act, and then will be timely registered under the Exchange Act.

If the assets of the Trust were deemed to be “plan assets,” then an investing plan’s assets could be considered to include an undivided interest in the LoTSSM held by the Trust. Persons providing services to the

Trust could become parties in interest with respect to an investing plan and could be governed by the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to transactions involving the Trust assets. In this regard, if the person or persons with discretionary responsibilities over the LoTSSM or the guarantee were affiliated with Wachovia, any such discretionary actions taken regarding those assets could be deemed to constitute a prohibited transaction under ERISA or the Code (e.g., the use of such fiduciary authority or responsibility in circumstances under which those persons have interests that may conflict with the interests of the investing plans and affect the exercise of their best judgment as fiduciaries). In order to reduce the likelihood of any such prohibited transaction, any plan that acquires Trust Preferred Securities will be deemed to have (i) directed the Trust to invest in the LoTSSM, and (ii) appointed the trustees.

All of the common securities will be purchased and held by Wachovia. Even if the assets of the Trust are not deemed to be “plan assets” of plans investing in the Trust, specified transactions involving the Trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code regarding an investing plan. For example, if Wachovia were a party in interest with respect to an investing plan, either directly or by reason of the activities of one or more of its affiliates, sale of the Trust Preferred Securities by the Trust to the plan could be prohibited by Section 406(a)(1) of ERISA and Section 4975(c)(1) of the Code, unless exemptive relief were available.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for any direct or indirect prohibited transactions resulting from the purchase or holding of the Trust Preferred Securities. Those class exemptions are:

•	PTCE 96-23, for specified transactions determined by in-house asset managers;

•	PTCE 95-60, for specified transactions involving insurance company general accounts;

•	PTCE 91-38, for specified transactions involving bank collective investment funds;

•	PTCE 90-1, for specified transactions involving insurance company separate accounts; and

•	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

In addition, Section 408(b)(17) of ERISA provides an exemption for transactions between a plan and a person who is a party in interest (other than a fiduciary who has or exercises any discretionary authority or control with respect to investment of the plan assets involved in the transaction or renders investment advice with respect thereto) solely by reason of providing services to the plan (or by reason of a relationship to such a service provider), if in connection with the transaction the plan receives no less, nor pays no more, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA).

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Trust Preferred Securities on behalf of or with “plan assets” of any plan or governmental, church or foreign plan consult with their counsel regarding the potential consequences of the investment and the availability of exemptive relief.

Each purchaser and holder of the Trust Preferred Securities or any interest in the Trust Preferred Securities will be deemed to have represented by its purchase or holding that either (i) it is not a plan or a governmental, church or foreign plan subject to Similar Laws, or a plan asset entity and it is not purchasing or holding such securities on behalf of or with “plan assets” or any such plan or governmental, church or foreign plan or (ii) its purchase and holding of Trust Preferred Securities will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation under any applicable Similar Laws.

Purchasers of Trust Preferred Securities have the exclusive responsibility for ensuring that their purchase and holding of the Trust Preferred Securities complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA or the Code (or in the case of a governmental, church or foreign plan, any Similar Law).

UNDERWRITING

Wachovia, the Trust and the underwriters named below have entered into an underwriting agreement, dated February 8, 2007, with respect to the Trust Preferred Securities. Subject to certain conditions, each underwriter has agreed to purchase the number of Trust Preferred Securities indicated in the following table. Wachovia Capital Markets, LLC is the representatives of the underwriters.

Underwriters	Number of Trust Preferred Securities
Wachovia Capital Markets, LLC	4,240,000
Banc of America Securities LLC	3,936,000
Citigroup Global Markets Inc.	3,936,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	3,936,000
Morgan Stanley & Co. Incorporated	3,936,000
UBS Securities LLC	3,936,000
ABN AMRO Incorporated	240,000
Barclays Capital Inc.	240,000
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.	240,000
Countrywide Securities Corporation	240,000
Deutsche Bank Securities Inc.	240,000
Fifth Third Securities, Inc.	240,000
Greenwich Capital Markets, Inc.	240,000
ING Financial Markets LLC	240,000
J.P. Morgan Securities Inc.	240,000
KeyBanc Capital Markets, a division of McDonald Investments Inc.	240,000
Lehman Brothers Inc.	240,000
NatCity Investments, Inc.	240,000
Popular Securities, Inc.	240,000
RBC Dain Rauscher Inc.	240,000
Wells Fargo Securities, LLC	240,000
Bear, Stearns & Co. Inc.	160,000
BNP Paribas Securities Corp.	160,000
Charles Schwab & Co., Inc.	160,000
Credit Suisse Securities (USA) LLC	160,000
Fidelity Capital Markets Services, a division of National Financial Services LLC	160,000
FTN Financial Securities Corp.	160,000
Goldman, Sachs & Co.	160,000
H&R Block Financial Advisors, Inc.	160,000
HSBC Securities (USA) Inc.	160,000
J.B. Hanauer & Co.	160,000
Janney Montgomery Scott LLC	160,000
Jefferies & Company, Inc.	160,000
Morgan Keegan & Company, Inc.	160,000
Oppenheimer & Co. Inc.	160,000
Pershing LLC	160,000
Piper Jaffray & Co.	160,000
Raymond James & Associates, Inc.	160,000
Robert W. Baird & Co. Incorporated	160,000
Sandler, O’Neill & Partners, L.P.	160,000
TD AMERITRADE, Inc.	160,000
B.C. Ziegler and Company	80,000

Underwriters	Number of Trust Preferred Securities
Comerica Securities, Inc.	80,000
D.A. Davidson & Co.	80,000
Davenport & Company LLC	80,000
Howe Barnes Hoefer & Arnett, Inc.	80,000
J.J.B. Hilliard, W.L. Lyons, Inc.	80,000
JVB Financial Group LLC	80,000
Keefe, Bruyette & Woods, Inc.	80,000
Loop Capital Markets, LLC	80,000
Mesirow Financial, Inc.	80,000
Muriel Siebert & Co., Inc.	80,000
Ryan Beck & Co., Inc.	80,000
Samuel A. Ramirez & Company, Inc.	80,000
SunTrust Capital Markets, Inc.	80,000
The Williams Capital Group, L.P.	80,000
Toussaint Capital Partners, LLC	80,000

Total	32,000,000

The underwriters are committed to take and pay for all of the Trust Preferred Securities being offered, if any are taken, other than the Trust Preferred Securities covered by the option described below, unless and until this option is exercised.

If the underwriters sell more shares than the total number set forth in the table above, the underwriters have an option to buy up to an additional 4,800,000 Trust Preferred Securities from the Trust to cover such sales. They may exercise that option for 30 days. If any Trust Preferred Securities are purchased pursuant to this option, the underwriters will severally purchase Trust Preferred Securities in approximately the same proportion as set forth in the table above.

In view of the fact that the proceeds from the sale of the Trust Preferred Securities the Trust’s common securities will be used to purchase the LoTSSM issued by Wachovia, the underwriting agreement provides that Wachovia will pay as compensation for the underwriters’ arranging the investment therein of such proceeds the following amounts for the account of the underwriters, assuming both no exercise and full exercise of the underwriters’ option to purchase 4,800,000 additional Trust Preferred Securities:

	Paid by Wachovia
	No Exercise	Full Exercise
Per Trust Preferred Security	$0.7875	0.7875
Total	$25,200,000	28,980,000

Trust Preferred Securities sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any Trust Preferred Securities sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to $0.50 per Trust Preferred Security from the initial public offering price. Any such securities dealers may resell any Trust Preferred Securities purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to $0.45 per Trust Preferred Security from the initial public offering price. If all the Trust Preferred Securities are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms.

The underwriters intend to offer the Trust Preferred Securities for sale primarily in the United States either directly or through affiliates or other dealers acting as selling agents. The underwriters may also offer the Trust Preferred Securities for sale outside the United States either directly or through affiliates or other dealers acting as selling agents.

Wachovia has agreed for a period from the date of this prospectus supplement continuing to and including the later of February 15, 2007 and the completion of the distribution but in any event not later than March 10, 2007, not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any Trust Preferred Securities (except for (x) the Trust Preferred Securities offered hereby and (y) any securities to be offered in an exchange offer or similar transaction in respect of securities outstanding on the date hereof, in each case including any guarantee of such securities), any other beneficial interests in the assets of the Trust (other than the Trust’s common securities) or any LoTSSM, any securities (including any security issued by another trust or other limited purpose vehicle) that are substantially similar to the Trust Preferred Securities, the LoTSSM or the guarantee, or any securities that are convertible into or exchangeable for or that represent the right to receive any such substantially similar securities of either the Trust, a similar trust or Wachovia, except with the prior written consent of Wachovia Capital Markets, LLC.

Prior to this offering, there has been no public market for the Trust Preferred Securities being offered. Wachovia intends to apply to list the Trust Preferred Securities on the New York Stock Exchange. If approved, Wachovia expects trading of the Trust Preferred Securities on the New York Stock Exchange to begin within the 30-day period after the original issue date. In order to meet one of the requirements for listing the Trust Preferred Securities on the New York Stock Exchange, the underwriters have undertaken to sell lots of 100 or more Trust Preferred Securities to a minimum of 100 beneficial owners.

In connection with this offering, the underwriters may purchase and sell the Trust Preferred Securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Trust Preferred Securities than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional Trust Preferred Securities from the Trust in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional Trust Preferred Securities or purchasing Trust Preferred Securities in the open market. In determining the source of Trust Preferred Securities to close out the covered short position, the underwriters will consider, among other things, the price of Trust Preferred Securities available for purchase in the open market as compared to the price at which they may purchase additional Trust Preferred Securities pursuant to the option granted to them. “Naked” short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing Trust Preferred Securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Trust Preferred Securities in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of certain bids for or purchases of Trust Preferred Securities made by the underwriters in the open market prior to the completion of this offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Trust Preferred Securities sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of the Trust Preferred Securities, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the Trust Preferred Securities. As a result, the price of the Trust Preferred Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

It is expected that delivery of the Trust Preferred Securities will be made against payment therefor on or about the date specified on the cover page of this prospectus supplement, which is the fifth business day following the date hereof. Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Trust Preferred Securities on any date prior to the third business day before delivery will be required, by virtue of the fact that the Trust Preferred Securities initially will settle on the fifth business day following the day of pricing (“T+5”), to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

Each of the underwriters has represented and agreed that:

(a) it has not made or will not make an offer of Trust Preferred Securities to the public in the United Kingdom within the meaning of section 102B of the Financial Services and Markets Act 2000 (as amended) (“FSMA”), except to legal entities which are authorised or regulated to operate in the financial markets or if not so authorised or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority (“FSA”);

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of the FSMA does not apply to Wachovia; and

(c) it has complied with, and will comply with, all applicable provisions of the FSMA with respect to anything done by it in relation to the Trust Preferred Securities in, from or otherwise involving the United Kingdom.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Trust Preferred Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Trust Preferred Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Trust Preferred Securities to the public in that Relevant Member State at any time:

•	to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	in any other circumstances which do not require the publication by Wachovia of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Trust Preferred Securities to the public” in relation to any Trust Preferred Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Trust Preferred Securities to be offered so as to enable an investor to decide to purchase or subscribe the Trust Preferred Securities, as the same may be varied in that Relevant Member State by any measure implementing the “Prospectus Directive” in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The Trust Preferred Securities may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Trust Preferred Securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Trust Preferred Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Trust Preferred Securities may not be circulated or distributed, nor may the Trust Preferred Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Trust Preferred Securities are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Trust Preferred Securities under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

The Trust Preferred Securities have not been and will not be registered under the Securities and Exchange Law of Japan (the “Securities and Exchange Law”) and each underwriter has agreed that it will not offer or sell any Trust Preferred Securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Wachovia estimates that its total out-of-pocket expenses, excluding underwriting commissions, will be approximately $735,500.

Wachovia and the Trust have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

Wachovia Capital Markets, LLC is an indirect, wholly owned subsidiary of Wachovia. Wachovia conducts its retail brokerage, investment banking, institutional and capital markets businesses through its various bank, broker-dealer and nonbank subsidiaries, including Wachovia Capital Markets, LLC, under the trade name “Wachovia Securities.” Any reference in this prospectus supplement to “Wachovia Securities” means Wachovia Capital Markets, LLC and not Wachovia Securities, LLC, unless otherwise mentioned or unless the context requires otherwise.

This prospectus may be used by Wachovia Securities or any other Wachovia affiliate in connection with offers and sales related to market-making or other transactions in the Trust Preferred Securities. Wachovia Securities or any other Wachovia affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

No NASD member participating in offers and sales will execute a transaction in the Trust Preferred Securities in a discretionary account without the prior specific written approval of such member’s customer. Any offerings of Trust Preferred Securities will be conducted in accordance with the provisions of Rule 2810 of the NASD Rules of Fair Conduct or any successor provision.

In compliance with guidelines of the NASD, the maximum commission or discount to be received by any NASD member or independent broker-dealer may not exceed 8% of the aggregate principal amount of the securities offered pursuant to this prospectus supplement. It is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

From time to time, the underwriters engage in transactions with Wachovia in the ordinary course of business. The underwriters have performed investment banking services for it in the last two years and have received fees for these services.

VALIDITY OF SECURITIES

The validity of the Trust Preferred Securities will be passed upon by Richards, Layton & Finger, P.A., special Delaware counsel for the Trust. The validity of the LoTSSM and the guarantee will be passed upon for Wachovia by Simpson Thacher & Bartlett LLP, New York, New York, and for the underwriters by Sullivan & Cromwell LLP, New York, New York. Simpson Thacher & Bartlett LLP and Sullivan & Cromwell LLP will rely as to all matters of North Carolina law upon the opinion of Ross E. Jeffries, Jr., Esq., Senior Vice President and Deputy General Counsel of Wachovia. Mr. Jeffries owns shares of our common stock and holds options to purchase additional shares of our common stock. Sullivan & Cromwell LLP and Simpson Thacher & Bartlett LLP regularly perform legal services for Wachovia. Certain members of Sullivan & Cromwell LLP performing these legal services own shares of Wachovia’s common stock.

PROSPECTUS

Wachovia Corporation

Junior Subordinated Debt Securities

Guarantees

Wachovia Capital Trust IV

Wachovia Capital Trust IX

Wachovia Capital Trust X

Wachovia Capital Trust XI

Wachovia Capital Trust XII

Wachovia Capital Trust XIII

Wachovia Capital Trust XIV

Wachovia Capital Trust XV

Trust Preferred Securities

The securities listed above may be offered and sold by Wachovia and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. Wachovia will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

These securities will be Wachovia’s equity securities or unsecured obligations, will not be savings accounts, deposits or other obligations of any bank or savings association, and will not be insured by the Federal Deposit Insurance Corporation, the bank insurance fund or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission, any state securities commission, nor the Commissioner of Insurance of the State of North Carolina has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 7, 2007

Unless the context requires otherwise, references to (1) “we,” “us,” “our” or similar terms are to Wachovia Corporation and its subsidiaries and (2) the “Trusts” are to Wachovia Capital Trust IV, Wachovia Capital Trust IX, Wachovia Capital Trust X, Wachovia Capital Trust XI, Wachovia Capital Trust XII, Wachovia Capital Trust XIII, Wachovia Capital Trust XIV and Wachovia Capital Trust XV, statutory Delaware trusts and the issuers of the Trust Preferred Securities.

A BOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that Wachovia and the Trusts filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration statement, Wachovia may sell junior subordinated debt securities. The Trusts may sell trust preferred securities representing undivided beneficial interests in the Trusts, which may be guaranteed by Wachovia, to the public.

Each time Wachovia sells securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about Wachovia and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

W HERE YOU CAN FIND MORE INFORMATION

Wachovia files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or “SEC.” You may read and copy any document Wachovia files at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, Wachovia’s SEC filings are available to the public at the SEC’s website at http://www.sec.gov. You can also inspect reports, proxy statements and other information about Wachovia at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York.

The SEC allows Wachovia to “incorporate by reference” into this prospectus supplement the information in documents it files with it. This means that Wachovia can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When Wachovia updates the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically

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updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. Wachovia incorporates by reference the documents listed below and any documents it files with the SEC in the future (except, in either case, for such information that is deemed “furnished” to the SEC) under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or “Exchange Act,” until the offering of securities by means of this prospectus supplement is completed:

•	Annual Report on Form 10-K for the year ended December 31, 2005;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006; and

•

Current Reports on Form 8-K filed on January 3, 2006, January 19, 2006, January 30, 2006, January 31, 2006, February 1, 2006, February 24, 2006, April 14, 2006, April 17, 2006, May 8, 2006, May 19, 2006, July 20, 2006, August 2, 2006, August 22, 2006, October 2, 2006, October 16, 2006, October 19, 2006, November 27, 2006, November 29, 2006, December 1, 2006 and January 23, 2007.

You may obtain any of the documents incorporated by reference in this prospectus supplement through Wachovia’s website, www.wachovia.com/investor. In addition, you may request a copy of these filings and copies of the documents referenced herein, at no cost, by writing or telephoning us at the following address:

Wachovia Corporation Investor Relations 301 South College Street Charlotte, North Carolina 28288-0206 (704) 374-6782

Other than any documents expressly incorporated by reference, the information on Wachovia’s website and any other website that is referred to in this prospectus is not part of this prospectus supplement.

U SE OF PROCEEDS

Wachovia intends to use the net proceeds from the sales of the securities in the manner and for the purposes set forth in the applicable prospectus supplement.

V ALIDITY OF SECURITIES

Except as provided in the applicable prospectus supplement, the validity of any securities will be passed upon for Wachovia by Ross E. Jeffries, Jr., Esq., Senior Vice President and Deputy General Counsel of Wachovia, and for any underwriters or agents by Sullivan & Cromwell LLP, 125 Broad Street, New York, New York. Sullivan & Cromwell LLP will rely upon the opinion of Mr. Jeffries as to matters of North Carolina law, and Mr. Jeffries will rely upon the opinion of Sullivan & Cromwell LLP as to matters of New York law. Mr. Jeffries owns shares of Wachovia’s common stock and holds options to purchase additional shares of Wachovia’s common stock. Sullivan & Cromwell LLP regularly performs legal services for Wachovia. Certain members of Sullivan & Cromwell LLP performing these legal services own shares of Wachovia’s common stock.

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E XPERTS

The consolidated balance sheets of Wachovia Corporation as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, included in Wachovia’s 2005 Annual Report which is incorporated by reference in Wachovia’s Annual Report on Form 10-K for the year ended December 31, 2005, and incorporated by reference herein, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Golden West Financial Corporation and subsidiaries and management’s report on the effectiveness of internal control over financial reporting for the year ended December 31, 2005 which are included in Wachovia’s Current Report on Form 8-K dated May 19, 2006 incorporated herein by reference have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are also incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

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Wachovia Capital Trust IV

6.375% Trust Preferred Securities

(liquidation amount $25 per security)

fully and unconditionally guaranteed, as described herein, by

Wachovia Corporation

Wachovia Securities

Banc of America Securities LLC

Citigroup

Merrill Lynch & Co.

Morgan Stanley

UBS Investment Bank

ABN AMRO Incorporated

Barclays Capital

BB&T Capital Markets

Countrywide Securities Corporation

Deutsche Bank Securities

Fifth Third Securities, Inc.

ING Wholesale Banking

JPMorgan

KeyBanc Capital Markets

Lehman Brothers

National City Capital Markets

Popular Securities

RBC Capital Markets

RBS Greenwich Capital

Wells Fargo Securities

Prospectus Supplement dated February 8, 2007 to

Prospectus dated February 7, 2007